                                                                      Exhibit 3

                               REVOLVING CREDIT
                                     AND
                              TERM LOAN AGREEMENT

      This REVOLVING CREDIT AND TERM LOAN AGREEMENT is made as of June 30, 1995, by and among TRANSTECHNOLOGY CORPORATION, a Delaware corporation having its principal place of business at 700 Liberty Avenue, Union, New Jersey 07083-8198, USA ("TransTechnology"), TRANSTECHNOLOGY SEEGER-ORBIS GmbH (in the process of changing its name from Kimo Buroservice GmbH), a German limited liability company having its principal place of business on the date hereof at Kronberg, Germany ("GmbH"), TTUK ACQUISITION CO. LIMITED, an English limited liability company (registered no. 3062174) having its registered office at P.O. Box 6, Ferncliffe Road, Bingley, West Yorkshire BD16 2PL, England ("Limited"), THE FIRST NATIONAL BANK OF BOSTON, a United States national banking association ("FNBB"), the other lending institutions listed on Schedule 1 and Schedule 2 hereto, THE FIRST NATIONAL BANK OF BOSTON, acting through its London Branch and its Frankfurt Branch, as fronting bank (in such capacity, the "Fronting Bank"), THE FIRST NATIONAL BANK OF BOSTON, as issuing bank (in such capacity, the "Issuing Bank") and THE FIRST NATIONAL BANK OF BOSTON, as Agent for the Lenders (as hereinafter defined), the Fronting Bank and the Issuing Bank (in such capacity, the "Agent").

                  1. DEFINITIONS AND RULES OF INTERPRETATION.

      1.1. DEFINITIONS. The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

      Accounts Receivable. All rights of TransTechnology or any of the Borrowing Base Subsidiaries to payment for goods sold, leased or otherwise marketed in the ordinary course of business and all rights of TransTechnology or any of the Borrowing Base Subsidiaries to payment for services rendered in the ordinary course of business and all sums of money or other proceeds due thereon pursuant to transactions with account debtors, except for that portion of the sum of money or other proceeds due thereon that relate to sales, use or property taxes in conjunction with such transactions, recorded on books of account in accordance with generally accepted accounting principles.

      Acquisition. The SO Acquisition and the related acquisition by WTI pursuant to the Asset Purchase Agreement of certain assets located in the United States and previously used by the Seeger division of SKF USA Inc. in the Business.

      Acquisition Date. The first date on which the Share Purchase Agreement and the Asset Purchase Agreement have been executed.

      Acquisition Documents. Collectively, the Share Purchase Agreement, the Asset Purchase Agreement, the Merger Documents and all agreements, schedules,


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                                    -2-

exhibits and other documents required to be entered into or delivered pursuant thereto or in connection with the Acquisition, each in the form delivered to the Agent on the Acquisition Date.

      Affiliate. With respect to any Person, any other Person that would be considered to be an affiliate of such Person under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Person were issuing securities.

      Agent's Head Office. The Agent's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

      Agent's Special Counsel. Bingham, Dana & Gould or such other counsel as may be approved by the Agent.

      Anderton. Anderton International Limited, an English limited liability company (registered no. 348001).

      Anderton Assumption Agreement. The agreement among Limited, Anderton, the Lenders and the Agent, made or to be made simultaneously with the English Asset Transfer, in form and substance satisfactory to the Agent and the Lenders, pursuant to which Anderton shall assume all of Limited's rights, duties and obligations under this Credit Agreement.

      Applicable Margin. (a) With respect to any portion of Term Loan B which is a Base Rate Loan, two percent (2%) per annum, and with respect to any portion of Term Loan B which is a Eurocurrency Rate Loan, three and one-quarter percent (3.25%) per annum. (b) With respect to any other Loan hereunder, for each period commencing on a Reset Date through the date immediately preceding the next Reset Date (each such period, a "Rate Setting Period"), the Applicable Margin shall be the applicable margin set forth in the chart below (the "Pricing Grid") with respect to the applicable Type of the Loan and the applicable performance ratios (both of which must apply for the corresponding Applicable Margin or Commitment Fee Rate to apply), as determined for the Reference Period ended on the last day of the fiscal quarter ended immediately preceding the applicable Rate Setting Period.





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                                      -3-

                                   Applicable Margin
                                   -----------------
Performance Ratios             Base Rate   Eurocurrency  Commitment
- - ------------------             ---------   ------------  ----------
                               Loans       Rate Loans    Fee Rate
- - -------------------------------------------------------------------
Ratio 1: 2.50:1 or lower       0%          1.5%          .375%
Ratio 2: higher than 4.00:1
- - -------------------------------------------------------------------
Ratio 1: 3.25:1 or lower, but  0.5%        2.0%          .375%
higher than 2.50:1
Ratio 2: 4.00:1 or lower, but
higher than 3.50:1
- - -------------------------------------------------------------------
Ratio 1:3.75:1 or lower, but   1.0%        2.5%          .5%
higher than 3.25:1
Ratio 2: 3.50:1 or lower, but
higher than 3.00:1
- - -------------------------------------------------------------------
Ratio 1: higher than 3.75:1    1.5%        3.0%          .5%
Ratio 2: 3.00:1 or lower
- - -------------------------------------------------------------------


      "Ratio 1" is the ratio of Senior Funded Indebtedness to Consolidated EBITDA, with Consolidated EBITDA calculated for a Reference Period ended on the last day of the fiscal quarter ended immediately preceding the applicable Rate Setting Period, provided that, for any period prior to the Acquisition Date included in any such Reference Period, Consolidated EBITDA shall include the consolidated EBITDA (mutatis mutandis to reflect such amount's reference to Seeger-Orbis and its Subsidiaries) of Seeger-Orbis and its Subsidiaries (in the amounts for each fiscal quarter set forth in Schedule 4 hereto).

      "Ratio 2" is the ratio of Consolidated EBITDA to Consolidated Total Interest Expense, with Consolidated EBITDA calculated as in Ratio 1, and Consolidated Total Interest Expense calculated from the Closing Date and for the first three completed fiscal quarters after the Closing Date by annualizing the actual consolidated interest expense of TransTechnology and its Subsidiaries paid or due and payable between July 1, 1995 and the date of calculation, and thereafter calculated for a Reference Period ended on the last day of the fiscal quarter ended immediately preceding the applicable Rate Setting Period.

      Notwithstanding the foregoing, from the Closing Date until the first Reset Date following the fiscal quarter ended March 31, 1996, (i) the Commitment Fee Rate shall be 0.5%, (ii) the Applicable Margin with respect to Base Rate Loans shall not be less than 1.0%, and (iii) the Applicable Margin with respect to Eurocurrency Rate Loans shall not be less than 2.5%.

      If no Compliance Certificate is delivered when required by Section 9.4(d), then, for the period commencing on the next Reset Date following the date on which such delivery was required through the date immediately following the date of actual delivery to the Agent of such Compliance Certificate, the Applicable Margin and the Commitment Fee Rate shall be set at the highest applicable rate or margin set forth above.


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                                           -4-

      Approved Acquisition. An acquisition by any member of the TransTechnology Group of the shares or of substantially all of the assets of a corporation or business, as the case may be, whose operations are substantially concentrated in the Business (such corporation or business, the "Target"), provided that the following conditions are met:

      (a) the sum of (i) the purchase price payable for the Target (including all deferred amounts), plus (ii) all Indebtedness of the Target being assumed by the purchaser in connection with the acquisition pursuant to clause (b) below, shall not exceed six (6) times the Target's Consolidated EBITDA (mutatis mutandis to reflect such amount's reference to the Target) for the Reference Period ended on the last day of the fiscal quarter ended immediately preceding the proposed date of completion of the acquisition;

      (b) no Indebtedness of the Target, other than (i) Capitalized Leases and (ii) liabilities incurred in the ordinary course of business not related to the borrowing of money, shall be assumed by the purchaser in connection with the acquisition;

      (c) the assets of the Target shall be subject to no lien, encumbrance, mortgage, pledge, charge, restriction or other security other than liens which would be Permitted Liens hereunder and lessor's interests under the Capitalized Leases of the Target being assumed by the purchaser;

      (d) TransTechnology shall have delivered to the Agent pro forma financial statements in form and substance satisfactory to the Agent, evidencing compliance of TransTechnology and its Subsidiaries, including the Target from and after the proposed date of completion of the acquisition, with the financial covenants set forth in Section 11 following acquisition of the Target for the period of twelve (12) months following the proposed date of completion of the acquisition, assuming total outstanding amounts of and interest rates on the Loans to be the same as those in effect (after giving effect to the drawdown of Second US Tranche of Term Loan A) at such date, and assuming repayments on such Loans in the amounts and at the times scheduled in accordance with this Credit Agreement; and

      (e) the Agent shall have received documentation (including, without limitation, legal opinions and other documentation similar to that required to be delivered in connection with the Acquisition) satisfactory to it in its sole discretion granting first priority liens in its favor, on behalf of the Lenders, on the assets and, if applicable, the shares of the Target and on the assets and, if applicable, the shares of any member of the TransTechnology Group acquiring the Target's assets or shares, as the case may be.


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                                           -5-

      Approved Acquisition Date.  See Section 4A.1.4.

      Asset Purchase Agreement. The Asset Purchase Agreement between WTI and SKF USA Inc., a Delaware corporation, dated or to be dated on the Acquisition Date, with respect to the acquisition by WTI of the assets of the Seeger Division of SKF USA Inc. used in the Business.

      Assignment and Acceptance.  See Section 20.1.1 and 20.1.2.

      Balance Sheet Date.  March 31, 1995.

      Banks. FNBB and the other lending institutions listed on Schedule 1 hereto and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to Section 20.

      Base Rate. With respect to amounts denominated in Dollars, the Dollar Base Rate; with respect to amounts denominated in Deutschmarks, the DM Base Rate; and with respect to amounts denominated in Sterling, the Sterling Base Rate, with each of the Dollar Base Rate, DM Base Rate and Sterling Base Rate being referred to herein as a "Base Rate".

      Base Rate Loans. Revolving Credit Loans, International Facility Loans and all or any portion of the Term Loans bearing interest calculated by reference to a Base Rate.

      Borrowers. TransTechnology, GmbH and Limited, collectively, and each individually being referred to as a "Borrower".

      Borrowing Base. At the relevant time of reference thereto, an amount determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.4(f), which is equal to the sum of:

            (a) 80.00% of Eligible Accounts Receivable for which invoices have been issued and are payable; plus

            (b) 50.00% of the net book value (determined on a first-in first-out basis at lower of cost or market) of Eligible Inventory provided however that the aggregate amount included in the Borrowing Base under this clause (b) shall not exceed $19,000,000, provided that such $19,000,000 amount may be adjusted by the Agent to reflect any acquisitions or divestitures subsequent to the Closing Date;

      Borrowing Base Report. A Borrowing Base Report signed by the president, chief executive officer, controller or chief financial officer of TransTechnology and in substantially the form of Exhibit A hereto.

      Borrowing Base Subsidiary.  Any of the following Subsidiaries of
TransTechnology: The Palnut Company, a Delaware corporation; The Electronic

Connections and Assemblies, Inc., a Delaware corporation; Industrial Retaining Ring Company, a New Jersey corporation; Retainers, Inc., a New Jersey corporation; and WTI.

      Brazilian Pledge Agreement. The Pledge of Shares made or to be made by GmbH in favor of the Fronting Bank with respect to the share capital of the Brazilian Subsidiary, in form and substance satisfactory to the Agent and the Lenders.

      Brazilian Subsidiary. Seeger-Reno Industria e Commercia Ltda., a Brazilian corporation.

      Business. The business of designing, developing, manufacturing, assembling and/or selling industrial fasteners.

      Business Day. Any day (other than a Saturday or Sunday) on which banking institutions in Boston, Massachusetts, are open for the transaction of banking business and, in the case of Eurocurrency Rate Loans, DM Loans and Sterling Loans, also a day which is a Eurocurrency Business Day.

      Capital Assets. Fixed assets, both tangible (such as land, buildings, fixtures, machinery and equipment) and intangible (such as patents, copyrights, trademarks, franchises and good will); provided that Capital Assets shall not include any item customarily charged directly to expense or depreciated over a useful life of twelve (12) months or less in accordance with generally accepted accounting principles.

      Capital Expenditures.   Amounts paid or indebtedness incurred by
TransTechnology or any of its Subsidiaries in connection with the purchase or lease by TransTechnology or any of its Subsidiaries of Capital Assets that would be required to be capitalized and shown on the balance sheet of such Person in accordance with generally accepted accounting principles.

      Capitalized Leases.   Leases (unless otherwise stated,  under which
TransTechnology or any of its Subsidiaries is the lessee or obligor), the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles.

      CERCLA.  See Section 8.18.

      Charges over Shares. The Charge over Shares, to be dated on or prior to the Closing Date, from TTSO Inc. in favour of the Agent with respect to the share capital of Limited and the Charge over Shares, to be dated on or prior to the Closing Date, from Limited in favour of the Agent with respect to the share capital of Anderton, each in form and substance satisfactory to the Lenders and the Agent.

      Closing Date.  The first date on which the conditions set forth in
Section 12 have been satisfied and any Revolving Credit Loan, International Facility Loan or initial





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                                      -7-

Tranche of Term Loan A and Term Loan B are to be made or any Letter of Credit is to be issued hereunder.

      Code.  The Internal Revenue Code of 1986.

      Collateral. All of the property, rights and interests of TransTechnology and its Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

      Collateral Assignments of Acquisition Documents.   (a) The Collateral
Assignment, to be dated on or prior to the Closing Date, to the Agent of all of WTI's right, title and interest in, to and under the Asset Purchase Agreement, including (without limitation) the consent thereto from SKF USA Inc. pursuant to Section 11.1 of the Asset Purchase Agreement, and (b) the Collateral Assignment, to be dated on or prior to the Closing Date, to the Fronting Bank of all of GmbH's right, title and interest in, to and under the Share Purchase Agreement, including (without limitation) the consent thereto from Seeger-Orbis pursuant to Section 10.1 of the Share Purchase Agreement, all in form and substance satisfactory to the Lenders and the Agent.

      Collateral Instrument.   Letters of credit, guarantees, indemnities and
performance bonds in form and substance satisfactory to the Fronting Bank issued or to be issued by the Fronting Bank to or for the account of either GmbH or Limited pursuant to Section 3.1 and Section 3.3, respectively.

      Collateral Notes.  See Section 12.21.

      Commitment. As to any Lender, such Lender's Revolving Credit Commitment, Term Loan A Commitment or Term Loan B Commitment, as the case may be.

      Commitment Fee Rate. For each Rate Setting Period, the rate per annum set forth in the Pricing Grid under the column headed "Commitment Fee Rate", with respect to the performance ratios applicable to such Rate Setting Period, determined as set forth in the definition of "Applicable Margin".

      Consolidated or consolidated. With reference to any term defined herein, shall mean that term as applied to the accounts of TransTechnology and its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

      Consolidated Current Assets.   All assets of TransTechnology and its
Subsidiaries on a consolidated basis that, in accordance with generally accepted accounting principles, are properly classified as current assets, but excluding any assets characterized as belonging to or being employed in operations identified as discontinued operations on the most recent consolidated balance sheet of TransTechnology and its Subsidiaries referred to in Section 8.4.1 or, if later, the most recent such balance sheet the most recent such balance sheet delivered to the Lenders pursuant to Section 9.4(a) or (b).

      Consolidated Current Liabilities. All liabilities of TransTechnology and its Subsidiaries on a consolidated basis maturing on demand or within one (1) year from the date as of which Consolidated Current Liabilities are to be determined, and such other liabilities as may properly be classified as current liabilities in accordance with generally accepted accounting principles, but excluding any of the Obligations.

      Consolidated EBITDA. With respect to any period, Earnings Before Interest and Taxes for such period, before provision for any depreciation and amortization, determined in accordance with generally accepted accounting principles.

      Consolidated Excess Cash Flow. With respect to TransTechnology and its Subsidiaries and any particular fiscal period, an amount equal to (a) Consolidated Operating Cash Flow for such period less (b) the sum of (i) Consolidated Total Interest Expense for such period, plus (ii) any mandatory repayments or prepayments (whether scheduled or otherwise) of principal on any Indebtedness of TransTechnology or any of its Subsidiaries paid or due and payable during such period plus (iii) any voluntary repayments or prepayments of principal on any Indebtedness of TransTechnology or any of its Subsidiaries made during such period, except for repayments of Revolving Credit Loans made other than in connection with a permanent reduction or termination of the Total Revolving Credit Commitment pursuant to Section 2.3 plus (iv) an amount equal to the amount of repayments of Revolving Credit Loans and Unpaid Reimbursement Obligations as may be necessary to ensure that, as of the last day of such fiscal period, the aggregate amount of Revolving Credit Availability plus the total amount of cash and cash equivalents held by TransTechnology and its Subsidiaries exceeds $7,000,000.

      Consolidated Net Income (or Deficit). The consolidated net income (or deficit) of TransTechnology and its Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

      Consolidated Net Worth. The excess of Consolidated Total Assets over Consolidated Total Liabilities, less, to the extent otherwise includable in the computation of Consolidated Net Worth, any subscriptions receivable.

      Consolidated Operating Cash Flow. For any period, an amount equal to (i) the sum of (A) Consolidated EBITDA for such period, plus (B) if applicable, in-flows resulting from Net Working Capital Changes for such period, less (ii) the sum of (A) cash payments for all income taxes paid during such period, plus
(B) Capital Expenditures made during such period to the extent permitted by
Section 11.6, plus (C) amounts included in clause (i) above and attributable to gains on asset sales during such period, to the extent such asset sales are permitted by Section 10.5, plus (D) Distributions made during such period, to the extent permitted by Section 10.4, plus (E) if applicable, out-flows resulting from Net Working Capital Changes for such period, less (iii) amounts otherwise included in Consolidated Operating Cash Flow and attributable to the operations of the Brazilian Subsidiary.

      Consolidated Total Assets.   All assets of TransTechnology and its
Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

      Consolidated Total Interest Expense. For any period, the aggregate amount of interest required to be paid or accrued by TransTechnology and its Subsidiaries during such period on all Indebtedness of TransTechnology and its Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees and similar fees or expenses in connection with the borrowing of money, but excluding the non cash amortization of fees paid under the Credit Agreement on the Closing Date.

      Consolidated Total Liabilities. All liabilities of TransTechnology and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of TransTechnology and its Subsidiaries, whether or not so classified.

      Conversion Request. A notice given by a Borrower to the Agent or the Fronting Bank, as the case may be, of such Borrower's election to convert or continue a Loan in accordance with Section 2.7.

      Copyright Mortgages.   The several Copyright Mortgage and Security
Agreements, dated or to be dated on or prior to the Closing Date, made by TransTechnology and its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Lenders and the Agent.

      Counter Indemnity. Any indemnity or counter indemnity from GmbH or Limited, as the case may be, in favor of the Fronting Bank with respect to any Collateral Instrument issued to or for the account of either GmbH or Limited, in the standard form of indemnity or counter indemnity used by the Fronting Bank or in such other form and substance as may be satisfactory to the Fronting Bank and including (without limitation) any letter of credit application incorporating indemnification language satisfactory to the Fronting Bank.

      Credit Agreement. This Revolving Credit and Term Loan Agreement, including the Schedules and Exhibits hereto.

      Debenture. The Debenture, dated or to be dated on or prior to the Closing Date, made by Anderton in favour of the Agent and in form and substance satisfactory to the Lenders and the Agent.

      Default.  See Section 14.1.

      Deutschmarks or DM. Deutschmarks in lawful currency of the Federal Republic of Germany.

      Distribution. The declaration or payment of any dividend on or in respect of any shares of any class of capital stock of TransTechnology, other than dividends payable solely in shares of common stock of TransTechnology; the purchase, redemption, or other retirement of any shares of any class of capital stock of TransTechnology, directly or indirectly through a Subsidiary of TransTechnology or otherwise; the return of capital by TransTechnology to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of TransTechnology.

      DM Base Rate. The annual rate of interest announced from time to time by the DM Lending Office of the Fronting Bank as its "base rate" for loans denominated in Deutschmarks.

      DM Equivalent. On any date of determination, with respect to an amount denominated in Deutschmarks, such amount of Deutschmarks, and with respect to an amount denominated in Sterling or Dollars, the amount of Deutschmarks which could be purchased with that amount of Sterling or Dollars, as the case may be, at the spot rate of exchange quoted by the Fronting Bank in the Frankfurt Foreign Exchange Market at or about 11:00 a.m. (Frankfurt time) on the date of determination for the purchase of Deutschmarks with Sterling or Dollars, as the case may be.

      DM Eurocurrency Loan.  See Section 3.1

      DM Eurocurrency Rate. For any Interest Period with respect to a DM Loan, the rate of interest equal to the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Fronting Bank's DM Lending Office is offered deposits in Deutschmarks two (2) Eurocurrency Business Days prior to the beginning of such Interest Period in the Frankfurt interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the DM Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      DM Facility Loans. The DM Eurocurrency Loans and the DM Overdraft Advances, collectively.

      DM Lending Office. Initially, the Frankfurt-am-Main branch of FNBB in its capacity as Fronting Bank, and thereafter such office as the Fronting Bank, in its sole discretion acting in good faith, may notify to the Agent and TransTechnology.

      DM Loan. Any International Facility Loan or portion of Term Loan A which is denominated in Deutschmarks.

      DM Overdraft Advance. See Section 3.1.

      Dollar Base Rate. The higher of (i) the annual rate of interest announced from time to time by FNBB at its head office in Boston, Massachusetts, as its "base rate" for loans denominated in Dollars, and (ii) one.half of one percent (1/2%) above the Federal Funds Effective Rate. For the purposes of this definition, "Federal Funds Effective Rate" shall mean for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

      Dollar Equivalent. On any date of determination, with respect to an amount denominated in Dollars, such amount of Dollars, and with respect to an amount denominated in Sterling or Deutschmarks, the amount of Dollars which could be purchased with that amount of Sterling or Deutschmarks, as the case may be, at the spot rate of exchange quoted by the Fronting Bank in the London Foreign Exchange Market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Dollars with Sterling or Deutschmarks, as the case may be.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto and of each Term B Lender designated as such in
Schedule 2 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans.

      Drawdown Date. The date on which any Revolving Credit Loan or any International Facility Loan or any Tranche of Term Loan A or Term Loan B is made or is to be made, and the date on which any Loan or is converted or continued in accordance with Section 2.7, as the case may be, or all or any portion of either of the Term Loans is converted or continued in accordance with Section 4A.5(b) or Section 4B.5(b), as the case may be.

      Earnings Before Interest and Taxes. The consolidated earnings (or loss) from the operations of TransTechnology and its Subsidiaries for any period, after all expenses and other proper charges but before payment or provision for any income taxes or interest expense for such period, determined in accordance with generally accepted accounting principles.

      Eligible Accounts Receivable. The aggregate of the unpaid portions of Accounts Receivable (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts Receivable) (i) that TransTechnology reasonably and in good faith determines to be collectible; (ii) that are with account debtors that (A) are not Affiliates of TransTechnology, (B) purchased the goods or services giving rise to the relevant Account Receivable in an arm's length transaction, (C) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (D) are, in the Agent's reasonable judgment, creditworthy; (iii) that are in payment of obligations that have been fully performed and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor;
(iv) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (v) in which the Agent has a valid and perfected first priority security interest;
(vi) that are not outstanding for more than ninety (90) days past the date of the respective invoices therefor; (vii) that are not due from an account debtor located in Indiana, Minnesota or New Jersey unless TransTechnology or the Borrowing Base Subsidiary which is the relevant account payee (A) has received a certificate of authority to do business and is in good standing in such state or (B) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (viii) that are not due from any single account debtor if more than twenty-five percent (25%) of the aggregate amount of all Accounts Receivable owing from such account debtor would otherwise not be Eligible Accounts Receivable; (ix) that are payable in Dollars or Canadian dollars; (x) that are not payable from an office outside of the United States, Canada or Puerto Rico, unless the relevant sale is made pursuant to a letter of credit, or guaranty or on other terms, in each case acceptable to the Agent; (xi) that are not secured by a letter of credit or guaranty unless the Agent has a prior, perfected security interest in such letter of credit or guaranty; (xii) that are not due from any single account debtor if and to the extent that, after inclusion of such Account Receivable in Eligible Accounts Receivable, the aggregate amount of Eligible Accounts Receivables owing from such account debtor would exceed $6,000,000; (xiii) that are not due from the United States of America, any state or local government within the United States of America, or any department, agency, office or instrumentality thereof, unless such Account Receivable has been assigned to the Agent in accordance with and pursuant to the terms and provisions of the Assignment of Claims Act of 1940, 41 U.S.C. Section 15; and (xiv) that are deemed by the Agent, based upon reasonable credit, collateral, accounting or other considerations, to be acceptable for inclusion as Eligible Accounts Receivable.

      Eligible Assignee. Any of (i) a commercial bank or finance company organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $5,000,000,000; (ii) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof or the District of Columbia, and having a net worth of at least $500,000,000, calculated in accordance with generally accepted accounting principles; (iii) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD;
(iv) the central bank of any country which is a member of the OECD; (v) with respect to any assignment of any portion of Term Loan B, any investment fund, financial institution or other institutional lender (other than any financial institution which but for the amount of its total assets or net worth would have been an Eligible Assignee under clauses (i)-(iii) above) having total assets in excess of $100,000,000; and (vi) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company, investment fund or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

   Eligible Inventory. With respect to TransTechnology or any of the Borrowing Base Subsidiaries, finished goods and raw materials and component parts inventory owned by TransTechnology or such Borrowing Base Subsidiary; provided that Eligible Inventory shall not include any inventory (i) held on consignment, or not otherwise owned by TransTechnology or such Borrowing Base Subsidiary, or of a type no longer sold by TransTechnology or such Borrowing Base Subsidiary, (ii) which has been returned by a customer and has not passed re-inspection or otherwise been approved by TransTechnology or such Borrowing Base Subsidiary as good for re-sale, or is damaged or subject to any legal encumbrance other than Permitted Liens, (iii) which is not in the possession of TransTechnology or such Borrowing Base Subsidiary unless the Agent has received a waiver from the party in possession of such inventory in form and substance satisfactory to the Agent, (iv) which is held by TransTechnology or such Borrowing Base Subsidiary on property leased by TransTechnology or any of its Borrowing Base Subsidiaries, unless the Agent has received a waiver from the lessor of such leased property and, if any, sublessor thereof in form and substance satisfactory to the Agent, (v) as to which appropriate Uniform Commercial Code financing statements showing TransTechnology or such Borrowing Base Subsidiary as debtor and the Agent as secured party have not been filed in the proper filing office or offices in order to perfect the Agent's security interest therein, (vi) which has been shipped to a customer of TransTechnology or such Borrowing Base Subsidiary regardless of whether such shipment is on a consignment basis, (vii) which is not located within the United States of America, (viii) which the Agent reasonably deems to be obsolete or not marketable, (ix) which consists of work-in-progress, maintenance spare parts, property used in packaging or shipping of inventory, or inventory of a like use or character to the foregoing or which does not conform to all standards imposed by any governmental agency, division or department thereof which has regulatory authority over such goods, or the use or sale thereof, or (x) which is deemed by the Agent, based upon reasonable credit, commercial, accounting or other considerations, to be unacceptable for inclusion as Eligible Inventory.

      Employee Benefit Plan.  Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by TransTechnology or any ERISA Affiliate, other than a Multiemployer Plan.

      English Asset Transfer. See Section 9.17.

      English Guarantees. The Deed of Guarantee and Indemnity, dated or to be dated on or prior to the Closing Date, made by Limited in favour of the Agent, and the Deed of Guarantee of Indemnity, dated or to be dated on or prior to the Closing

Date, made by Anderton in favour of the Agent, each in form and substance satisfactory to the Lenders and the Agent.

      English Security Documents. The Debenture, the Intellectual Property Mortgage and the Charges over Shares, together with such similar documents with respect to the shares and assets of TransTechnology (Europe) Limited as the Agent may required.

      Environmental Laws.  See Section 8.18(a).

      ERISA.  The Employee Retirement Income Security Act of 1974.

      ERISA Affiliate. Any Person which is treated as a single employer with TransTechnology under Section 414 of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Eurocurrency Business Day. Any day (other than a Saturday or Sunday) on which commercial banks are open for international business (including dealings in Dollar, Deutschmark and Sterling deposits) in London, England and Frankfurt-am-Main, Germany.

      Eurocurrency Rate. With respect to amounts denominated in Dollars, the Eurodollar Rate; with respect to amounts denominated in Deutschmarks, the DM Eurocurrency Rate; with respect to amounts denominated in Sterling, the Sterling Eurocurrency Rate.

      Eurocurrency Rate Loans. Revolving Credit Loans, International Facility Loans and all or any portion of the Term Loan bearing interest calculated by reference to a Eurocurrency Rate.

      Eurocurrency Reserve Rate. For any day with respect to a Eurocurrency Rate Loan, the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

      Eurodollar Lending Office. Initially, the office of each Bank designated as such in Schedule 1 hereto and of each Term B Lender designated as such in
Schedule 2 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Eurocurrency Rate Loans denominated in Dollars.

      Eurodollar Rate. For any Interest Period with respect to a Eurocurrency Rate Loan denominated in Dollars, the rate of interest equal to (i) the arithmetic average of the rates per annum for the Reference Bank (rounded upwards to the nearest 1/16 of one percent) of the rate at which the Reference Bank's Eurodollar Lending Office is offered Dollar deposits two Eurocurrency Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations of such Eurodollar Lending Office are customarily conducted, for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Eurocurrency Rate Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

      Event of Default.  See Section 14.1.

      Fee Letter. The letter agreement between FNBB and TransTechnology dated or to be dated on or prior to the Closing Date with respect to the amount of certain fees payable or to be paid by the Borrowers jointly and severally under or in respect of this Credit Agreement.

      First US Tranche. With respect to Term Loan A, the Tranche of such Term Loan made or to be made by the Banks to TransTechnology on the Closing Date, in the principal amount of $15,000,000, pursuant to Section 4A.1.1.

      Fronted Loans. The International Facility Loans, the German Tranche of Term Loan A and the UK Tranche of Term Loan A, collectively, with each (and any portion of each) being individually a "Fronted Loan".

      Funding Account. See  Section 2.8.1.

      Generally accepted accounting principles. (i) When used in Section 11, whether directly or indirectly through reference to a capitalized term used therein, means (A) principles that are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year ended on the Balance Sheet Date, and (B) to the extent consistent with such principles, the accounting practice of TransTechnology reflected in its financial statements for the year ended on the Balance Sheet Date, and (ii) when used in general, other than as provided above, means principles that are (A) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (B) consistently applied with past financial statements of TransTechnology adopting the same principles, provided that in each case referred to in this definition of "generally accepted accounting principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      German Merger. The merger of Seeger-Orbis into GmbH with GmbH (or a successor entity or partnership acceptable to the Agent) as the surviving corporation, entity or partnership, as the case may be.

      German Mortgages. The Real Estate Mortgage(s), to be entered into simultaneously with the completion of the German Merger, made by GmbH in favour of the Fronting Bank with respect to the real property of Seeger-Orbis to be acquired by GmbH at:

      (a) Wiesbadener Strasse/Fischbacher Strasse, Konigstein, Germany (Folio 19-615);

      (b)    Wiesbadener Strasse, Konigstein, Germany (Folio 21-699); and

      (c)    Zum Junkerwald, Eichen, Germany (Folio 40-1399),

      each in form and substance satisfactory to the Lenders and the Agent.

      German Pledge Agreements. The Pledge of Shares, dated or to be dated on or prior to the Closing Date, made by TTSO Inc. in favor of the Lenders and the Agent with respect to the share capital of GmbH and the Pledge of Shares, dated or to be dated on or prior to the Closing Date, made by GmbH in favor of the Fronting Bank with respect to the share capital of Seeger-Orbis to be acquired by GmbH pursuant to the fulfillment of certain conditions, each in form and substance satisfactory to the Lenders and the Agent.

      German Security Documents. The Pledges as to Equipment, Inventory and Intangible Assets and Assignment of Accounts Receivable entered into or to be entered into on or before the Closing Date by GmbH in favor of the Fronting Bank with respect to all of the equipment, inventory and accounts receivable of GmbH, each in form and substance satisfactory to the Lenders and the Agent, and the German Pledge Agreements.

      German Tranche. With respect to Term Loan A, the Tranche of such Term Loan made or to be made in Deutschmarks by the DM Lending Office of the Fronting Bank to GmbH on the Closing Date, in the principal amount of the DM Equivalent of $12,000,000, pursuant to Section 4A.1.2.

      GmbH. See the preamble to this Credit Agreement. At any time following completion of the German Merger, GmbH shall refer to the merged company so created.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by TransTechnology or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guaranties. The Parent Guaranty, the Subsidiary Guaranty and the English Guarantees.

      Guarantor. Each Subsidiary of TransTechnology which is a party to the Subsidiary Guaranty or the English Guarantees.

      Hazardous Substances. See Section 8.18(b).

      Indebtedness. All obligations, contingent and otherwise, that in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified: (i) all debt and similar monetary obligations, whether direct or indirect; (ii) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; and (iii) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, and the obligations to reimburse the issuer in respect of any letters of credit; but excluding all liabilities in respect of Operating Leases.

      Intellectual Property Mortgage. The Deed of Mortgage over Intellectual Property Rights, dated or to be dated on or prior to the Closing Date, made by Anderton in favor of the Agent and in form and substance satisfactory to the Lenders and the Agent.

      Interest Payment Date. (i) As to any Base Rate Loan, the first day after last day of the Interest Period with respect thereto; and (ii) as to any Eurocurrency Rate Loan in respect of which the Interest Period is (A) 3 months or less, the last day of such Interest Period and (B) more than 3 months, the date that is 3 months from the first day of such Interest Period and, in addition, the last day of such Interest Period.

      Interest Period. With respect to each Revolving Credit Loan, International Facility Loan or all or any relevant portion of a Term Loan,
(i) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the relevant Borrower of such Loan in a Loan Request, (A) for any Base Rate Loan, the last day of the calendar quarter, (B) for any Eurocurrency Rate Loan, 1, 2, 3 or 6 months; and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Revolving Credit Loan, International Facility Loan or all or such portion of a Term Loan and ending on the last day of one of the periods set forth above, as selected by the relevant Borrower of such Loan in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (a) if any Interest Period with respect to a Eurocurrency Rate Loan would otherwise end on a day that is not a Eurocurrency Business Day, that Interest Period shall be extended to the next succeeding Eurocurrency Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurocurrency Business Day;

            (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

            (c) if the relevant Borrower shall fail to give notice as provided in Section 2.7, such Borrower shall be deemed to have requested a conversion of the affected Eurocurrency Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

            (d) any Interest Period relating to any Eurocurrency Rate Loan that begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month; and

            (e) any Interest Period relating to any Eurocurrency Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan A Maturity Date (if comprising Term Loan A or a portion thereof) or the Term Loan B Maturity Date (if comprising Term Loan B or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or (as the case may be) the Term Loan A Maturity Date or the Term Loan B Maturity Date.

      Interest Rate Protection Documents. The documents evidencing the interest rate cap or swap or other arrangements entered into by TransTechnology pursuant to Section 9.15, as such arrangements and the related documents may be amended, modified, varied or supplemented from time to time.

      International Facility Loans. The DM Facility Loans made or to be made by the DM Lending Office of the Fronting Bank to GmbH and the Sterling Facility Loans made or to be made by the Sterling Lending Office of the Fronting Bank to Limited pursuant to Section 3 and all liabilities of GmbH and Limited (whether contingent or otherwise) incurred or to be incurred in connection with the issuance of Collateral Instruments and delivery of Counter Indemnities pursuant to Section 3.

      International Facility Loan Request. See Sections 3.6 and 3.7.

      Investments. All expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of stock or Indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guaranties (or other commitments as described under Indebtedness), or obligations of, any Person. In determining the aggregate amount of Investments outstanding at any particular time: (i) the amount of any Investment represented by a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (ii) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (iii) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (iv) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (ii) may be deducted when paid; and (v) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

      Lenders. The Banks and the Term B Lenders and, unless the context otherwise requires, the Fronting Bank and the Issuing Bank, collectively, and each individually being referred to as a "Lender".

      Letter of Credit. See Section 5.1(a).

      Letter of Credit Application. See Section 5.1(a).

      Letter of Credit Participation. See Section 5.1(d).

      Limited. See the preamble to this Credit Agreement. Following completion of the English Asset Transfer and delivery of the Anderton Assumption Agreement, all of Limited's liabilities, including without limitation its liabilities under this Credit Agreement, shall be assumed by Anderton pursuant to the English Asset Transfer, and upon such assumption and novation all references herein to Limited shall be deemed to be references to Anderton.

      Loan Documents. This Credit Agreement, the Notes, the Letter of Credit Applications, the Letters of Credit, the Interest Rate Protection Documents, the Anderton Assumption Agreement, the Counter Indemnities and the Security Documents.

      Loan Request. A Revolving Credit Loan Request or an International Facility Loan Request or the Second US Tranche Request.

      Loans. The Revolving Credit Loans, the International Facility Loans and the Term Loans.

      Majority Banks. As of any date, so long as there is only one Bank, such Bank, and so long as there are at least two Banks, two Banks holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Revolving Credit Notes and the Term A US Tranche Notes and of the commitments to participate in the German Tranche and UK Tranche of Term Loan A on such date; and if no such principal is outstanding, the Banks whose aggregate Revolving Credit Commitments and Term A Commitments constitutes at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of such Commitments.

      Majority Lenders. As of any date, so long as there is only one Lender, such Lender, and so long as there are at least two Lenders, two Lenders whose aggregate Revolving Credit Commitments, Term A Commitments, Term B Commitments and commitments to participate in the German Tranche and UK Tranche of Term Loan A and in the International Facility Loan, constitutes at least sixty-six and two-thirds percent (66 2/3%) of the aggregate of such Commitments and commitments.

      Majority Term B Lenders. As of any date, so long as there is only one Term B Lender, such Term B Lender, and so long as there are at least two Term B Lenders, two Term B Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding principal amount of the Term B Notes on such date.

      Maximum DM Amount. The maximum principal amount of International Facility Loans denominated in Deutschmarks available to GmbH from the DM Lending Office of the Fronting Bank, as such amount may be reduced from time to time in accordance with the terms and provisions of this Credit Agreement. At the Closing Date, prior to the drawdown of any International Facility Loans, the Maximum DM Amount shall be the DM Equivalent of $4,000,000.

      Maximum Sterling Amount. The maximum principal amount of International Facility Loans denominated in Sterling available to Limited from the Sterling Lending Office of the Fronting Bank, as such amount may be reduced from time to time in accordance with the terms and provisions of this Credit Agreement. At the Closing Date, prior to the drawdown of any International Facility Loans, the Maximum Sterling Amount shall be the Sterling Equivalent of $2,000,000,

      Maximum Drawing Amount. The maximum aggregate amount that the beneficiaries may at any time draw under outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

      Merger Documents. The Agreement of Merger entered into or to be entered into on or before August 31, 1995, or such later date as may have been agreed in writing by the Agent, between GmbH and Seeger-Orbis, whereby Seeger-Orbis shall be merged into GmbH and the resulting German limited liability company (or successor entity or partnership) shall be known as TransTechnology Seeger-Orbis GmbH, together with the shareholder resolutions of Seeger-Orbis and GmbH with respect to the proposed merger.

      Mortgaged Property. Any Real Estate which is subject to any Mortgage or German Mortgage or the Debenture.

      Mortgages. The several mortgages and deeds of trust from TransTechnology and its Subsidiaries to the Agent with respect to the fee and leasehold interests of

TransTechnology and its Subsidiaries in the Real Estate and in form and substance satisfactory to the Lenders and the Agent.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by TransTechnology or any ERISA Affiliate.

      NCFC. National Canada Finance Corp. and National Bank of Canada (New York, New York), collectively.

      Net Cash Proceeds. If from a sale of assets or of equity, the cash proceeds received from such sale, net of all costs of sale, underwriting or brokerage costs, and taxes paid or payable as a result thereof by TransTechnology and its Subsidiaries, and if from the incurring of Indebtedness, the cash proceeds received from such incurring of Indebtedness, net of all costs thereof incurred and fees and all expenses payable in connection therewith, and taxes paid or payable as a result thereof, by TransTechnology and its Subsidiaries.

      Net Working Capital Changes. For any fiscal period, the net change in cash position resulting from changes from the immediately preceding like fiscal period in (i) both billed and unbilled Accounts Receivable, (ii) current accounts payable of TransTechnology and its Subsidiaries, (iii) current accruals and accretions (exclusive of interest accruals and accretions) of TransTechnology and its Subsidiaries and (iv) inventory of TransTechnology and its Subsidiaries.

      Notes. The Term Notes and the Revolving Credit Notes and the Collateral Notes.

      Obligations. All indebtedness, obligations and liabilities of any of TransTechnology and its Subsidiaries to any of the Lenders and the Agent, individually or collectively, existing on the date of this Credit Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Credit Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, Interest Rate Protection Documents, Counter Indemnities or other instruments at any time evidencing any thereof.

      Operating Leases. Leases (unless, otherwise stated, under which TransTechnology or any of its Subsidiaries is the lessee or obligor) of any property, whether real, personal or mixed, which are not Capitalized Leases.

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination.

      Parent Guaranty. The Guaranty, to be dated on or prior to the Closing Date, made by TransTechnology in favour of the Agent, pursuant to which TransTechnology guaranties to the Lenders and the Agent the payment and performance of the Obligations of GmbH and Limited, such Guaranty to be in form and substance satisfactory to the Lenders and the Agent.

     Patent Assignments. The several Patent Assignments, dated or to be dated on or prior to the Closing Date, made by TransTechnology and its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

     PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

     Perfection Certificates. The Perfection Certificates as defined in the Security Agreements.

     Permitted Liens. Liens, security interests and other encumbrances permitted by Section 10.2.

     Person. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Pricing Grid. See the definition of "Applicable Margin".

     Projections. See Section 8.4.3.

     Rate Setting Period. See the definition of "Applicable Margin".

     Real Estate. All real property at any time owned or leased (as lessee or sublessee) by TransTechnology or any of its Subsidiaries.

     Record. The grid attached to a Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Lender with respect to any Loan referred to in such Note.

     Reference Bank. FNBB.

     Reference Period. A period of four (4) consecutive fiscal quarters, or, except with respect to Ratio 1, such shorter period of one, two or three consecutive fiscal quarters as has elapsed since July 1, 1995.

     Reimbursement Obligation. TransTechnology's obligation to reimburse the Agent, the Issuing Bank and the Banks on account of any drawing under any Letter of Credit as provided in Section 5.2.

     Rental Obligations. All present or future obligations of TransTechnology or any of its Subsidiaries under any rental agreements or leases of real or personal property, other than (i) obligations that can be terminated by the giving of notice without liability to TransTechnology or such Subsidiary in excess of the liability for rent due as of the date on which such notice is given and under which no penalty or premium is paid as a result of any such termination and (ii) obligations in respect of Capitalized Leases.

     Reset Date. The first day of the month immediately following the month in which a Compliance Certificate is to be delivered by TransTechnology pursuant to Section 9.4(d).

     Revolving Credit Availability. At any time of reference thereto, the amount by which the lesser of (a) the Total Revolving Credit Commitment and (b) the Borrowing Base, each as in effect at such time, exceeds the aggregate of
(i) the outstanding amount of Revolving Credit Loans at such time (after giving effect to all amounts requested) plus (ii) the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations at such time.

     Revolving Credit Commitment. With respect to each Bank, the amount set forth on Schedule 1 hereto as the amount of such Bank's commitment to make Revolving Credit Loans to, and to participate in the issuance, extension and renewal of Letters of Credit for the account of, TransTechnology, as the same may be reduced from time to time, or if such commitment is terminated pursuant to the provisions hereof, zero.

     Revolving Credit Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Revolving Credit Commitments of all of the Banks.

     Revolving Credit Loan Maturity Date. December 31, 2000.

     Revolving Credit Loans. Revolving credit loans made or to be made by the Banks to TransTechnology pursuant to Section 2.

     Revolving Credit Loan Request. See Section 2.6.

     Revolving Credit Note Record. A Record with respect to a Revolving Credit Note.

     Revolving Credit Notes. See Section 2.4.

     Second US Tranche. With respect to Term Loan A, the Tranche made or to be made by the Banks to TransTechnology on the date of the completion of an Approved Acquisition, which date shall be no later than March 31, 1997, in an aggregate principal amount of up to $15,000,000, pursuant to Section 4A.1.4.

     Second US Tranche Request. See Section 4A.1.4.

     Security Agreements. The several Security Agreements, dated or to be dated on or prior to the Closing Date, between TransTechnology and its Subsidiaries and the Agent and in form and substance satisfactory to the Lenders and the Agent.

     Security Documents. The Guaranties, the Security Agreements, the Mortgages, the Patent Assignments, the Trademark Assignments, the Copyright Mortgages, the German Security Documents, the English Security Documents, the Collateral Assignments of Acquisition Documents and the Stock Pledge Agreements, and any other documents or instruments from time to time securing any of the Obligations or evidencing such security.

     Seeger-Orbis. Seeger-Orbis GmbH, a German limited liability company.

     Seeger-Orbis Financial Statements. See Section 8.4.2.

     Senior Funded Indebtedness. At any time of determination, the aggregate principal amount of all funded indebtedness for borrowed money (other than Subordinated Debt) plus Capitalized Leases of TransTechnology and its Subsidiaries.

     Settling Date. See Section 2.8.2.

     Share Purchase Agreement. The Share Purchase Agreement with respect to the SO Acquisition between GmbH and Seeger-Orbis dated or to be dated on the Acquisition Date.

     SO Acquisition. The acquisition by GmbH of all of the issued and outstanding share capital, in the aggregate nominal amount of DM 14,600,000, of Seeger-Orbis on the Acquisition Date.

     Sterling or Pound. Pounds sterling in the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

     Sterling Base Rate. The annual rate of interest announced from time to time by the Sterling Lending Office of the Fronting Bank as its "base rate" for loans denominated in Sterling.

     Sterling Equivalent. On any date of determination, with respect to an amount denominated in Sterling, such amount of Sterling, and with respect to an amount denominated in Deutschmarks or Dollars, the amount of Sterling which could be purchased with that amount of Deutschmarks or Dollars, as the case may be, at the spot rate of exchange quoted by the Fronting Bank in the London Foreign Exchange Market at or about 11:00 a.m. (London time) on the date of determination for the purchase of Sterling with Deutschmarks or Dollars, as the case may be.

     Sterling Eurocurrency Loan. See Section 3.3.

     Sterling Eurocurrency Rate. For any Interest Period with respect to a Sterling Loan, the rate of interest equal to the rate per annum (rounded upwards to the nearest 1/16 of one percent) at which the Fronting Bank's Sterling Lending Office is offered deposits in Sterling two (2) Eurocurrency Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Sterling Loan to which such Interest Period applies, divided by (ii) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if applicable.

     Sterling Facility Loans. The Sterling Eurocurrency Loans and the Sterling Overdraft Advances, collectively.

     Sterling Lending Office. Initially, the London Branch of FNBB in its capacity as Fronting Bank; and thereafter such office at the Fronting Bank, in its sole discretion acting in good faith, may notify to the Agent and TransTechnology.

     Sterling Loan. Any International Facility Loan or portion of Term Loan A which is denominated in pounds Sterling.

     Sterling Overdraft Advance. See Section 3.3.

     Stock Pledge Agreements. The Stock Pledge Agreements, dated or to be dated on or prior to the Closing Date, between TransTechnology and certain of the Guarantors on the one hand and the Agent on the other hand with respect to each of the Subsidiaries of TransTechnology, each in form and substance satisfactory to the Lenders and the Agent.

     Subordinated Debt. Unsecured Indebtedness of TransTechnology or any of its Subsidiaries that is expressly subordinated and made junior to the payment and performance in full of the Obligations, and evidenced as such by a written instrument containing subordination provisions in form and substance approved by the Majority Lenders in writing.

     Subsidiary. Any corporation, association, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding Voting Stock.

     Subsidiary Guaranty. The Guaranty, dated or to be dated on or prior to the Closing Date, made by each Subsidiary of TransTechnology incorporated in the United States of America or any state, territory or commonwealth thereof in favor of the Lenders and the Agent pursuant to which each such Subsidiary of TransTechnology guaranties to the Lenders and the Agent the payment and performance of the Obligations, such Guaranty to be in form and substance satisfactory to the Lenders and the Agent.

     Survey. In relation to a Mortgaged Property, an instrument survey of such Mortgaged Property acceptable to the Agent.

     Term A Commitment. With respect to each Bank, the amount set forth on
Schedule 1 hereto as the amount of such Bank's commitment to make the First US Tranche and the Second US Tranche of Term Loan A to TransTechnology, and to participate in the German Tranche and the UK Tranche of Term Loan A, as such commitment may be reduced from time to time, or if such commitment is terminated pursuant to the provisions hereof, zero.

     Term A Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule 1 hereto as such Bank's percentage of the aggregate Term A Commitments of all of the Banks.

     Term A German Tranche Note. See Section 4A.2.2

     Term A Notes. Collectively, the Term A German Tranche Note, the Term A
UK Tranche Note and the Term A US Tranche Notes, and each individually a "Term A Note".

     Term A Note Record. A Record with respect to a Term A Note,

     Term A UK Tranche Note. See Section 4A.2.3

     Term A US Tranche Notes. See Section 4A.2.1

     Term B Commitment. With respect to each Term B Lender, the amount set forth on Schedule 2 hereto as the amount of such Term B Lender's commitment to make Term Loan B to TransTechnology.

     Term B Commitment Percentage. With respect to each Term B Lender, the percentage set forth on Schedule 2 hereto as such Term B Lender's percentage of the aggregate Term B Commitments of all of the Term B Lenders.

     Term B Lenders. FNBB and the other lending institutions listed on
Schedule 2 hereto and any other Person who becomes an assignee of any rights and obligations of a Term B Lender pursuant to Section 20.

     Term B Notes. See Section 4B.2.

     Term B Note Record. A Record with respect to a Term B Note.

     Term Loan A. The term loan facility made available by the Banks and the Fronting Bank to the Borrowers on the Closing Date and, with respect to the Second US Tranche, on the Approved Acquisition Date, in an aggregate principal amount of up to $50,000,000, pursuant to Section 4A.1.

     Term Loan A Maturity Date. December 31, 2000.

     Term Loan B. The term loan made or to be made by the Term B Lenders to TransTechnology on the Closing Date in the aggregate principal amount of $25,000,000 pursuant to Section 4B.1.

     Term Loan B Maturity Date. June 30, 2002.

     Term Loans. Term Loan A and Term Loan B, collectively, and each individually a "Term Loan".

     Term Notes. Collectively, the Term A Notes and the Term B Notes, and each individually a "Term Note".

     Term Note Record. A Record with respect to a Term Note.

     Title Insurance Company. Commonwealth Land Title Insurance Company.

     Title Policy. In relation to each Mortgaged Property located in the United States of America, an ALTA standard form title insurance policy issued by the Title Insurance Company (with such reinsurance or co-insurance as the Agent may require, any such reinsurance to be with direct access endorsements) in such amount as may be determined by the Agent insuring the priority of the Mortgage of such Mortgaged Property and that TransTechnology or one of its Subsidiaries holds marketable fee simple title to such Mortgaged Property, subject only to the encumbrances permitted by such Mortgage and which shall not contain exceptions for mechanics liens or persons in occupancy (except as may be permitted by such Mortgage), shall not insure over any matter except to the extent that any such affirmative insurance is acceptable to the Agent in its sole discretion, and shall contain such endorsements and affirmative insurance as the Agent in its discretion may require.

     Total DM Facility Usage. See Section 3.1.

     Total Revolving Credit Commitment. The sum of the Revolving Credit Commitments of the Banks, as in effect from time to time.

     Total Sterling Facility Usage. See Section 3.3.

     Trademark Assignments. The several Trademark Assignments, dated or to be dated on or prior to the Closing Date, made by TransTechnology and its Subsidiaries in favor of the Agent and in form and substance satisfactory to the Banks and the Agent.

     Tranche. With respect to Term Loan A, the distinction between the First US Tranche, the Second US Tranche, the UK Tranche and the German Tranche of
Term Loan A.

     TransTechnology Group. TransTechnology and all of its Subsidiaries on a consolidated basis.

     TTSO Inc. TransTechnology Seeger-Orbis Inc., a Delaware corporation.

     Type. As to any Revolving Credit Loan, International Facility Loan, International Facility Loan or all or any portion of any Term Loan, its nature as a Base Rate Loan or a Eurocurrency Rate Loan.

     UK Tranche. With respect to Term Loan A, the Tranche of that Term Loan made or to be made in Sterling by the Sterling Lending Office of the Fronting Bank to Limited on the Closing Date, in the aggregate principal amount of the Sterling Equivalent of $8,000,000, pursuant to Section 4A.1.3.

     Uniform Customs. With respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation. Any Reimbursement Obligation for which TransTechnology does not reimburse the Agent and the Banks on the date specified in, and in accordance with, Section 5.2.

     Voting Stock. Stock or similar interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, association, trust or other business entity involved, whether or not the right so to vote exists by reason of the happening of a contingency.

     WTI. Waldes Truarc, Inc., a Delaware corporation.

     1.2. RULES OF INTERPRETATION.

           (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

           (b) The singular includes the plural and the plural includes the singular.

           (c) A reference to any law includes any amendment or modification to such law.

           (d) A reference to any Person includes its permitted successors and permitted assigns.

           (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

           (f) The words "include", "includes" and "including" are not limiting.

           (g) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the Commonwealth of Massachusetts, have the meanings assigned to them therein, with the term "instrument" being that defined under Article 9 of the Uniform Commercial Code.

           (h) Reference to a particular "Section" refers to that section of this Credit Agreement unless otherwise indicated.

           (i) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

                      2. THE REVOLVING CREDIT FACILITY.

     2.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each of the Banks severally agrees to lend to TransTechnology and TransTechnology may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date upon notice by TransTechnology to the Agent given in accordance with Section 2.6, such sums in Dollars as are requested by TransTechnology up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Commitment minus such Bank's Revolving Credit Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, provided that the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not at any time exceed the lesser of (i) the Total Revolving Credit Commitment and (ii) the Borrowing Base. The Revolving Credit Loans shall be made pro rata in accordance with each Bank's Revolving Credit Commitment Percentage. Each request for a Revolving Credit Loan hereunder shall constitute a representation and warranty by TransTechnology that the conditions set forth in Section 12 and Section 13, in the case of the initial Revolving Credit Loans to be made on the Closing Date, and Section 13, in the case of all other Revolving Credit Loans, have been satisfied on the date of such request.

     2.2. REVOLVING CREDIT COMMITMENT FEE. TransTechnology agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages a commitment fee calculated at the Commitment Fee Rate per annum on (a) the average daily amount during each calendar quarter or portion thereof from the Closing Date to the Revolving Credit Loan Maturity Date by which the Total Revolving Credit Commitment minus the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the outstanding amount of Revolving Credit Loans during such calendar quarter and (b) the average daily amount during each calendar quarter of the unused availability under the international credit facilities provided in
Section 3. The revolving credit commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the Revolving Credit Loan Maturity Date or any earlier date on which the Revolving Credit Commitments shall terminate.

     2.3. REDUCTION OF TOTAL REVOLVING CREDIT COMMITMENT. TransTechnology shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Total Revolving Credit Commitment, whereupon the Revolving Credit Commitments of the Banks shall be reduced pro rata in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of TransTechnology delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, TransTechnology shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.

     2.4. THE REVOLVING CREDIT NOTES. The Revolving Credit Loans shall be evidenced by separate promissory notes of TransTechnology in substantially the form of Exhibit B hereto (each a "Revolving Credit Note"), dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth below. TransTechnology irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Revolving Credit Loan or at the time of receipt of any payment of principal on such Bank's Revolving Credit Note, an appropriate notation on such Bank's Revolving Credit Note Record reflecting the making of such Revolving Credit Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Revolving Credit Loans set forth on such Bank's Revolving Credit Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Bank's Revolving Credit Note Record shall not limit or otherwise affect the obligations of TransTechnology hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

     2.5. INTEREST ON REVOLVING CREDIT LOANS. Except as otherwise provided in Section 6.11, the Revolving Credit Loans shall bear interest as follows:

          (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Dollar Base Rate plus (ii) the Applicable Margin with respect to Base Rate Loans as in effect from time to time; and

          (b) each Eurocurrency Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Eurodollar Rate determined for such Interest Period plus
   (ii)
     the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time.

     TransTechnology promises to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto.

     2.6. REQUESTS FOR REVOLVING CREDIT LOANS. TransTechnology shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Revolving Credit Loan requested hereunder (a "Revolving Credit Loan Request") no less than (i) one (1) Business Days prior to the proposed Drawdown Date of any Base Rate Loan or at such other time as may be agreed by TransTechnology and the Agent, and
(ii) three (3) Eurocurrency Business Days prior to the proposed Drawdown Date of any Eurocurrency Rate Loan. Each Revolving Credit Loan Request shall specify
(A) the principal amount of the Revolving Credit Loan requested, (B) the proposed Drawdown Date of such Revolving Credit Loan, (C) the Interest Period for such Revolving Credit Loan, (D) the Type of such Revolving Credit Loan and
(E) the account or accounts to which the principal amount of such Revolving Credit Loan is to be transferred. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Revolving Credit Loan Request shall be irrevocable and binding on TransTechnology and shall obligate TransTechnology to accept the Revolving Credit Loan requested from the Banks or, as the case may be, from the Agent on behalf of the Banks, on the proposed Drawdown Date therefor.

     2.7. CONVERSION OPTIONS.

          2.7.1 CONVERSION TO DIFFERENT TYPE OF REVOLVING CREDIT LOAN. TransTechnology may elect from time to time to convert any outstanding Revolving Credit Loan to a Revolving Credit Loan of another Type, provided that (i) with respect to any such conversion of a Revolving Credit Loan to a Base Rate Loan, TransTechnology shall give the Agent at least one (1) Business Days prior written notice of such election; (ii) with respect to any such conversion of a Base Rate Loan to a Eurocurrency Rate Loan, TransTechnology shall give the Agent at least three (3) Eurocurrency Business Days prior written notice of such election; (iii) with respect to any such conversion of a Eurocurrency Rate Loan into a Revolving Credit Loan of another Type, such conversion shall only be made on the last day of the Interest Period with respect thereto and (iv) no Loan may be converted into a Eurocurrency Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of outstanding Revolving Credit Loans of any Type may be converted into a Revolving Credit Loan of another Type as provided herein, provided that any partial conversion shall be in an aggregate principal amount of $1,000,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Revolving Credit Loan to a Eurocurrency Rate Loan shall be irrevocable by TransTechnology.

          2.7.2. CONTINUATION OF TYPE OF REVOLVING CREDIT LOAN. Any Revolving Credit Loan of any Type may be continued as a Revolving Credit

     Loan of the same Type upon the expiration of an Interest Period with respect thereto by compliance by TransTechnology with the notice provisions contained in Section 2.7.1; provided that no Eurocurrency Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon TransTechnology's account have actual knowledge. In the event that TransTechnology fails to provide any such notice with respect to the continuation of any Eurocurrency Rate Loan as such, then such Eurocurrency Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto. The Agent shall notify the Banks promptly when any such automatic conversion contemplated by this Section 2.7 is scheduled to occur.

          2.7.3. EUROCURRENCY RATE LOANS. Any conversion to or from Eurocurrency Rate Loans shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all Eurocurrency Rate Loans having the same Interest Period shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof.

     2.8 FUNDS FOR REVOLVING CREDIT LOANS.

          2.8.1. FUNDING ACCOUNT. Not later than 11:00 a.m. (Boston time) on the proposed Drawdown Date of any Revolving Credit Loans, upon receipt of the documents required by Sections 12 and 13 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available in immediately available funds, the amount of the requested Revolving Credit Loans by transferring such amount from TransTechnology's account with the Agent's Head Office, identified as the "TransTechnology Funding Account" (the "Funding Account"), to such account or accounts as TransTechnology shall have identified in its Revolving Credit Loan Request pursuant to Section 2.6(E).

          2.8.2. FUNDING OF FUNDING ACCOUNT. Not later than 11:00 a.m.
     (Boston time) on the last Business Day of each calendar week, or on such other time or date as the Agent may designate to the Banks from time to time (each such time, a "Settling Date"), each of the Banks will make available to the Agent, at its Head Office, in immediately available funds, the amount of such Bank's Revolving Credit Commitment Percentage of the debit balance on the Funding Account immediately prior to such Settling Date. Upon receipt from each Bank of such amounts, the Agent will credit the aggregate amount made available to the Agent by the Banks on such Settling Date to the Funding Account. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Settling Date the amount of its Revolving Credit Commitment Percentage of the debit balance on the Funding Account immediately prior to such Settling Date shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Revolving Credit Commitment Percentage of such debit balance.

          2.8.3. CREDITS TO FUNDING ACCOUNT BY AGENT. The Agent may, unless notified to the contrary by any Bank prior to a Settling Date, assume that such Bank has made available to the Agent on such Settling Date the amount of such Bank's Revolving Credit Commitment Percentage of the debit balance on the Funding Account immediately prior to such Settling Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, deposit a corresponding amount in the Funding Account. If any Bank makes available to the Agent such amount at any time after such Settling Date, such Bank shall pay to the Agent on demand an amount equal to the product of (i) the average computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount of such Bank's Revolving Credit Commitment Percentage of such debit balance on the Funding Account, times
     (iii) a fraction, the numerator of which is the number of days that elapse from and including the date of such Settling Date to the date on which the amount of such Bank's Revolving Credit Commitment Percentage of such debit balance shall become immediately available to the Agent, and the denominator of which is 360. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due and owing to the Agent by such Bank. If the amount of such Bank's Revolving Credit Commitment Percentage of such debit balance is not made available to the Agent by such Bank within three
     (3) Business Days following such Settling Date, the Agent shall be entitled to recover such amount from TransTechnology on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made most recently preceding such Settling Date.

     2.9. CHANGE IN BORROWING BASE. The Borrowing Base shall be determined monthly (or at such other interval as may be specified pursuant to Section 9.4(f) by the Agent by reference to the Borrowing Base Report delivered to the Banks and the Agent pursuant to Section 9.4(f).

     2.10. MATURITY OF REVOLVING CREDIT LOANS. TransTechnology promises to pay on the Revolving Credit Loan Maturity Date, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date, all of the Revolving Credit Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

     2.11. MANDATORY REPAYMENTS OF REVOLVING CREDIT LOANS. If at any time the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds the lesser of
(i) the Total Revolving Credit Commitment and (ii) the Borrowing Base, then TransTechnology shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application: first, to any Unpaid

Reimbursement Obligations; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by Section 5.2(b) and (c). Each payment of any Unpaid Reimbursement Obligations or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior payments or repayments not exactly in proportion.

     2.12. OPTIONAL REPAYMENTS OF REVOLVING CREDIT LOANS. TransTechnology shall have the right, at its election, to repay the outstanding amount of the Revolving Credit Loans, as a whole or in part, at any time without penalty or premium, provided that any full or partial prepayment of the outstanding amount of any Eurocurrency Rate Loans pursuant to this Section 2.12 may be made only on the last day of the Interest Period relating thereto, unless all costs in connection with such prepayment are paid in full simultaneously with such prepayment pursuant to Section 6.10. TransTechnology shall give the Agent, no later than 10:00 a.m., Boston time, at least three (3) Business Days prior written notice of any proposed prepayment pursuant to this Section 2.12 of Base Rate Loans, and four (4) Eurocurrency Business Days notice of any proposed prepayment pursuant to this Section 2.12 of Eurocurrency Rate Loans, in each case specifying the proposed date of prepayment of Revolving Credit Loans and the principal amount to be prepaid. Each such partial prepayment of the Revolving Credit Loans shall be in an integral multiple of $1,000,000, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of prepayment and shall be applied, in the absence of instruction by TransTechnology, first to the principal of Base Rate Loans and then to the principal of Eurocurrency Rate Loans or both, at the Agent's option. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion.

                      3. INTERNATIONAL CREDIT FACILITY.

     3.1. DM FACILITY LOANS. Subject to the terms and conditions set forth in this Credit Agreement, (a) the Fronting Bank agrees to lend to GmbH and GmbH may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date either (i) upon notice by GmbH to the Fronting Bank's DM Lending Office given in accordance with Section 3.6, Loans in Deutschmarks for a specified Interest Period to bear interest at the DM Eurocurrency Rate (the "DM Eurocurrency Loans"), or (ii) by means of overdraft advances on GmbH's DM current account with the Fronting Bank's DM Lending
Office (the "DM Overdraft Advances") and (b) the Fronting Bank agrees to issue Collateral Instruments to or for the account of GmbH upon receipt by it of a duly-completed and executed Counter Indemnity from GmbH in respect of each such Collateral Instrument, in form and substance satisfactory to the Fronting Bank, provided that the aggregate amount of all liabilities of GmbH in respect of all such Counter Indemnities (whether contingent or otherwise) plus the total amount of DM

Eurocurrency Loans and DM Overdraft Advances outstanding at any one time (after giving effect to all amounts requested) (such aggregate amount being referred to herein as "Total DM Facility Usage") shall not exceed the DM Equivalent at such time of $4,000,000. Each request for a DM Eurocurrency Loan or Collateral Instruments hereunder and each acceptance of a DM Overdraft Advance under this
Section 3.1 shall constitute a representation and warranty by GmbH that the conditions set forth in Section 12 and Section 13, in the case of the initial DM Facility Loans or Collateral Instruments (if any) to be made or issued on the Closing Date, and Section 13, in the case of all other DM Facility Loans or Collateral Instruments, have been satisfied on the date of such request or acceptance, as the case may be.

     3.2. MANDATORY REPAYMENTS OF DM FACILITY LOANS. If at any time, for any reason whatsoever, including without limitation fluctuations in currency rates
(a) Total DM Facility Usage exceeds by more that 5% the DM Equivalent at such time of $4,000,000, or (b) the sum of (i) Total DM Facility Usage plus (ii) the aggregate amount of the German Tranche of Term Loan A plus (iii) all repayments of the principal amount of the German Tranche of Term Loan A made or required to be made on or prior to such time exceeds by more than 5% the DM Equivalent at such time of $16,000,000, then GmbH shall immediately pay the respective excess amount(s), up to a maximum amount required to be repaid pursuant to
Section 3.2(b) equal to the amount of Total DM Facility Usage at such time, for application first, to reduce the outstanding amount of DM Overdraft Advances, second, to provide cash collateral in respect of any outstanding Counter Indemnities and third, to any DM Eurocurrency Loans then outstanding.

     3.3. STERLING FACILITY LOANS. Subject to the terms and conditions set forth in this Credit Agreement, (a) the Fronting Bank agrees to lend to Limited and Limited may borrow, repay, and reborrow from time to time between the Closing Date and the Revolving Credit Loan Maturity Date either (i) upon notice by Limited to the Fronting Bank's Sterling Lending Office given in accordance with Section 3.7, Loans in Sterling for a specified Interest Period to bear interest at the Sterling Eurocurrency Rate (the "Sterling Eurocurrency Loans"), or (ii) by means of overdraft advances on Limited's Sterling current account with the Fronting Bank's Sterling Lending Office (the "Sterling Overdraft Advances"), and (b) the Fronting Bank agrees to issue Collateral Instruments to or for the account of Limited upon receipt by it of a duly-completed and executed Counter Indemnity from Limited in respect of each such Collateral Instrument, in form and substance satisfactory to the Fronting Bank provided that that aggregate amount of all liabilities of Limited in respect of all such Counter Indemnities (whether contingent or otherwise) plus the total amount of Sterling Eurocurrency Loans and Sterling Overdraft Advances outstanding at any one time (after giving effect to all amounts requested) (such aggregate amount being referred to herein as "Total Sterling Facility Usage") shall not exceed the Sterling Equivalent at such time of $2,000,000. Each request for a Sterling Eurocurrency Loan hereunder or Collateral Instrument and each acceptance of a Sterling Overdraft Advance under this Section 3.3 shall constitute a representation and warranty by Limited that the conditions set forth in Section 12 and Section 13, in the case of the initial Sterling Facility Loans or Collateral Instrument (if any) to be made or issued on the Closing Date, and
Section 13, in the case of all other

     Sterling Facility Loans or Collateral Instruments, have been satisfied on the date of such request or acceptance, as the case may be.

          3.4. MANDATORY REPAYMENTS OF STERLING FACILITY LOANS. If at any time, for any reason whatsoever, including without limitation fluctuations in currency rates (a) Total Sterling Facility Usage exceeds by more than 5% the Sterling Equivalent at such time of $2,000,000, or (b) the sum of
     (i) Total Sterling Facility Usage plus (ii) the aggregate amount of the UK Tranche of Term Loan A plus (iii) all repayments of the principal amount of the UK Tranche of Term Loan A made or required to be made on or prior to such time exceeds by more than 5% the Sterling Equivalent at such time of $10,000,000, then Limited shall immediately pay the respective excess amount(s), up to a maximum amount required to be repaid pursuant to
     Section 3.4(b) equal to the amount of Total Sterling Facility Usage at such time, for application first, to reduce the outstanding amount of Sterling Overdraft Advances, second to provide cash collateral in respect of any outstanding Counter Indemnities, and third, to any Sterling Eurocurrency Loans then outstanding.

          3.5. INTEREST ON INTERNATIONAL FACILITY LOANS. Except as otherwise provided in Section 6.11, the International Facility Loans shall bear interest as follows:

                (a) with respect to DM Overdraft Advances, interest shall be payable by GmbH on the day-to-day balance in GmbH's current account maintained with the Fronting Bank's DM Lending Office at a rate per annum equal to the sum of (i) the DM Base Rate plus (ii) the Applicable Margin with respect to Base Rate Loans as in effect from time to time; and shall be deducted from such current account on the last Eurocurrency Business Day of each calendar month or on such other monthly date as such Lending Office may reasonably require such payments;

                (b) with respect to Sterling Overdraft Advances, interest shall be payable by Limited on the day-to-day balance in Limited's current account maintained with the Fronting Bank's Sterling Lending Office at a rate per annum equal to the sum of (i) the Sterling Base Rate plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time; and shall be deducted from such current account on the last Eurocurrency Business Day of each calendar month or on such other monthly date as such Lending Office may reasonably require such payments;

                (c) each DM Eurocurrency Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the DM Eurocurrency Rate determined for such Interest Period plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time. GmbH promises to pay interest, in accordance with Section 6.3.2, on each DM Eurocurrency Loan in arrears on each Interest Payment Date with respect thereto; and

          (d) each Sterling Eurocurrency Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the sum of (i) the Sterling Eurocurrency Rate determined for such Interest Period plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time. Limited promises to pay interest, in accordance with Section 6.3.2, on each Sterling Eurocurrency Loan in arrears on each Interest Payment Date with respect thereto.

     3.6. REQUESTS FOR DM EUROCURRENCY LOANS. GmbH shall give to the Fronting Bank's DM Lending Office written notice substantially in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each DM Eurocurrency Loan requested hereunder (an "International Facility Loan Request") no less than (i) two (2) Eurocurrency Business Days prior to the proposed Drawdown Date of such Eurocurrency Rate Loan. Each such notice shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and
(D) the Type of such Loan. Each International Facility Loan Request for a DM Eurocurrency Loan shall be irrevocable and binding on GmbH and shall obligate GmbH to accept the DM Eurocurrency Loan requested on the proposed Drawdown Date therefor. Each such International Facility Loan Request shall be in a minimum aggregate amount of the DM Equivalent of $100,000 or an integral multiple thereof.

     3.7. REQUESTS FOR STERLING EUROCURRENCY LOANS. Limited shall give to the Fronting Bank's Sterling Lending Office written notice substantially in the form of Exhibit C hereto (or telephonic notice confirmed in a writing in the form of Exhibit C hereto) of each Sterling Eurocurrency Loan requested hereunder (also referred to herein as an "International Facility Loan Request") no less than (i) two (2) Eurocurrency Business Days prior to the proposed Drawdown Date of such Eurocurrency Rate Loan. Each such notice shall specify
(A) the principal amount of the Loan requested, (B) the proposed Drawdown Date of such Loan, (C) the Interest Period for such Loan and (D) the Type of such Loan. Each International Facility Loan Request for a Sterling Eurocurrency Loan shall be irrevocable and binding on Limited and shall obligate Limited to accept the Sterling Eurocurrency Loan requested on the proposed Drawdown Date therefor. Each such International Facility Loan Request shall be in a minimum aggregate amount of the Sterling Equivalent of $100,000 or an integral multiple thereof.

     3.8. EVIDENCE OF DM FACILITY LOANS. The obligations of GmbH to repay all amounts borrowed by it as DM Eurocurrency Loans and DM Overdraft Advances, all interest thereon and all other amounts payable by it in respect thereof shall be evidenced by this Credit Agreement, it being the intention of the parties hereto that GmbH's obligations with respect to the DM Facility Loans owed by it is evidenced only as stated herein and not by separate promissory notes or other instruments.

     3.9. EVIDENCE OF STERLING FACILITY LOANS. The obligations of Limited to repay all amounts borrowed by it as Sterling Eurocurrency Loans and Sterling Overdraft Advances, all interest thereon and all other amounts payable by it in respect thereof shall be evidenced by this Credit Agreement, it being the intention of the parties hereto that Limited's obligations with respect to the Sterling Facility Loans owed by it is evidenced only as stated herein and not by separate promissory notes or other instruments.

     3.10. MATURITY OF DM FACILITY LOANS. GmbH promises to pay on the Revolving Credit Loan Maturity Date, or such earlier date as the Total Revolving Credit Commitment shall terminate or the obligations with respect to the International Facility Loan shall be accelerated in accordance with Section 14, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date or such earlier date, all of the DM Facility Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, and to provide on such date cash collateral satisfactory to the Fronting Bank for the aggregate amount of all liabilities of GmbH (whether contingent or otherwise) in respect of all Counter Indemnities outstanding on such date.

     3.11. MATURITY OF STERLING FACILITY LOANS. Limited promises to pay on the Revolving Credit Loan Maturity Date, or such earlier date as the Total Revolving Credit Commitment shall terminate or the obligations with respect to the International Facility Loan shall be accelerated in accordance with Section 14, and there shall become absolutely due and payable on the Revolving Credit Loan Maturity Date or such earlier date, all of the Sterling Facility Loans outstanding on such date, together with any and all accrued and unpaid interest thereon, and to provide on such date cash collateral satisfactory to the Fronting Bank for the aggregate amount of all liabilities of Limited (whether contingent or otherwise) in respect of all Counter Indemnities outstanding on such date.

                               4A. TERM LOAN A.

     4A.1. COMMITMENT TO LEND.

           4A.1.1. FIRST US TRANCHE. Subject to the other terms and conditions set forth in this Credit Agreement, each Bank agrees to lend to TransTechnology on the Closing Date, in Dollars, the amount of its Term A Commitment Percentage of the principal amount of $15,000,000.

           4A.1.2 GERMAN TRANCHE. Subject to the terms and conditions set forth in this Credit Agreement, the Fronting Bank agrees to lend to GmbH on the Closing Date, in Deutschmarks, the principal amount of the DM Equivalent of $12,000,000.

           4A.1.3. UK TRANCHE. Subject to the terms and conditions set forth in this Credit Agreement, the Fronting Bank agrees to lend to Limited on the Closing Date, in Sterling, the principal amount of the Sterling Equivalent of $8.000,000.

        4A.1.4. SECOND US TRANCHE. In addition to the other terms and conditions set forth in this Credit Agreement, the availability of the Second US Tranche of Term Loan A is subject to the fulfillment of the additional conditions that (a) the proceeds of such Loan shall be used by TransTechnology or another member of the TransTechnology Group to finance an acquisition which the Majority Banks is satisfied meets the requirements set forth in the definition of "Approved Acquisition," (b) no less than thirty (30) days prior to the proposed Approved Acquisition Date, TransTechnology shall have given to the Agent written notice substantially in the form of Exhibit C hereto (the "Second US Tranche Request") specifying (A) the principal amount of Loan requested, which shall be in a minimum aggregate amount of $1,000,000 or an integral multiple thereof, up to a maximum principal amount of $15,000,000, (B) the proposed Drawdown Date of such Loan (the "Approved Acquisition Date"), which shall in no event be later than March 31, 1997, (C) the Interest Period for such Loan and (D) the Type of such Loan, and (c) TransTechnology shall have delivered to each of the Banks copies of the proposed sale and purchase agreement with respect to the Approved Acquisition as soon as practicable after such becomes available, and in any event a sufficient number of Business Days prior to the proposed Approved Acquisition Date to permit the Banks to determine whether the proposed acquisition meets the requirements set forth in the definition of "Approved Acquisition". Subject to fulfillment of all of the conditions referred to in the preceding sentence, each Bank agrees to lend to TransTechnology on the Approved Acquisition Date the amount of its Term A Commitment Percentage of the principal amount of Loan requested in the Second US Tranche Request. The Agent shall notify each of the Banks promptly upon its receipt of the Second US Tranche Request. The Second US Tranche Request may be delivered once only, shall be irrevocable and binding on TransTechnology, and shall oblige TransTechnology to accept the Second US Tranche of Term Loan A in the principal amount requested from the Banks on the Approved Acquisition Date. Upon delivery of the Second US Tranche Request, the aggregate Term A Commitments of the Banks shall immediately terminate with respect to the amount (if any) by which $15,000,000 exceeds the principal amount requested in the Second US Tranche Request. If no Second US Tranche Request has been delivered to the Agent on or before the fourth Business Day prior to March 31, 1997, the then unused Term A Commitments of the Banks shall terminate with effect from March 31, 1997.

    4A.2. THE TERM A NOTES.

        4A.2.1 TERM A US TRANCHE NOTES. The First US Tranche and the Second US Tranche of Term Loan A shall be evidenced by separate promissory notes of TransTechnology in substantially the form of Exhibit D-1 hereto (each a "Term A US Tranche Note"), dated the Closing Date and completed with appropriate insertions. One Term A US Tranche Note shall be payable to the order of each Bank with respect to each of the First US Tranche and the Second US Tranche of Term Loan A in a principal amount equal to such Bank's Term A Commitment Percentage of representing the obligation of

        TransTechnology to pay to such Bank such principal amounts or, if less, the outstanding amount of such Bank's Term A Commitment Percentage of the First US Tranche and the Second US Tranche of Term Loan A, plus interest accrued thereon, as set forth below. TransTechnology irrevocably authorizes each Bank to make or cause to be made a notation or notations on the Record(s) of the Term A US Tranche Notes held by such Bank reflecting the original principal amount of such Bank's Term A Commitment Percentage of the applicable Tranches of Term Loan A and, at or about the time of such Bank's receipt of any principal payment on such Bank's Term A Note(s), an appropriate notation on such Bank's Term A US Tranche Note Record(s) reflecting such payment. The aggregate unpaid amount set forth on such Record(s) shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such Record(s) shall not affect the obligations of TransTechnology or any other Borrower hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

        4A.2.2. TERM A GERMAN TRANCHE NOTE. The German Tranche of Term Loan A shall be evidenced by a promissory note of GmbH in substantially the form of Exhibit D-2 hereto (a "Term A German Tranche Note"), dated the Closing Date and completed with appropriate insertions. The Term A German Tranche Note shall be payable to the order of the Fronting Bank in a principal amount equal to the German Tranche of Term Loan A, representing the obligation of GmbH to pay to the Fronting Bank such principal amount, plus interest accrued thereon as set forth below. GmbH irrevocably authorizes the Fronting Bank to make or cause to be made a notation or notations on the Record of the Term A German Tranche Note reflecting the original principal amount of the German Tranche of Term Loan A and, at or about the time of the Fronting Bank's receipt of any principal payment on the Term A German Tranche Note, an appropriate notation on such Record reflecting such payment. The aggregate unpaid amount set forth on such Record shall be prima facie evidence of the principal amount of the German Tranche of Term Loan A owing and unpaid, but the failure to record, or any error in so recording, any such amount on such Record shall not affect the obligations of GmbH to make payments of principal of and interest on the German Tranche of Term Loan A when due hereunder or of TransTechnology or any of its other Subsidiaries under any other Term Note to make payments of principal of and interest on any Term Note when due.

        4A.2.3. TERM A UK TRANCHE NOTE. The UK Tranche of Term Loan A shall be evidenced by a promissory note of Limited in substantially the form of Exhibit D.3 hereto (a "Term A UK Tranche Note"), dated the Closing Date and completed with appropriate insertions. The Term A UK Tranche Note shall be payable to the order of the Fronting Bank in a principal amount equal to the UK Tranche of Term Loan A, representing the obligation of Limited to pay to the Fronting Bank such principal amount, plus interest accrued thereon as set forth below. Limited irrevocably authorizes the Fronting Bank to make or cause to be made a notation or notations on the Record of the Term

     A UK Tranche Note reflecting the original principal amount of the UK Tranche of Term Loan A and, at or about the time of the Fronting Bank's receipt of any principal payment on the Term A UK Tranche Note, an appropriate notation on such Record reflecting such payment. The aggregate unpaid amount set forth on such Record shall be prima facie evidence of the principal amount of the UK Tranche of Term Loan A owing and unpaid, but the failure to record, or any error in so recording, any such amount on such Record shall not affect the obligations of Limited to make payments of principal of and interest on the UK Tranche of Term Loan A when due or of TransTechnology or any of its other Subsidiaries under any other Term Note to make payments of principal of and interest on such Term Note when due.

     4A.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN A.

           4A.3.1. FIRST US TRANCHE.

           TransTechnology promises to pay to the Agent for the account of the Banks the principal amount of the First US Tranche of Term Loan A in installments in accordance with Column 1 of the chart attached hereto as
     Schedule 3, such installments to be due and payable on the last day of each calendar quarter of each calendar year, in the amounts set forth opposite such calendar quarter in such chart, commencing on December 31, 1995, with a final payment on the Term Loan A Maturity Date in an amount equal to the unpaid balance of the First US Tranche of Term Loan A.

           4A.3.2. GERMAN TRANCHE.

           GmbH promises to pay to the Fronting Bank the principal amount of the German Tranche of Term Loan A in installments in accordance with Column 2 of the chart attached hereto as Schedule 3, such installments to be due and payable on the last day of each calendar quarter of each calendar year, in amounts in Deutschmarks as close as possible to the DM Equivalent of the Dollar amounts set forth opposite such calendar quarter in such chart, commencing on December 31, 1995, with a final payment on the Term Loan A Maturity Date in an amount of Deutschmarks equal to the DM Equivalent of the unpaid balance of the German Tranche of Term Loan A.

           4A.3.3. UK TRANCHE.

           Limited promises to pay to the Fronting Bank the principal amount of the UK Tranche of Term Loan A in installments in accordance with Column 3 of the chart attached hereto as Schedule 3, such installments to be due and payable on the last day of each calendar quarter of each calendar year, in amounts in Sterling as close as possible to the Sterling Equivalent of the Dollar amounts set forth opposite such calendar quarter in such chart, commencing on December 31, 1995, with a final payment on the Term Loan A

     Maturity Date in an amount equal to the Sterling Equivalent of the unpaid balance of the UK Tranche of Term Loan A.

          4A.3.4. SECOND US TRANCHE.

          TransTechnology promises to pay to the Agent for the account of the Banks the principal amount of the Second US Tranche of Term Loan A in equal quarterly installments of $600,000 each, or, if the original principal amount of the Second US Tranche of Term Loan A drawn down on the Approved Acquisition Date is less than $15,000,000, in such equal quarterly installments as would, when aggregated from the first payment date thereof to the Term Loan A Maturity Date, total the original principal amount of the Second US Tranche of Term Loan A drawn down on the Approved Acquisition Date (provided that such installments shall in no event exceed $600,000 each). Such installments shall be due and payable on the last day of each calendar quarter of each calendar year, commencing on the last day of the first full calendar quarter following the Approved Acquisition Date, with a final payment on the Term Loan A Maturity Date in an amount equal to the unpaid balance of the Second US Tranche of Term Loan A.

     4A.4. OPTIONAL PREPAYMENT OF TERM LOAN A.

     Each of TransTechnology, GmbH and Limited shall have the right at any time to prepay the Term A US Tranche Notes, Term A German Note and Term A UK Note, respectively, on or before the Term Loan A Maturity Date, as a whole or in part, upon not less than five (5) Business Days prior written notice to the Agent (if such prepayment is with respect to the First US Tranche or the Second US Tranche) or upon not less than five (5) Eurocurrency Business Days prior written notice to the Fronting Bank (if such prepayment is with respect to the German Tranche or the UK Tranche), without premium or penalty, provided that
(i) each partial prepayment shall be in the principal amount of $1,000,000 or the Sterling Equivalent or DM Equivalent thereof or an integral multiple thereof, (ii) no portion of Term Loan A bearing interest at a Eurocurrency Rate may be prepaid pursuant to this Section 4A.4 except on the last day of the Interest Period relating thereto, unless all costs in connection with such prepayment are paid in full simultaneously with such prepayment pursuant to
Section 6.10, (iii) each partial prepayment of any portion of the Term Loans made by TransTechnology shall be applied pro rata against the scheduled installments of principal due on each of the Tranches of Term Loan A and on Term Loan B, in the inverse order of maturity, and (iv) each partial prepayment made with respect to the First US Tranche and the Second US Tranche shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term A US Tranche Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of Term Loan A shall include all interest accrued to the date of prepayment. No amount repaid with respect to Term Loan A may be reborrowed.

     4A.5. INTEREST ON TERM LOAN A.

           4A.5.1. INTEREST RATES. Except as otherwise provided in Section 6.11, the Tranches of Term Loan A shall bear interest during each Interest Period relating to all or any portion of such Tranches at the following rates:

                   (a) to the extent that all or any portion of the First US Tranche, the Second US Tranche or the German Tranche of Term Loan A bears interest during such Interest Period at a Base Rate, such Tranches of Term Loan A or such portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of
           (i) the applicable Base Rate plus (ii) the Applicable Margin with respect to Base Rate Loans as in effect from time to time;

                   (b) the UK Tranche of Term Loan A or any portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the Sterling Eurocurrency Rate determined for such Interest Period plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time; and

                   (c) to the extent that all or any portion of the First US Tranche, the Second US Tranche or the German Tranche of Term Loan A bears interest during such Interest Period at a Eurocurrency Rate, such Tranches of Term Loan A or such portion thereof shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the applicable Eurocurrency Rate determined for such Interest Period plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans as in effect from time to time.

    TransTechnology promises to pay interest, in accordance with Section 6.3.2 on the First US Tranche and the Second US Tranche of Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period. GmbH promises to pay interest, in accordance with Section 6.3.2, on the German Tranche of Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period. Limited promises to pay interest, in accordance with Section 6.3.2, on the UK Tranche of Term Loan A or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

           4A.5.2. NOTIFICATION BY BORROWERS. The applicable Borrower shall notify the Agent, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of any Tranche of Term Loan A if all or any portion of such Tranche of Term Loan A is to bear interest at a Eurocurrency Rate. In addition, GmbH shall notify the DM Lending Office of the Fronting Bank, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of any portion of the German Tranche of Term Loan A if all or any portion of such Tranche of Term

         Loan A is to bear interest at the DM Eurocurrency Rate. The UK Tranche of Term Loan A shall bear interest at the Sterling Eurocurrency Rate only (without any option to convert to the Sterling Base Rate), and Limited shall notify the Sterling Lending Office of the Fronting Bank, such notice to be irrevocable, at least three (3) Eurocurrency Business Days prior to the Drawdown Date of all or any portion of the UK Tranche of Term Loan A as to Limited's election of an Interest Period with respect to such portion or such Tranche of Term Loan A. After the First US Tranche, the Second US Tranche or the German Tranche of Term Loan A have been drawn down, the provisions of Section
         2.7 (including the limitations in Section 2.7.3) shall apply mutatis mutandis with respect to all or any portion of each such Tranche, so that TransTechnology and GmbH may have the same interest rate options with respect to their respective portions of Term Loan A (or any part thereof) as TransTechnology would be entitled to with respect to the Revolving Credit Loans.

              4A.5.3. AMOUNTS, ETC. Amy portion of Term Loan A bearing interest at a Eurocurrency Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof. No Interest Period relating to any Tranche of Term Loan A or any portion thereof bearing interest at a Eurocurrency Rate shall extend beyond the date on which a regularly scheduled installment payment of principal with respect to such Tranche of Term Loan A is to be made unless a portion of Term Loan A at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at a Base Rate.

         4A.6. TERM A COMMITMENT FEE. TransTechnology agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Term A Commitment Percentages a commitment fee calculated at the Commitment Fee Rate per annum on the average daily amount during each calendar quarter or portion thereof from the Closing Date to the first to occur of the Approved Acquisition Date and March 31, 1997 by which the aggregate amount of the Bank's Term A Commitments exceeds the outstanding principal amount of the Tranches of Term Loan A plus all repayments or prepayments of the principal of Term Loan A, during such calendar quarter. The Term Loan A commitment fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the first to occur of the Approved Acquisition Date and March 31, 1997 or any earlier date on which the Term A Commitments shall terminate.

         4A.7. REDUCTION OF TERM A COMMITMENTS. TransTechnology shall have the right at any time and from time to time upon five (5) Business Days prior written notice to the Agent to reduce by $1,000,000 or an integral multiple thereof or terminate entirely the Term A Commitments, whereupon the Term A Commitments of the Banks shall be reduced pro rata in accordance with their respective Term A Commitment Percentages of the amount specified in such notice or, as the case may be, terminated. Promptly after receiving any notice of TransTechnology delivered pursuant to this Section 4A.7, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, TransTechnology shall pay to the Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction or termination of the Term A Commitments may be reinstated.


                               4B. TERM LOAN B.

     4B.1. COMMITMENT TO LEND. Subject to the terms and conditions set forth in this Credit Agreement, each Term B Lender agrees to lend to TransTechnology on the Closing Date, in Dollars, the amount of its Term B Commitment Percentage of the principal amount of $25,000,000.

     4B.2. THE TERM B NOTES. Term Loan B shall be evidenced by separate promissory notes of TransTechnology in substantially the form of Exhibit D-4 hereto (each a "Term B Note"), dated the Closing Date and completed with appropriate insertions. One Term B Note shall be payable to the order of each Term B Lender in a principal amount equal to such Lender's Term B Commitment Percentage of Term Loan B, representing the obligation of TransTechnology to pay to such Lender such principal amounts or, if less, the outstanding amount of such Lender's Term B Commitment Percentage of Term Loan B, plus interest accrued thereon, as set forth below. TransTechnology irrevocably authorizes each Lender to make or cause to be made a notation or notations on such Lender's Term B Note Record reflecting the original principal amount of such Lender's Term B Commitment Percentage of the Term Loan B and, at or about the time of such Lender's receipt of any principal payment on such Lender's Term B Note(s), an appropriate notation on such Lender's Term B Note Record(s) reflecting such payment. The aggregate unpaid amount set forth on such Term B Lender's Term Note Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Lender, but the failure to record, or any error in so recording, any such amount on such Lender's Term B Note Record shall not affect the obligations of TransTechnology hereunder or under any Term Note to make payments of principal of and interest on any Term Note when due.

     4B.3. SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN B. TransTechnology promises to pay to the Agent for the account of the Term B Lenders the principal amount of Term Loan B in installments in accordance with Column 6 of the chart attached hereto as Schedule 3, such installments to be due and payable on the last day of June of each calendar year, in the amounts set forth opposite such date or quarter ending in such chart, commencing on June 30, 1996, with a final payment on the Term Loan B Maturity Date in an amount equal to the unpaid balance of Term Loan B.

          4B.4. OPTIONAL PREPAYMENT OF TERM LOAN B.

                4B.4.1. TRANSTECHNOLOGY'S RIGHT TO PREPAY. TransTechnology shall have the right at any time to prepay the Term B Notes on or before the Term Loan B Maturity Date, as a whole or in part, upon not less than five (5) Business Days prior written notice to the Agent and each of the Term B Lenders, without premium or penalty, provided that
          (i) each partial prepayment shall be in the principal amount of $1,000,000 or an integral multiple thereof, (ii) no portion of Term Loan B bearing interest at a Eurocurrency Rate may be prepaid pursuant to this Section 4B.4 except on the last day of the Interest Period relating thereto, unless all costs in connection with such prepayment are paid in full simultaneously with such prepayment pursuant to Section 6.10, (iii) each partial prepayment of any portion of the Term Loans made by TransTechnology shall be applied pro rata against the scheduled installments of principal due on each of the Tranches of Term Loan A and on Term Loan B, in the inverse order of maturity, and (iv) subject to Section 4B.4.2 below, each partial prepayment made with respect to Term Loan B shall be allocated among the Term B Lenders, in proportion, as nearly as practicable, to the respective outstanding amount of each Term B Lender's Term B Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of Term Loan B shall include all interest accrued to the date of prepayments. No amount repaid with respect to Term Loan B may be reborrowed.

          4B.4.2. TERM B LENDER'S RIGHT TO REFUSE PREPAYMENT.

          Each Term B Lender shall have the right to refuse any prepayment of the principal amount outstanding on such Term B Lenders's Term Note made or proposed to be made pursuant to Section 4B.4.1 above or Section 4C.4 below, provided that such Term B Lender shall (i) notify as soon as practicable the Agent of its intention to refuse any such prepayment and (ii) immediately return to the Agent any amounts received by it in respect of such prepayment. Such returned amount shall be applied by the Agent pro rata against the remaining scheduled installments of principal due on each of the Tranches of Term Loan A and on Term Loan B, in the inverse order of maturity, and each such partial prepayment made with respect to Term Loan B shall be allocated among those Term B Lenders accepting the initial prepayment, in proportion, as nearly as practicable, to the respective outstanding amount of each such Lender's Term B Notes, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion.

          4B.5. INTEREST ON TERM LOAN B.

                4B.5.1. INTEREST RATES. Except as otherwise provided in
          Section 6.11, Term Loan B shall bear interest during each Interest Period relating to all or any portion of such Loan at the following rates:

                       (a) to the extent that all or any portion of Term Loan B
                bears interest during such Interest Period at the Dollar Base Rate, Term

         Loan B or such portion shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the Dollar Base Rate plus
         (ii) the Applicable Margin with respect to Base Rate Loans as in effect from time to time; and

              (b) to the extent that all or any portion of Term Loan B bears interest during such Interest Period at the Eurodollar Rate, Term Loan B or such portion shall bear interest during such Interest Period at a rate per annum equal to the sum of (i) the Eurodollar Rate determined for such Interest Period plus (ii) the Applicable Margin with respect to Eurocurrency Loans as in effect from time to time.

    TransTechnology promises to pay interest on Term Loan B or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

         4B.5.2. NOTIFICATION BY TRANSTECHNOLOGY. TransTechnology shall notify the Agent, such notice to be irrevocable, at least four (4) Eurocurrency Business Days prior to the Drawdown Date thereof if all or any portion of Term Loan B is to bear interest at the Eurodollar Rate. After such Drawdown Date, the provisions of Section 2.7 (including the limitations set forth in Section 2.7.3) shall apply mutatis mutandis with respect to all or any such portion of Term Loan B so that TransTechnology may have the same interest rate options with respect to all or any portion of Term Loan B as it would be entitled to with respect to the Revolving Credit Loans.

         4B.5.3. AMOUNTS, ETC. Amy portion of Term Loan B bearing interest at the Eurodollar Rate relating to any Interest Period shall be in the amount of $1,000,000 or an integral multiple thereof. No Interest Period relating to Term Loan B or any portion thereof bearing interest at the Eurodollar Rate shall extend beyond the date on which a regularly scheduled installment payment of principal with respect to Term Loan B is to be made, unless a portion of Term Loan B at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at a Base Rate.

                      4C. MANDATORY PREPAYMENT OF LOANS.

    4C.1. MANDATORY PREPAYMENTS FROM ASSET SALES OR NEW DEBT. In the event that any member of the TransTechnology Group shall either (a) incur any Indebtedness after the Closing Date which is either permitted pursuant to Section 10.1(f) or is incurred in an amount and on terms and conditions previously agreed in writing by the Agent, or (b) sell any of its assets (other than inventory sold in the ordinary course of business) or group of related assets, whether by sale of such assets or sale of the stock of any member of the TransTechnology Group, for consideration with a value in excess of $25,000, where such asset sale is either permitted pursuant to Section 10.5.2 or is previously consented to in writing by the Agent, then as soon as practicable and in any event within thirty
(30) days after the receipt by any member of the TransTechnology Group of the Net Cash Proceeds of such new

Indebtedness or such asset sale, as the case may be, TransTechnology shall, or shall procure that a Subsidiary of TransTechnology shall, prepay the Loans in an amount equal to the amount of the Net Cash Proceeds of such new Indebtedness or asset sale, but only to the extent that the aggregate amount of such Net Cash Proceeds received by TransTechnology and its Subsidiaries with respect to all such new Indebtedness or asset sales during the fiscal year ending March 31, 1996 exceeds $1,000,000, and with respect to any fiscal year thereafter, to the extent that the aggregate amount of such Net Cash Proceeds during such fiscal year exceeds $250,000.

     4C.2. MANDATORY PREPAYMENTS FROM NEW EQUITY.

     In the event that any member of the TransTechnology Group shall after the Closing Date sell or issue any shares of its stock, options (other than stock options awarded to employees and directors pursuant to incentive compensation plans operated by members of the TransTechnology Group) or warrants for the purchase of its stock or other equity or equity instruments, then as soon as practicable and in any event within thirty (30) days after the sale of such new equity, TransTechnology shall, or shall procure that a Subsidiary of TransTechnology shall, prepay the Loans in an amount equal to fifty percent (50%) of the Net Cash Proceeds to the TransTechnology Group of such sale or issuance of new equity.

     4C.3. MANDATORY PREPAYMENTS FROM EXCESS CASH FLOW. For each fiscal year ending on or after March 31, 1996, the Borrowers jointly and severally shall make a prepayment of the principal of the Loans in an amount equal to 50% of the Consolidated Excess Cash Flow for such fiscal year, such mandatory prepayment to be due and payable ninety (90) days after the end of each such fiscal year.

     4C.4. APPLICATION OF PROCEEDS. All mandatory prepayments of the Loans pursuant to Sections 4C.1-4C.3 shall be applied first to repayment of Revolving Credit Loans and Unpaid Reimbursement Obligations, in such amount as may be necessary to ensure that, immediately after such repayment, the aggregate of
(a) Revolving Credit Availability plus (b) the total amount of cash and cash equivalents held by TransTechnology and its Subsidiaries shall exceed $7,000,000 and shall thereafter be applied pro rata, based on the then outstanding principal amounts of each Tranche of Term Loan A and Term Loan B, against the scheduled installments of principal due on the Tranches of Term Loan A outstanding at the time of such prepayment and on Term Loan B, in the inverse order of maturity. No amount repaid with respect to the Term Loans may be reborrowed.

     4C.5. LIMITATION ON REQUIREMENT TO PREPAY. Notwithstanding anything to the contrary stated in this Section 4C, the Borrowers shall only be required to make prepayments of the Loans under Sections 4C.1-4C.3 so long as the ratio of Senior Funded Indebtedness to Consolidated EBITDA, calculated on the same basis as Ratio 1 in the definition of "Applicable Margin," is greater than 2:00:1 for the Reference Period ended on the last day of the fiscal quarter most recently preceding the date on which such prepayment is made (or the last day on which such prepayment is required to be made pursuant to Sections 4C.1-4C.3).

                            5. LETTERS OF CREDIT.

     5.1. LETTER OF CREDIT COMMITMENTS.

          5.1.1. COMMITMENT TO ISSUE LETTERS OF CREDIT. Subject to the terms and conditions hereof and the execution and delivery by TransTechnology of a letter of credit application on the Issuing Bank's customary form
     (a "Letter of Credit Application"), the Issuing Bank on behalf of the Banks and in reliance upon the agreement of the Banks set forth in Section 5.1.4 and upon the representations and warranties of TransTechnology contained herein, agrees, in its individual capacity, to issue, extend and renew for the account of TransTechnology one or more standby or documentary letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by TransTechnology and agreed to by the Issuing Bank; provided, however, that, after giving effect to such request, (a) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations shall not exceed $5,000,000 at any one time and (b) the sum of (i) the Maximum Drawing Amount on all Letters of Credit, (ii) all Unpaid Reimbursement Obligations, and (iii) the amount of all Revolving Credit Loans outstanding shall not exceed the lesser of (A) the Total Revolving Credit Commitment and (B) the Borrowing Base.

          5.1.2. LETTER OF CREDIT APPLICATIONS. Each Letter of Credit Application shall be completed to the satisfaction of the Issuing Bank. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Credit Agreement, then the provisions of this Credit Agreement shall, to the extent of any such inconsistency, govern.

          5.1.3. TERMS OF LETTERS OF CREDIT. Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein, and (ii) have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. Each Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs.

         5.1.4. REIMBURSEMENT OBLIGATIONS OF BANKS. Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Revolving Credit Commitment Percentage, to reimburse the Issuing Bank on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by TransTechnology pursuant to Section 5.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank).

         5.1.5. PARTICIPATIONS OF BANKS. Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in TransTechnology's Reimbursement Obligation under Section 5.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to Section 5.2.

    5.2. REIMBURSEMENT OBLIGATION OF TRANSTECHNOLOGY.

    In order to induce the Issuing Bank to issue, extend and renew each Letter of Credit and the Banks to participate therein, TransTechnology hereby agrees to reimburse or pay to the Agent, for the account of the Issuing Bank or (as the case may be), the Agent or the Banks, with respect to each Letter of Credit issued, extended or renewed by the Issuing Bank hereunder,

         (a) except as otherwise expressly provided in Section 5.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Issuing Bank, or the Issuing Bank otherwise makes a payment with respect thereto, (i) the amount paid by the Issuing Bank under or with respect to such Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Issuing Bank, the Agent or any Bank in connection with any payment made by the Issuing Bank or any Bank under, or with respect to, such Letter of Credit,

         (b) upon the reduction (but not termination) of the Total
   Revolving Credit Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Issuing Bank for the benefit of the Banks, the Agent and the Issuing Bank as cash collateral for all Reimbursement Obligations, and

         (c) upon the termination of the Total Revolving Credit
   Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with Section 14, an amount equal to the then Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Issuing Bank for the benefit of the Banks, the Agent and the Issuing Bank as cash collateral for all Reimbursement Obligations.

Each such payment shall be made to the Agent at the Agent's Head Office (for the account of the Issuing Bank or (as the case may be) the Agent or the Banks) in immediately available funds. Interest on any and all amounts remaining unpaid by TransTechnology under this Section 5.2 at any time from the date such amounts become due and payable (whether as stated in this Section 5.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Agent (for the account of the Issuing Bank or (as the case may be) the Agent or the Banks) on demand at the rate specified in Section 6.11 for overdue principal on the Revolving Credit Loans.

    5.3. LETTER OF CREDIT PAYMENTS.

    If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify TransTechnology of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If TransTechnology fails to make payment to the Agent as provided in
Section 5.2 on or before the date that such draft is paid or other payment is made by the Issuing Bank, the Issuing Bank may at any time thereafter notify the Agent and the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Issuing Bank, at its Head Office, in immediately available funds, such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Issuing Bank for federal funds acquired by the Issuing Bank during each day included in such period, times (ii) the amount equal to such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank paid the draft presented for honor or otherwise made payment to the date on which such Bank's Revolving Credit Commitment Percentage of such Unpaid Reimbursement Obligation shall become immediately available to the Issuing Bank, and the denominator of which is 360. The responsibility of the Issuing Bank to TransTechnology and to the Agent, and the Banks shall be only to determine that the documents (including each draft) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

    5.4. OBLIGATIONS ABSOLUTE.

    TransTechnology's obligations under this Section 5 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which TransTechnology may have or have had against the Issuing Bank, the Agent, any Bank or any beneficiary of a Letter of Credit. TransTechnology further agrees with the Issuing Bank, the Agent and the Banks that the Issuing Bank, the Agent and the Banks shall not be responsible for, and TransTechnology's Reimbursement Obligations under Section 5.2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among TransTechnology, the beneficiary of any Letter of Credit or any financing institution or other party to which any Letter of Credit may be transferred or any claims or defenses whatsoever of TransTechnology against the beneficiary of any Letter of Credit or any such transferee. The Issuing Bank, the Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. TransTechnology agrees that any action taken or omitted by any of the Issuing Bank, the Agent or any Bank under or in connection with each Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon TransTechnology and shall not result in any liability on the part of the Issuing Bank, the Agent or any Bank to TransTechnology.

     5.5. RELIANCE BY ISSUING BANK. To the extent not inconsistent with
Section 5.4, the Issuing Bank shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Issuing Bank. The Issuing Bank shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Issuing Bank shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of the Revolving Credit Notes or of a Letter of Credit Participation.

     5.6. LETTER OF CREDIT FEE. TransTechnology shall pay a fee (in each case, a "Letter of Credit Fee") to the Issuing Bank in respect of each Letter of Credit, calculated as a percentage per annum of the face amount of such Letter of Credit equal to the then Applicable Margin with respect to Eurocurrency Rate Loans which are not portions of Term Loan B, plus the Agent's customary issuance, amendment, negotiation or document examination fee. Such Letter of Credit Fees, with the exception of (i) such issuance, amendment, negotiation or document examination fees and (ii) an amount equal to one-quarter of one percent (0.25%) of the face amount of the applicable Letter of Credit, which shall be retained by the Issuing Bank for its own account, shall be for the accounts of the Banks in accordance with their respective Revolving Credit Commitment Percentages. Such Letter of Credit Fees shall be payable quarterly in arrears, commencing on the date three months from the date of issuance of a Letter of Credit, as well as at such other time or times as such charges are customarily made by the Issuing Bank.

     5.7. RESIGNATION OF ISSUING BANK. The Issuing Bank may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and TransTechnology. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Issuing Bank. Unless a Default or Event of Default shall have occurred and be continuing, such successor Issuing Bank shall be reasonably acceptable to TransTechnology. If no successor Issuing Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Issuing Bank's giving of notice of resignation, then the retiring Issuing Bank may, on behalf of the Banks, appoint a successor Issuing Bank, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Issuing Bank hereunder by a successor Issuing Bank, such successor Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Issuing Bank, and, after arranging for the replacement of, reissuance of or issuance of back-up Letters of Credit with respect to all outstanding Letters of Credit in a manner satisfactory to the Majority Banks, the retiring Issuing Bank shall be discharged from its duties and obligations hereunder. After any retiring Issuing Bank's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Issuing Bank.


                        6. CERTAIN GENERAL PROVISIONS.

     6.1. CLOSING FEE. The Borrowers jointly and severally agree to pay to the Agent for the pro rata accounts of the Lenders on the Closing Date a closing fee in the amount agreed in the Fee Letter.

     6.2. AGENT'S FEE. The Borrowers jointly and severally (but, in the case of GmbH, subject to Section 30 of the GmbH Act of Germany) agree to pay to the Agent annually in advance, for the Agent's own account, on the Closing Date and on each anniversary of the Closing Date, an Agent's fee in the amount agreed in the Fee Letter.

     6.3. PAYMENT PROVISIONS.

          6.3.1. CURRENCY OF ACCOUNT. Dollars are the currency of account and payment for each and every sum at any time due from the Borrowers hereunder; provided that:

                (i) each repayment of a Loan or a part thereof shall be made in the currency in which such Loan is denominated at the time of that repayment;

                (ii) each payment in respect of a Letter of Credit shall, except as otherwise provided herein, be made in the currency in which such Letter of Credit is denominated;

         (iii) each payment of interest shall be made in the currency in which the sum in respect of which such interest is payable is denominated;

         (iv) each payment in respect of costs and expenses shall be made in the currency in which the same were incurred; and

         (v) any amount expressed to be payable in a currency other than Dollars shall be paid in that other currency.

     6.3.2. APPLICATION OF INTEREST PAYMENTS. Interest and commissions payable by the Borrowers shall be paid as follows:

            (a) as to interest and commissions due with respect to Fronted Loans to the Fronting Bank, for the account of the Fronting Bank, provided that (i) to the extent that a Bank has paid to the Fronting Bank any amount in respect of any Fronted Loan pursuant to Section 6.12, interest or commissions to the extent as aforesaid on such amount of such Fronting Loan shall thereafter accrue for the account of such Bank and (ii) the Fronting Bank shall pay all amounts of interest received with respect to the Applicable Margin to the Agent for the account of the Banks in the proportion of their respective Revolving Credit Commitment Percentages (with respect to interest and commission on International Facility Loans) or in the proportion of their respective Term A Commitment Percentages (with respect to interest on the German Tranche and UK Tranche of Term Loan A);

            (b) as to interest due with respect to Term Loan B, to the Agent for the account of the Term B Lenders in the proportion of their respective Term B Commitment Percentages for time to time;

            (c) as to interest due with respect to Term Loan A (except to the extent provided in clause (a) above), to the Agent for the account of the Banks in the proportion of their respective Term A Commitment Percentages from time to time; and

            (d) as to interest due with respect to Revolving Credit Loans, to the Agent for the account of the Banks in the proportion of their respective Revolving Credit Commitment Percentages from time to time.

     6.3.3. JUDGMENT CURRENCY. If any sum due from a Borrower under this Credit Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against such Borrower, (ii) obtaining an order or judgment in any court or other tribunal or (iii) enforcing any order or judgment given or made in relation hereto, such Borrower shall indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss suffered as a result of any discrepancy between (A) the rate of exchange used for such purpose to convert the sum in question from the first currency into the second currency and (B) the rate or rates of exchange at which such Person may in the ordinary course of business purchase the first currency with the second currency upon receipt of a sum paid to it in satisfaction, in whole or in part, of any such order, judgment, claim or proof.

    6.3.4. TIME OF PAYMENT. On each date on which this Credit Agreement requires an amount to be paid by any of the Borrowers or any of the Lenders hereunder, such Borrower or, as the case may be, such Lender shall make the same available to the Agent or, as the case may be, the Fronting Bank to such account as the Agent or the Fronting Bank shall have notified to any of the Borrowers or to such Lender, as the case may be. Each such payment which is made for the account of a Person other than the Agent shall be made in time to enable the Agent to make available such other Person's portion thereof for value the same day.

    6.3.5. PAYMENTS BY AGENT. Where a sum is to be paid hereunder to the Agent for the account of another Person, the Agent shall not be obliged to make the same available to that other Person until the Agent has been able to establish to its satisfaction that it has actually received such sum, but if the Agent does so and it proves to be the case that the Agent has not actually received the sum it paid out, then the Person to whom such sum was so made available shall on request refund the same to the Agent, together with an amount sufficient to reimburse the Agent for any amount it may have been required to pay out by way of interest on moneys borrowed to fund the sum in question during the period beginning on the due date for payment thereof and ending on the date on which it receives the same.

    6.3.6. NO OFFSET, ETC. All payments by the Borrowers hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless any of the Borrowers is compelled by law to make such deduction or withholding. If any such obligation is imposed upon a Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, such Borrower will pay to the Agent, for the account of the Lenders or (as the case may be), the Issuing Bank, the Fronting Bank or the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount as shall be necessary to enable the Banks or the Agent to receive the same net amount in the same currency which the Lenders, the Issuing Bank, the Fronting Bank or the Agent would have received on such due date had no such obligation been imposed upon such Borrower. Each Borrower so affected will deliver, within thirty (30) days of any such deduction or payment, to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by such Borrower hereunder or under such other Loan Document.

    6.4. COMPUTATIONS. All computations of interest on the Loans denominated in Dollars, the DM Loans and of commitment fees, Letter of Credit Fees or other fees shall, unless otherwise expressly provided herein, be based on a 360-day year and paid for the actual number of days elapsed. All computations of interest on the Sterling Loans shall, unless otherwise expressly provided herein, be based on a 365-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to Eurocurrency Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the Revolving Credit Note Records and the Term Note Records from time to time shall be considered correct and binding on the applicable Borrower unless within five (5) Business Days after receipt of any notice by the Agent or any of the Lenders of such outstanding amount, the Lender or such Bank shall notify such Borrower to the contrary.

    6.5. INABILITY TO DETERMINE EUROCURRENCY RATE. In the event, prior to the commencement of any Interest Period relating to any Eurocurrency Rate Loan, the Agent shall determine or be notified by the Fronting Bank, if such Loan is a Fronted Loan, or the Majority Term B Lenders, if such Eurocurrency Rate Loan is any portion of Term Loan B, or the Majority Banks, with respect to any other Loan, that adequate and reasonable methods do not exist for ascertaining the applicable Eurocurrency Rate that would otherwise determine the rate of interest to be applicable to such Eurocurrency Rate Loan, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Lenders) to the applicable Borrower and to the applicable Lender(s). In such event (i) any Loan, Request or Conversion Request with respect to Eurocurrency Rate Loans shall be automatically withdrawn and shall be deemed a request for Base Rate Loans, (ii) each Eurocurrency Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (iii) the obligations of the Banks or, as the case may be, the Fronting Bank to make Eurocurrency Rate Loans shall be suspended until the Agent or, as the case may be, the Fronting Bank, Majority Banks or Majority Term B Lenders determine that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Fronting Bank, the Majority Banks or Majority Term B Lenders, shall so notify the applicable Borrower and the applicable Lender(s).

    6.6. ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Lender or the Fronting Bank to make or maintain Eurocurrency Rate Loans, such Lender shall forthwith give notice of such circumstances to TransTechnology and the other Lenders and the Fronting Bank, if so affected, shall forthwith give notice of such circumstances to the Borrowers and the Agent, and thereupon (i) the commitment of such Lender or the Fronting Bank to make Eurocurrency Rate Loans or convert Loans of another Type to Eurocurrency Rate Loans shall forthwith be suspended, and (ii) such Lender's or Fronting Bank's Loans then outstanding as Eurocurrency Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such Eurocurrency Rate Loans or within such earlier period as may be required by law. The Borrowers hereby jointly and severally agree promptly to pay the Agent for the account of such Lender or Fronting Bank upon demand by such Lender or Fronting Bank, any additional amounts necessary to compensate such Lender for any costs incurred by such Lender or Fronting Bank in making any conversion in accordance with this
Section 6.6, including any interest or fees payable by such Lender or Fronting Bank to lenders of funds obtained by it in order to make or maintain its Eurocurrency Rate Loans hereunder.

    6.7. ADDITIONAL COSTS, ETC. If any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central Lender or other fiscal, monetary or other authority (whether or not having the force of law), shall:

         (a) subject any Lender, the Issuing Bank, the Fronting Bank, or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Credit Agreement, the other Loan Documents, any Letters of Credit, such Lender's Commitment or the Loans (other than taxes based upon or measured by the income or profits of such Lender, Issuing Bank, Fronting Bank or the Agent or bank franchise taxes), or

         (b) materially change the basis of taxation (except for changes in taxes on income or profits or bank franchise taxes) of payments to any Lender of the principal of or the interest on any Loans or any other amounts payable to any Lender or the Agent under this Credit Agreement or any of the other Loan Documents, or

         (c) impose or increase or render applicable (other than to the extent specifically provided for elsewhere in this Credit Agreement) any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or letters of credit issued by, or commitments of an office of any Lender, or

         (d) impose on any Lender, the Issuing Bank, the Fronting Bank or the Agent any other conditions or requirements with respect to this Credit

    Agreement, the other Loan Documents, any Letters of Credit, the Loans, such Lender's Commitment, or any class of loans, letters of credit or commitments of which any of the Loans or such Lender's Commitment forms a part, and the result of any of the foregoing is

          (i) to increase the cost to any Lender, the Issuing Bank or the Fronting Bank, of making, funding, issuing, renewing, extending or maintaining any of the Loans or such Lender's
       Revolving Credit Commitment or any Letter of Credit, or

          (ii) to reduce the amount of principal, interest, Reimbursement Obligation or other amount payable to such Lender, the Issuing Bank or the Fronting Bank or the Agent hereunder on account of such Lender's Commitment, any Letter of Credit or any of the Loans, or

          (iii) to require such Lender, the Issuing Bank or the Fronting Bank or the Agent to make any payment or to forego any interest or Reimbursement Obligation or other sum payable hereunder, the amount of which payment or foregone interest or Reimbursement Obligation or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender, the Issuing Bank or the Fronting Bank or the Agent from the Borrowers hereunder, then, and in each such case, the Borrowers will, within fifteen (15) days after demand made by such Lender or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise jointly and severally pay to such Lender, the Issuing Bank or the Fronting Bank or the Agent such additional amounts as will be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or Reimbursement Obligation or other sum.

    6.8. CAPITAL ADEQUACY. If after the date hereof any Lender, the Issuing Bank or the Fronting Bank or the Agent determines that (i) the adoption of or change in any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) regarding capital requirements for Lenders or Lender holding companies or any change in the interpretation or application thereof by a court or governmental authority with appropriate jurisdiction, or (ii) compliance by such Lender, the Issuing Bank or the Fronting Bank or the Agent or any corporation controlling such Lender, the Issuing Bank or the Fronting Bank or the Agent with any law, governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) of any such entity regarding capital adequacy, has the effect of reducing the return on such Lender's, the Issuing Bank, the Fronting Bank or the Agent's commitment with respect to any Loans or Letters of Credit to a level below that which such Lender, the Issuing Bank or the Fronting Bank or the Agent could have achieved but for such adoption, change or compliance (taking into consideration such Lender's, the Issuing Bank, the Fronting Bank or the Agent's then existing policies with respect to capital adequacy and assuming full utilization of such entity's capital) by any amount deemed by such Lender or (as the case may be) the Agent to be material, then such Lender or the Agent may notify the Borrowers of such fact. To the extent that the amount of such reduction in the return on capital is not reflected in the Base Rate, TransTechnology agrees to pay such Lender, the Issuing Bank or the Fronting Bank or (as the case may be) the Agent for the amount of such reduction in the return on capital as and when such reduction is determined upon presentation by such Lender, the Issuing Bank or the Fronting Bank or (as the case may be) the Agent of a certificate in accordance with Section 6.9 hereof. Each Lender, the Issuing Bank, the Fronting Bank and the Agent shall allocate such cost increases among its customers in good faith and on an equitable basis.

    6.9. CERTIFICATE. A certificate setting forth any additional amounts payable pursuant to Section 6.7 or 6.8 and a brief explanation of such amounts which are due, submitted by any Lender, the Issuing Bank, the Fronting Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

    6.10. INDEMNITY. The Borrowers jointly and severally (but, in the case of GmbH, subject to Section 30 of the GmbH Act of Germany) agree to indemnify each Lender and to hold each Lender harmless from and against any loss, cost or expense (including loss of anticipated profits) that such Lender may sustain or incur as a consequence of (i) default by any of the Borrowers in payment of the principal amount of or any interest on any Eurocurrency Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Eurocurrency Rate Loans, (ii) default by any of the Borrowers in making a borrowing or conversion after such Borrower has given (or is deemed to have given) a Loan Request, notice (in the case of all or any portion of Term Loan A pursuant to Section 4A.5.2 or Term Loan B pursuant to Section 4B.5.2) or a Conversion Request relating thereto or (iii) the making of any payment of a Eurocurrency Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such Loans.

    6.11. INTEREST AFTER DEFAULT.

          6.11.1. OVERDUE AMOUNTS. (a) Overdue principal and (to the extent permitted by applicable law) interest on the Loans (other than the Sterling Loans) and all other overdue amounts payable hereunder or under any of the other Loan Documents shall bear interest compounded monthly and payable on demand at a rate per annum equal to the sum of (i) two percent (2%) per annum plus (ii) the Applicable Margin with respect to Base Rate Loans applying to Term Loan B (if such overdue amounts are with respect to Term Loan B), and otherwise the Applicable Margin with respect to Base Rate

   Loans other than Term Loan B plus (iii) the Base Rate, until such amount shall be paid in full (after as well as before judgment).

       (b) Overdue principal and (to the extent permitted by applicable law) interest on the Sterling Loans shall bear interest compounded monthly and payable on demand at a rate per annum equal to the sum of (i) two percent (2%) per annum plus (ii) the Applicable Margin with respect to Eurocurrency Rate Loans other than Term Loan B plus (iii) the applicable Base Rate, until such amount shall be paid in full (after as well as before judgment).

       6.11.2. AMOUNTS NOT OVERDUE. During the continuance of a Default or an Event of Default the principal of the Revolving Credit Loans, the International Facility Loans and the Term Loans not overdue shall, until such Default or Event of Default has been cured or remedied or such Default or Event of Default has been waived by the Majority Lenders pursuant to
   Section 27, bear interest at a rate per annum equal to the greater of
   (i) two percent (2%) above the rate of interest otherwise applicable to such Loans pursuant to Section 2.5, Section 3.5, Section 4A.5 or Section 4B.5 and (ii) the rate of interest applicable to overdue principal pursuant to Section 6.11.1.

   6.12. FRONTING BANK PROVISIONS.

       6.12.1. FRONTING FEE. The Borrowers jointly and severally agree to pay to the Fronting Bank for the account of the Fronting Bank a fronting fee calculated at the rate of one-quarter of one percent (1/4%) per annum on the average principal amount of Fronted Loans outstanding (including amounts requested) during each calendar quarter or portion thereof from the Closing Date to the later to occur of the Revolving Credit Loan
   Maturity Date and the Term Loan A Maturity Date. The fronting fee shall be payable quarterly in arrears on the first day of each calendar quarter for the immediately preceding calendar quarter, commencing on the first such date following the date hereof, with a final payment on the later to occur of the Revolving Credit Loan Maturity Date and the Term Loan A Maturity
   Date, or any earlier date on which the Fronting Bank's commitment to make Fronted Loans shall terminate.

       6.12.2. INDEMNITIES FROM THE BANKS. Each of the Banks severally undertakes to keep the Fronting Bank indemnified as follows:

        (a) Each Bank irrevocably and unconditionally undertakes to pay to the Agent for the account of the Fronting Bank on demand made by the Fronting Bank through the Agent:

        (i) such Bank's Revolving Credit Commitment Percentage of each amount which is expressed to be payable by any of the Borrowers to or for the account of the Fronting Bank by way of the payment, repayment or prepayment of any International Facility Loan and which such Borrower fails to pay together with interest which has accrued with respect thereto;

    (ii) such Bank's Term A Commitment Percentage of each amount which is expressed to be payable by any of the Borrowers to or for the account of the Fronting Bank by way of the payment, repayment or prepayment of any Tranche of Term Loan A and which such Borrower fails to pay together with interest which has accrued with respect thereto; and

    (iii) such additional amount as shall be necessary to reimburse the Fronting Bank for its cost of funding the amount payable by such Bank as mentioned in sub-clauses (i) and (ii) above during the period beginning on the date the amount was due from the applicable Borrower and ending on the date demand is made on such Bank for payment of the same, and agrees that neither the Fronting Bank nor the Agent shall be obliged to make any demand on or take any proceedings against any of the Borrowers or any other person before making demand on such Bank hereunder.

    (b) Each Bank irrevocably and unconditionally undertakes to pay to the Agent for the account of the Fronting Bank on demand made by the Fronting Bank through the Agent at any time after an Event of Default has occurred and is continuing and has not been waived, its Revolving Credit Commitment Percentage of any outstanding International Facility Loan made by the Fronting Bank, and any such payment shall be in satisfaction pro tanto of the undertakings of such Bank contained in clause (a) above.

    (c) Each Bank irrevocably and unconditionally undertakes to pay to the Agent for the account of the Fronting Bank on demand made by the Fronting Bank through the Agent at any time after an Event of Default has occurred and is continuing and has not been waived, its Term A Commitment Percentage of any outstanding Tranche of Term Loan A made by the Fronting Bank, and any such payment shall be in satisfaction pro tanto of the undertakings of such Bank contained in clause (a) above.

    (d) If a Bank fails to make payment on the due date therefor of any amount due from it for the account of the Fronting Bank pursuant to clauses
(a), (b) and (c) hereof (a "relevant amount") then (i) such Bank shall be deemed to be Delinquent Lender pursuant to Section 16.5.3 and (ii) until the Fronting Bank has received payment of the relevant amount in full (and without prejudice to any other rights or remedies of the Agent or the Fronting Bank in respect of such failure) the Fronting Bank shall be entitled to receive any interest which such Delinquent Lender would otherwise have been entitled to receive in respect of the Loan in respect of which the relevant amount is payable and (iii) such Delinquent Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents, and, for so long as such Bank remains a Delinquent Lender under this Section 6.12.2, the determination of the Majority Lenders, or, as the case may be, the Majority Banks or Majority Term B Lenders shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such Delinquent Lender in the Loans to the extent of such participation.

           (e) The Borrowers jointly and severally, irrevocably and unconditionally, undertake to reimburse to each Bank any amount paid by such Bank pursuant to this Section 6.12.2, and such amount shall be immediately due from the Borrowers to such Bank on the day such amount is paid by such Bank to the Agent and to indemnify and hold such Bank harmless against all actions, proceedings, liabilities, claims, demands, costs and expenses of whatsoever nature and howsoever occurring which such Bank may properly incur, suffer or sustain by reason of its payment of such amount.

           6.12.3. RESIGNATION OF FRONTING BANK. The Fronting Bank may resign at any time by giving sixty (60) days prior written notice thereof to the Banks and TransTechnology. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Fronting Bank. Unless a Default or Event of Default shall have occurred and be continuing, such successor Fronting Bank shall be reasonably acceptable to TransTechnology. If no successor Fronting Bank shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Fronting Bank's giving of notice of resignation, then the retiring Fronting Bank may, on behalf of the Banks, appoint a successor Fronting Bank, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation, and having the ability to fund the DM
   Loans from a DM Lending Office located in Germany and the Sterling Loans from a Sterling Lending Office located in England. Upon the acceptance of any appointment as Fronting Bank hereunder by a successor Fronting Bank, such successor Fronting Bank shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Fronting Bank, and the retiring Fronting Bank shall be discharged from its duties and obligations hereunder. After any retiring Fronting Bank's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Fronting Bank.

   6.13. LIMIT ON NUMBER OF SEPARATE EUROCURRENCY RATE LOANS.

   No more than ten (10) separate Eurocurrency Rate Loans (whether outstanding with respect to the Revolving Credit Loans, Term Loans or International Facility Loans) may be outstanding under this Credit Agreement at any one time.

                    7. COLLATERAL SECURITY AND GUARANTIES.

    7.1. SECURITY OF BORROWERS. All of the Obligations shall be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of TransTechnology, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which TransTechnology is a party. The Obligations of GmbH shall be secured by a security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of GmbH, whether now owned or hereafter acquired, pursuant to the terms of the German Security Documents. The Obligations of Limited shall be secured by a first priority fixed and floating charge over all of the assets of Limited, whether now owned or hereafter acquired, pursuant to the terms of the Debenture.

    7.2. GUARANTIES AND SECURITY OF SUBSIDIARIES. The Obligations shall also be guaranteed pursuant to the terms of the Guaranties. The obligations of each of the Guarantors shall be in turn secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which such Guarantor is a party.

                      8. REPRESENTATIONS AND WARRANTIES.

     The Borrowers jointly and severally represent and warrant to the Lenders and the Agent, at the Closing Date and on the Acquisition Date after giving effect to the Acquisition, as follows:

8.1. CORPORATE AUTHORITY.

          8.1.1. INCORPORATION; GOOD STANDING. Each of the Borrowers and its respective Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its place of incorporation, (ii) has all requisite corporate power to own its property and conduct its business as now conducted and as presently contemplated, and (iii) is in good standing as a foreign corporation and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified would not have a materially adverse effect on the business, assets or financial condition of such Borrower or Subsidiary.

          8.1.2. AUTHORIZATION. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries are or are to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of such Person, (ii) have been duly authorized by all necessary corporate proceedings, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrowers or their Subsidiaries, or any of the assets of any of the Borrowers or their Subsidiaries, are subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrowers or their Subsidiaries and (iv) do not conflict with any provision of the corporate charter, bylaws or memorandum and articles of association of, or any agreement or other instrument binding upon, any of the Borrowers or their Subsidiaries.

           8.1.3. ENFORCEABILITY. The execution and delivery of this Credit Agreement and the other Loan Documents to which the Borrowers or any of their Subsidiaries are or are to become a party will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

     8.2.  GOVERNMENTAL APPROVALS.

           The execution, delivery and performance by each of the Borrowers and its respective Subsidiaries of this Credit Agreement, the other Loan Documents and the Acquisition Documents to which any of the Borrowers or any of their Subsidiaries are or are to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained, except that the Merger Documents will require registration with the local Commercial Registrar to be effective.

     8.3.  TITLE TO PROPERTIES; LEASES.

Except as indicated on Schedule 8.3 hereto and also giving effect to the transaction contemplated hereby, (a) TransTechnology and its respective Subsidiaries own all of the assets reflected in the consolidated balance sheet of TransTechnology and its Subsidiaries as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date) and to be acquired pursuant to the Acquisitions, subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except Permitted Liens, and (b) all of TransTechnology's and its respective Subsidiaries' assets are reflected in the consolidated balance sheet as at the Balance Sheet Date described in Section 8.4.1.

     8.4.  FINANCIAL STATEMENTS AND PROJECTIONS.

            8.4.1. TRANSTECHNOLOGY FINANCIAL STATEMENTS. There has been furnished to each of the Lenders a consolidated balance sheet of

TransTechnology and its Subsidiaries as at the Balance Sheet Date, and a consolidated statement of income of TransTechnology and its Subsidiaries for the fiscal year then ended, certified by Deloitte & Touche. Such balance sheet and statement of income have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of TransTechnology as at the close of business on the date thereof and the results of operations for the fiscal year then ended. There are no contingent liabilities of TransTechnology or any of its Subsidiaries as of such date involving material amounts, known to the officers of TransTechnology, which were not disclosed in such balance sheet and the notes related thereto.

      8.4.2. SEEGER-ORBIS FINANCIAL STATEMENTS. There has been furnished to each of the Lenders financial statements of Seeger-Orbis and of each of its Subsidiaries delivered to TransTechnology pursuant to the Acquisition Documents (collectively, the "Seeger-Orbis Financial Statements"). Each of the Seeger-Orbis Financial Statements has been prepared in accordance with internationally generally accepted accounting principles guided by the SKF Financial Manual, a complete and current copy of which has been furnished to the Agent. To the best knowledge of TransTechnology, the Seeger-Orbis Financial Statements (including any related notes) present a true and fair view of the financial position and the results of operations of Seeger-Orbis and its Subsidiaries and the fastener business of the Seeger division of SKF USA Inc.

      8.4.3. PRO FORMA FINANCIAL STATEMENTS; PROJECTIONS. There has been furnished to each of the Lenders (a) a pro forma consolidated balance sheet (dated June 29, 1995) of the Borrowers and their Subsidiaries as at the Acquisition Date, which properly gives effect to the Loans and the Acquisition and which fairly presents the financial condition of the Borrowers and their Subsidiaries as at the close of business on the Acquisition Date, but does not include footnotes, reserves or year-end adjustments; and (b) projections (dated the same date as the pro forma balance sheet referred to above) of the annual operating budgets of TransTechnology and its Subsidiaries on a consolidated basis after giving effect to the Loans and the Acquisition, balance sheets and cash flow statements for the 1996 to 2001 fiscal years (the "Projections"), which fairly disclose all assumptions made with respect to general economic, financial and market conditions used in their formulation. To the knowledge of TransTechnology and any of its Subsidiaries, no facts exist that (individually or in the aggregate) would result in any material change in any of the Projections. The Projections are based upon reasonable estimates and assumptions, have been prepared on the basis of the assumptions stated therein and reflect the reasonable estimates of TransTechnology and its Subsidiaries of the results of operations and other information projected therein.

      8.5. NO MATERIAL CHANGES, ETC.

      (a) Since the Balance Sheet Date there has occurred no materially adverse change in the financial condition or business of TransTechnology or any of its Subsidiaries or any material assets of TransTechnology or any of its Subsidiaries as shown on or reflected in the consolidated balance sheet of TransTechnology and its Subsidiaries as at the Balance Sheet Date, or the consolidated statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business or financial condition of TransTechnology or any of its Subsidiaries or any material assets of TransTechnology or any of its Subsidiaries. Since the Balance Sheet Date, TransTechnology has not made any Distribution except for its regular quarterly dividend of $341,891 paid on June 1, 1995 and certain stock repurchases in an amount not in excess of $65,000 in aggregate.

      (b) Each of the Borrowers and each of their Subsidiaries (before and after giving effect to the transactions contemplated by this Credit Agreement and the other Loan Documents) (i) is solvent, (ii) has assets having a fair value in excess of its liabilities, (iii) has assets having a fair value in excess of the amount required to pay its liabilities on existing debts as such debts become absolute and matured, and (iv) has, and expects to continue to have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection with the operation of its business as such debts mature.

      8.6. FRANCHISES, PATENTS, COPYRIGHTS, ETC. Each of the Borrowers and each of their Subsidiaries possesses all franchises, patents, copyrights,trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of its business substantially as now conducted without known conflict with any rights of others.

      8.7. LITIGATION. Except as set forth in Schedule 8.7 hereto, there are no actions, suits, proceedings or investigations of any kind pending or threatened against any of the Borrowers or their Subsidiaries before any court, tribunal or administrative agency or board that, if adversely determined, might, either in any case or in the aggregate, materially adversely affect the properties, assets, financial condition or business of any of the Borrowers or their Subsidiaries or materially impair the right of any of the Borrowers or their Subsidiaries to carry on business substantially as now conducted by them, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the consolidated balance sheet of the Borrowers and their Subsidiaries, or which question the validity of this Credit Agreement or any of the other Loan Documents, or any action taken or to be taken pursuant hereto or thereto.

      8.8. NO MATERIALLY ADVERSE CONTRACTS, ETC. None of the Borrowers nor any of their Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a materially adverse effect on the business, assets or financial condition of any of the Borrowers or their Subsidiaries. None of the Borrowers nor any of their Subsidiaries is a party to any contract or agreement that is in default or has or is expected, in the judgment of the Borrowers' officers, to have any materially adverse effect on the business of any of the Borrowers or their Subsidiaries.

      8.9. COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. None of the Borrowers nor any of their Subsidiaries is in violation of any provision of its charter documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, act, statute, license, rule, regulation or other law, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or materially and adversely affect the financial condition, properties or business of any of the Borrowers or their Subsidiaries.

      8.10. TAX STATUS.

      Except as disclosed on Schedule 8.10 hereto, each of the Borrowers and its Subsidiaries (i) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which any of them is subject, (ii) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Borrowers know of no basis for any such claim.

      8.11. NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

      8.12. HOLDING COMPANY AND INVESTMENT COMPANY ACTS.

      None of the Borrowers nor any of their Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor are any of the Borrowers or their Subsidiaries an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      8.13. ABSENCE OF FINANCING STATEMENTS, ETC. There is no financing statement, security agreement, chattel mortgage, real estate mortgage, lease or other document filed or recorded with any filing records, registry or other public office, or otherwise, that purports to cover, affect or give notice of any present or possible future lien on, or security interest in, any assets or property of any of the Borrowers or their Subsidiaries or any rights relating thereto, except (i) with respect to Permitted Liens, and (ii) certain financing statements in favor of NCFC and listed on Schedule 8.13, as to each of which the Agent has prior to the Closing Date received termination statements on Form UCC-3 duly completed to the Agent's satisfaction.

      8.14. PERFECTION OF SECURITY INTEREST. All filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interests in and charges over the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any material setoff, claims, withholdings or other defenses. The Borrowers or their Subsidiaries, as specified in the Security Documents, are the owners of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except for Permitted Liens.

      8.15. CERTAIN TRANSACTIONS. Except for arm's length transactions pursuant to which any of the Borrowers or their Subsidiaries or any officer, director or employee of such Borrower or Subsidiary makes payments in the ordinary course of business upon terms no less favorable than such Borrowers, Subsidiaries, officers, directors or employees could obtain from third parties, none of the officers, directors, or employees of any of the Borrowers or their Subsidiaries is presently a party to any transaction with any of the Borrowers or their Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of any Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

      8.16. EMPLOYEE BENEFIT PLANS.

            8.16.1. IN GENERAL. Each Employee Benefit Plan has been maintained and operated in compliance in all material respects with the provisions of ERISA and, to the extent applicable, the Code, including but not limited to the provisions thereunder respecting prohibited transactions. TransTechnology has heretofore delivered to the Agent the most recently completed annual report, Form 5500, with all required attachments, and actuarial statement required to be submitted under Section 103(d) of ERISA, with respect to each Guaranteed Pension Plan.

       8.16.2. TERMINABILITY OF WELFARE PLANS. Under each Employee Benefit Plan which is an employee welfare benefit plan within the meaning of Section 3(1) or
Section 3(2)(B) of ERISA, no benefits are due unless the event giving rise to the benefit entitlement occurs prior to plan termination (except as required by Title I, Part 6 of ERISA). TransTechnology or an ERISA Affiliate, as appropriate, may terminate each such Plan at any time (or at any time subsequent to the expiration of any applicable bargaining agreement) in the discretion of TransTechnology or such ERISA Affiliate without liability to any Person.

       8.16.3. GUARANTEED PENSION PLANS. Each contribution required to be made to a Guaranteed Pension Plan, whether required to be made to avoid the incurrence of an accumulated funding deficiency, the notice or lien provisions of Section 302(f) of ERISA, or otherwise, has been timely made. No waiver of an accumulated funding deficiency or extension of amortization periods has been received with respect to any Guaranteed Pension Plan. No liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred by TransTechnology or any ERISA Affiliate with respect to any Guaranteed Pension Plan and there has not been any ERISA Reportable Event, or any other event or condition which presents a material risk of termination of any Guaranteed Pension Plan by the PBGC. Based on the latest valuation of each Guaranteed Pension Plan (which in each case occurred within twelve months of the date of this representation), and on the actuarial methods and assumptions employed for that valuation, the aggregate benefit liabilities of all such Guaranteed Pension Plans within the meaning of Section 4001 of ERISA did not exceed the aggregate value of the assets of all such Guaranteed Pension Plans, disregarding for this purpose the benefit liabilities and assets of any Guaranteed Pension Plan with assets in excess of benefit liabilities.

       8.16.4. MULTIEMPLOYER PLANS. Other than (a) the Electronics Local
431 Pension Fund relating to employees of WTI and (b) the Western Pennsylvania Teamster and Employers Pension Fund relating to employees of TransTechnology's Breeze-Industrial division, neither TransTechnology nor any ERISA Affiliate is a member of any Multiemployer Plan. Neither TransTechnoIogy nor any ERISA Affiliate has incurred any material liability (including secondary liability) to any Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan under Section 4201 of ERISA or as a result of a sale of assets described in Section 4204 of ERISA. Neither TransTechnology nor any ERISA Affiliate has been notified that any Multiemployer Plan is in reorganization or insolvent under and within the meaning of Section 4241 or
Section 4245 of ERISA or that any Multiemployer Plan intends to terminate or has been terminated under Section 4041A of ERISA.

       8.16.5. COMPLIANCE WITH EMPLOYMENT BENEFIT LAWS. Except as set forth in
Schedule 8.16.5 hereto, none of the Borrowers nor any of their Subsidiaries is in violation of any material provision of any applicable pension, retirement funding or employee benefit legislation in any jurisdiction.

      8.17. REGULATIONS U AND X. The proceeds of the Loans shall be used to refinance certain Indebtedness of TransTechnology and certain of its Subsidiaries to NCFC, to fund the Acquisition, the Approved Acquisition and for working capital and general corporate purposes of the Borrowers. TransTechnology will obtain Letters of Credit solely for working capital and general corporate purposes. No portion of any Loan is to be used, and no portion of any Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

      8.18. ENVIRONMENTAL COMPLIANCE. Each of the Borrowers and its Subsidiaries has taken all necessary steps to investigate the past and present condition and usage of the Real Estate and the operations conducted thereon and, based upon such diligent investigation, has determined that, except as set forth on Schedule 8.18 attached hereto:

             (a) none of the Borrowers, their Subsidiaries or any operator of the Real Estate or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any European Union, national, federal, state or local statute, regulation, ordinance, order or decree relating to health, safety or the environment (hereinafter "Environmental Laws"), which violation would have a material adverse effect or the business, assets or financial condition of any of the Borrowers or their Subsidiaries or the consummation of the transactions referred to in this Agreement;

             (b) the Borrowers and their Subsidiaries have conducted all business operations on the Real Estate and continue to operate and maintain their businesses in compliance in all material respects with all applicable Environmental Laws and any other European Union, national federal, state and local laws, rules and regulation relating to air emissions, water discharge, noise emissions, solid, or liquid waste disposal, hazardous waste, or materials, or other environmental, health or safety matters and there are no outstanding citations, notices, or order of non-compliance issued to any of the Borrowers or their Subsidiaries, or relating to the respective businesses, assets, Real Estate, other property, leaseholds, or equipment of any of the Borrowers or their Subsidiaries under any such laws, rules or regulations; and

             (c) None of the Borrowers and their Subsidiaries, any Mortgaged Property and any of the other Real Estate is subject to any applicable environmental law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the recording of any Mortgage or to the effectiveness of any other transactions contemplated hereby.

      8.19. SUBSIDIARIES, ETC. A complete and correct list of the Subsidiaries of each of the Borrowers and the jurisdictions of their incorporation as of the Closing Date is set forth on Schedule 8.19 hereto. Except as set forth on
Schedule 8.19 hereto, none of the Borrowers nor any of their Subsidiaries is engaged in any joint venture or partnership with any other Person.

      8.20. BANK ACCOUNTS. Schedule 8.20 sets forth the account numbers and location of all bank accounts of each of the Borrowers and their Subsidiaries.


         9. AFFIRMATIVE, COVENANTS OF THE BORROWERS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

      9.1. PUNCTUAL PAYMENT. Each of the Borrowers will duly and punctually pay or cause to be paid the principal and interest on the Loans, all Reimbursement Obligations, the Letter of Credit Fees, the commitment fees, the Agent's fee, the fronting fee and all other amounts provided for in this Credit Agreement and the other Loan Documents to which any of the Borrowers or their Subsidiaries is a party, all in accordance with the terms of this Credit Agreement and such other Loan Documents.

      9.2.  MAINTENANCE OF OFFICES.

      (a) TransTechnology and each of the Borrowing Base Subsidiaries will maintain its chief executive office in Union, New Jersey, or at such other place in the United States of America as TransTechnology shall designate upon written notice to the Agent, where notices, presentations and demands to or upon TransTechnology or such Subsidiary in respect of the Loan Documents to which TransTechnology or such Subsidiary is a party may be given or made.

      (b) GmbH will within thirty (30) days of the completion of the Acquisition transfer its chief executive office to, and shall thereafter maintain its chief executive office in, Konigstein, Germany, or at such other place in Germany as GmbH shall designate upon written notice to the Agent, where notices, presentations and demands to or upon GmbH in respect of the Loan Documents to which GmbH is a party may be given or made.

      (c) Limited will maintain its registered office in Bingley, Yorkshire, or at such other place in England as Limited shall designate upon written notice to the

Agent, where notices, presentations and demands to or upon Limited in respect of the Loan Documents to which Limited is a party may be given or made.

       9.3. RECORDS AND ACCOUNTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, (a) if such Borrower or Subsidiary is located in the United States, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) if such Borrower or Subsidiary is located outside the United States, keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles in the country in which such Borrower or Subsidiary, as the case may be, is located. Each of the Borrowers will maintain adequate accounts and reserves for all taxes (including income taxes), depreciation, depletion, obsolescence and amortization of its properties and the properties of its Subsidiaries, contingencies, and other reserves.

       9.4. FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. TransTechnology will deliver to each of the Lenders:

             (a) as soon as practicable, but in any event not later than one hundred (100) days after the end of each fiscal year of TransTechnology, the consolidated balance sheet of TransTechnology and its Subsidiaries and the consolidating balance sheet of TransTechnology and its Subsidiaries, each as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated and consolidating statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and certified (as to the consolidated statements) without qualification by Deloitte & Touche or by other independent certified public accountants satisfactory to the Agent, together with a written statement from such accountants to the effect that they have read a copy of this Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to the Lenders for failure to obtain knowledge of any Default or Event of Default;

             (b) as soon as practicable, but in any event not later than forty-five (45) days after the end of each of the fiscal quarters of TransTechnology, copies of the unaudited consolidated balance sheet of TransTechnology and its Subsidiaries and the unaudited consolidating balance sheet of TransTechnology and its Subsidiaries, each as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow and consolidating statement of income and consolidating statement of cash flow for the portion of TransTechnology's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by the principal financial or accounting officer of TransTechnology that the information contained in such financial statements fairly presents the financial position of TransTechnology and its Subsidiaries on the date thereof (subject to year- end adjustments);

            (c) as soon as practicable, but in any event within thirty (30) days after the end of each month in each fiscal year of TransTechnology, unaudited monthly consolidated financial statements of TransTechnology and its Subsidiaries for such month, each prepared in accordance with generally accepted accounting principles;

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement certified by the principal financial or accounting officer of TransTechnology in substantially the form of Exhibit E hereto and setting forth in reasonable detail computations evidencing compliance with the covenants contained in Section 11 and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (e) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the Securities and Exchange Commission or sent to the stockholders of TransTechnology;

            (f) within twenty-one (21) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent;

            (g) within fifteen (15) days after reasonable request therefor from the Agent, and in any event no more than once in each calendar month, an Accounts Receivable aging report;

            (h) by April 30 of each year, the annual budget of TransTechnology and its Subsidiaries for the next fiscal year; and

            (i) from time to time such other financial data and information (including accountants' management letters) as the Agent or any Lender may reasonably request.

       9.5. NOTICES.

                9.5.1. DEFAULTS. Each of the Borrowers will promptly notify the Agent and each of the Lenders in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Credit Agreement or any other note, evidence of indebtedness, indenture or other obligation to which or with respect to which any of the Borrowers or their Subsidiaries is a party or obligor, whether as principal, guarantor, surety or otherwise, each of the Borrowers shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.

              9.5.2. ENVIRONMENTAL EVENTS. Each of the Borrowers will promptly give notice to the Agent and each of the Lenders (i) of any violation of any Environmental Law that any of the Borrowers or their Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any federal, state or local environmental agency and
        (ii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, or any federal, state or local environmental agency or board, that has the potential to materially affect the assets, liabilities, financial conditions or operations of any of the Borrowers or their Subsidiaries, or the Agent's mortgages, deeds of trust or security interests pursuant to the Security Documents.

              9.5.3. NOTIFICATION OF CLAIMS AGAINST COLLATERAL. Each of the Borrowers will, immediately upon becoming aware thereof, notify the Agent and each of the Lenders in writing of any setoff, claims (including, with respect to the Real Estate, environmental claims), withholdings or other defenses to which any of the Collateral, or the Agent's rights with respect to the Collateral, are subject.

              9.5.4. NOTICE OF LITIGATION AND JUDGMENTS. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Lenders in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting any of the Borrowers or their Subsidiaries or to which any of the Borrowers or their Subsidiaries is or becomes a party involving an uninsured claim against any of the Borrowers or their Subsidiaries that could reasonably be expected to have a materially adverse effect on any of the Borrowers or their Subsidiaries and stating the nature and status of such litigation or proceedings. Each of the Borrowers will, and will cause each of its Subsidiaries to, give notice to the Agent and each of the Lenders, in writing, in form and detail satisfactory to the Agent, within ten (10) days of any judgment not covered by insurance, final or otherwise, against such Borrower or any of its Subsidiaries in an amount in excess of $250,000.

        9.6. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Borrowers will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and those of its Subsidiaries. Each of the Borrowers (i) will cause all of its properties and those of its Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment,
(ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of such Borrower may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, and (iii) will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by them and in related businesses; provided that nothing in this Section 9.6 shall prevent any Borrower from discontinuing the operation and maintenance of any of its properties or any of those of its Subsidiaries if such discontinuance is, in the judgment of such Borrower, desirable in the conduct of its or their business and that do not in the aggregate materially adversely affect the business of any of the Borrowers and their Subsidiaries on a consolidated basis.

       9.7. INSURANCE.

       Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies as shall be in accordance with the general practices of businesses engaged in similar activities in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent and in accordance with the terms of the Security Agreements, including provisions naming the Agent as additional loss payee and providing for a minimum thirty
(30) days' notice to the Agent prior to cancellation. Each of the Borrowers will, and will cause each of its Subsidiaries to, maintain insurance on the Mortgaged Properties in accordance with the terms of the Mortgages. Upon reasonable request from the Agent, the Borrowers shall furnish the Agent from time to time with information concerning the Borrowers' and their Subsidiaries' insurance, including (when requested) copies of the certificates of insurance evidencing such insurance.

       9.8. TAXES. Each of the Borrowers will, and will cause each of its Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and its real properties, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if such contesting Borrower or Subsidiary shall have set aside on its books adequate reserves with respect thereto; and provided further that each of the Borrowers and its Subsidiaries will pay all such taxes, assessments, charges, levies or claims forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor.

       9.9. INSPECTION OF PROPERTIES AND BOOKS, ETC.

             9.9.1. GENERAL. Each of the Borrowers shall permit the Lenders, through the Agent or any of the Lenders' other designated representatives, to visit and inspect any of the properties of such Borrower and any of its Subsidiaries, to examine the books of account of such Borrower and its

       Subsidiaries (and to make copies thereof and extracts therefrom), and to discuss the affairs, finances and accounts of such Borrower and its Subsidiaries with, and to be advised as to the same by, its and their officers, all at such reasonable times and intervals as the Agent or any Lender may reasonably request.

              9.9.2. COLLATERAL REPORTS. Twice each calendar year (or more frequently as determined by the Agent), upon the request of the Agent, TransTechnology will obtain and deliver to the Agent a report of an independent collateral auditor satisfactory to the Agent (which may be affiliated with one of the Lenders) with respect to the Accounts Receivable and inventory components included in the Borrowing Base, which report shall indicate whether or not the information set forth in the Borrowing Base Report most recently delivered is accurate and complete in all material respects based upon a review by such auditors of the Accounts Receivable (including verification with respect to the amount, aging, identity and credit of the respective account debtors and the billing practices of TransTechnology or its applicable Subsidiary) and inventory (including verification as to the value, location and respective types). All such collateral value reports shall be conducted and made at the expense of TransTechnology.

              9.9.3. APPRAISALS. If an Event of Default shall have occurred and be continuing, each of the Borrowers upon the request of the Agent, will obtain and deliver to the Agent appraisal reports in form and substance and from appraisers satisfactory to the Agent, stating (i) the then current fair market, orderly liquidation and forced liquidation values of all or any portion of the equipment or real estate owned by such Borrower or any of its Subsidiaries and (ii) the then current business value of such Borrower and its Subsidiaries. All such appraisals shall be conducted and made at the expense of the Borrower obtaining and delivering such appraisal reports.

              9.9.4. ENVIRONMENTAL ASSESSMENTS. Whether or not an Event of Default shall have occurred, the Agent may, from time to time, in its discretion for the purpose of assessing and ensuring the value of any Mortgaged Property, obtain one or more environmental assessments or audits of such Mortgaged Property prepared by a hydrogeologist, an independent engineer or other qualified consultant or expert approved by the Agent to evaluate or confirm (i) whether any Hazardous Materials are present in the soil or water at such Mortgaged Property and (ii) whether the use and operation of such Mortgaged Property complies with all Environmental Laws. Environmental assessments may include without limitation detailed visual inspections of such Mortgaged Property including any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, surface water samples and ground water samples, as well as such other investigations or analyses as the Agent deems appropriate. All such environmental assessments shall be conducted at the expense of TransTechnology.

              9.9.5. COMMUNICATIONS WITH ACCOUNTANTS. Each of the Borrowers authorizes the Agent and, if accompanied by the Agent, the Lenders to communicate directly with such Borrower's independent certified public accountants, provided that TransTechnology shall have received advance notice of any such communications, and authorizes such accountants to disclose to the Agent and the Lenders any and all financial statements and other supporting financial documents and schedules including copies of any management letter with respect to the business, financial condition and other affairs of such Borrower or any of its Subsidiaries. At the request of the Agent, each of the Borrowers shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 9.9.5.

       9.10. COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply in all material respects with (i) the applicable laws and regulations wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its charter documents and, in the event such by-laws exist, its by-laws, (iii) all agreements and instruments by which it or any of its properties may be bound and (iv) all applicable decrees, orders, and judgments. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that any of the Borrowers or their Subsidiaries may fulfill any of its obligations hereunder or any of the other Loan Documents to which such Borrower or Subsidiary is a party, such Borrower will, or (as the case may be) will cause such Subsidiary to, immediately take or cause to be taken all reasonable steps within the power of such Borrower or Subsidiary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof.

       9.11. EMPLOYEE BENEFIT PLANS. TransTechnology will (i) promptly upon filing the same with the United States Department of Labor or Internal Revenue Service, upon request of the Agent, furnish to the Agent a copy of the most recent actuarial statement required to be submitted under Section 103(d) of ERISA and Annual Report, Form 5500, with all required attachments, in respect of each Guaranteed Pension Plan and (ii) promptly upon receipt or dispatch, furnish to the Agent any notice, report or demand sent or received in respect of a Guaranteed Pension Plan under Sections 302, 4041, 4042, 4043, 4063,
4065, 4066 and 4068 of ERISA, or in respect of a Multiemployer Plan, under Sections 4041A, 4202, 4219, 4242, or 4245 of ERISA. Each of the
Borrowers and each of their Subsidiaries shall comply with all applicable pension, retirement funding or employee benefit legislation in any jurisdiction.

       9.12. USE OF PROCEEDS. The proceeds of the Loans shall be used to refinance certain Indebtedness of TransTechnology and certain of its Subsidiaries to NCFC, to fund the Acquisition and the Approved Acquisition and for working capital and general corporate purposes of the Borrowers. TransTechnology will obtain Letters of Credit solely for working capital and general corporate purposes.

       9.13. ADDITIONAL MORTGAGED PROPERTY. If, after the Closing Date, any of the Borrowers or their Subsidiaries acquires or leases for a term in excess of five (5) years real estate used as manufacturing or warehouse facility such borrow shall, or shall, upon the request of the Agent or the Majority Lenders, cause such Subsidiary to, forthwith deliver to the Agent a fully executed mortgage or deed of trust over such real estate, in form and substance satisfactory to the Agent, together with title insurance policies, surveys, evidences of insurances with the Agent named as loss payee and additional insured, legal opinions and other documents and certificates with respect to such real estate as was required for Real Estate of such Borrower or Subsidiary as of the Closing Date. Each of the Borrowers further agrees that, following the taking of such actions with respect to such real estate, the Agent shall have for the benefit of the Lenders and the Agent a valid and enforceable first priority mortgage or deed of trust over such real estate, free and clear of all defects and encumbrances except for Permitted Liens.

       9.14. BANK ACCOUNTS. Each of the Borrowers will, and will cause its Subsidiaries to, together with the employees, agents and other Persons acting on behalf of such Borrower or Subsidiary, receive and hold in trust for the Agent and the Lenders all payments constituting proceeds of Accounts Receivable or other Collateral which come into their possession or under their control and, immediately upon receipt thereof, deposit such payments in the form received, with any appropriate endorsements, in one of the accounts designated as a lockbox or central depository account on Schedule 8.20.

       9.15. INTEREST RATE PROTECTION. With effect from a date no later than thirty (30) days after the Closing Date, TransTechnology will maintain interest rate protection arrangements on terms and conditions satisfactory to the Agent with respect to a principal amount of at least $25,000,000 for a period of three (3) years from the date of implementation of such arrangements.

       9.16. GERMAN MERGER. TransTechnology, GmbH and, following the Acquisition Date, Seeger-Orbis shall use their respective best efforts to pursue the completion of the German Merger pursuant to and in accordance with the Merger Documents, and shall submit or file all documents required to be submitted or filed with any governmental agency or regulatory authority in connection therewith by August 31, 1995, or such later date as maybe agreed in writing by the Agent. Each such submission or filing shall be true, accurate and complete, and TransTechnology shall as soon as practicable send, or procure the sending of, a copy of each such submission or filing to the Agent at its address specified in Section 21. GmbH and Seeger-Orbis shall deliver to the Agent, immediately following the submission or filing of the documents refered to in the first sentence of this Section 9.16, such documents, instruments as the Agent may request in order to facilitate the completion by or on behalf of the Agent of the German Merger following the occurrence and during the continuance of any Event of Default.

       9.17. ENGLISH ASSET TRANSFER. Limited shall only enter into any hive-down of Limited into Anderton (any such transaction, the "English Asset Transfer") if the Agent shall have received such documentary evidence satisfactory to it of:

             (a) Anderton's assumption of all of Limited's duties, obligations and liabilities (including Limited's liabilities hereunder), such evidence to include without limitation the Anderton Assumption Agreement duly executed by Limited and Anderton;

             (b) compliance of the English Asset Transfer and Anderton's assumption of Limited's liabilities hereunder with sections 151-158 of the Companies Act 1985 of the United Kingdom, including certified copies of any auditors' reports and statutory declarations required to be delivered under such sections of the Companies Act, and such opinions of English solicitors as to such compliance as the Agent may require; and

             (c) the corporate capacity of Limited and Anderton to enter into the English Asset Transfer and related transactions, including such opinions of English solicitors on such subject as the Agent may require.

      9.18. FURTHER ASSURANCES. Each of the Borrowers will, and will cause each of its Subsidiaries to, cooperate with the Lenders and the Agent and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Credit Agreement and the other Loan Documents.

      10. CERTAIN NEGATIVE COVENANTS OF THE BORROWERS.

      Each of the Borrowers covenants and agrees that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligations to issue, extend or renew any Letters of Credit:

      10.1. RESTRICTIONS ON INDEBTEDNESS. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee, or be or remain liable, contingently or otherwise, with respect to, any Indebtedness other than:

             (a) Indebtedness to the Lenders and the Agent arising under any of the Loan Documents;

             (b) current liabilities of any of the Borrowers or their Subsidiaries incurred in the ordinary course of business not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

             (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 9.8;

             (d) Indebtedness in respect of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as execution is not levied thereunder or in respect of which any of the Borrowers or Subsidiary shall at the time in good faith be prosecuting an appeal or proceedings for review and in respect of which a stay of execution shall have been obtained pending such appeal or review;

             (e) endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

             (f) Subordinated Debt;

             (g) obligations under Capitalized Leases not exceeding $4,000,000 in aggregate amount at any time outstanding;

             (h) Indebtedness incurred in connection with the acquisition after the date hereof of any real or personal property by any of the Borrowers or their Subsidiaries, provided that the aggregate principal amount of such Indebtedness of TransTechnology and its Subsidiaries shall not exceed the aggregate amount of $2,500,000 at any one time;

             (i) Indebtedness existing on the date hereof and listed and described on Schedule 10.1 hereto; and

             (j) Indebtedness of any Subsidiary of TransTechnology to TransTechnology; provided that such Indebtedness shall be evidenced by promissory notes duly executed by the obligor, and all such intercompany notes shall be pledged and delivered to the Agent and be in form and substance satisfactory to the Agent.

      10.2. RESTRICTIONS ON LIENS. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (ii) transfer any of such property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (iii) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (iv) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; or (v) sell, assign, pledge or otherwise transfer any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; provided that the Borrowers and their Subsidiaries may create or incur or suffer to be created or incurred or to exist:

             (a) liens in favor of a Borrower on all or part of the assets of Subsidiaries of such Borrower securing Indebtedness owing by such Subsidiaries to such Borrower;

             (b) liens to secure taxes, assessments and other government charges in respect of obligations not overdue or liens on properties other than Mortgaged Properties to secure claims for labor, material or supplies in respect of obligations not overdue or delinquent;

             (c) deposits or pledges made in connection with, or to secure payment of, workmen's compensation, unemployment insurance, old age pensions or other social security obligations;

             (d) liens on properties other than Mortgaged Properties in respect of judgments or awards, the Indebtedness with respect to which is permitted by Section 10.1(d);

             (e) liens of carriers, warehousemen, mechanics and materialmen, and other like liens on properties other than Mortgaged Properties, in existence less than 120 days from the date of creation thereof in respect of obligations not overdue or delinquent;

             (f) encumbrances on Real Estate other than the Mortgaged Property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord's or lessor's liens under leases to which a Borrower or a Subsidiary of a Borrower is a party, and other minor liens or encumbrances none of which in the opinion of the Borrowers interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrowers and their Subsidiaries, which defects do not individually or in the aggregate have a materially adverse effect on the business of any Borrower individually or of TransTechnology and its Subsidiaries on a consolidated basis;

             (g) liens existing on the date hereof and listed on Schedule 10.2 hereto;

             (h) purchase money security interests in or purchase money mortgages on real or personal property other than Mortgaged Properties acquired after the date hereof to secure purchase money Indebtedness of the type and amount permitted by Section 10.1(h), incurred in connection with the acquisition of such property, which security interests or mortgages cover only the real or personal property so acquired (or comparable security interests, such as collateral assignments or retention of title agreements entered into in the ordinary course of business);

             (i) liens and encumbrances on each Mortgaged Property as and to the extent permitted by the Mortgage applicable thereto; and

             (j) liens in favor of the Agent for the benefit of the Lenders and the Agent under the Loan Documents.

      10.3. RESTRICTIONS ON INVESTMENTS. The Borrowers will not, and will not permit any of their Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America, the Federal Republic of Germany or the United Kingdom that mature within one (1) year from the date of purchase;

            (b) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $1,000,000,000 or, with respect to Subsidiaries of TransTechnology located outside the United States, deposit accounts with local banks having total assets in excess of $1,000,000,000 or the local currency equivalent thereof;

            (c) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any state thereof that at the time of purchase have been rated and the ratings for which are not less than "P 1" if rated by Moody's Investors Services, Inc., and not less than "A 1" if rated by Standard and Poor's;

            (d) Investments existing on the date hereof and listed on Schedule
       10.3 hereto;

            (e) Investments with respect to Indebtedness permitted by Section 10.1(j) so long as such entities remain Subsidiaries of TransTechnology;

            (f) Investments consisting of the Guaranty or Investments by TransTechnology in Subsidiaries of TransTechnology existing on the Closing Date;

            (g) Investments consisting of promissory notes received as proceeds of asset dispositions permitted by Section 10.5.2;

            (h) Investments consisting of loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business not to exceed $250,000 in the aggregate at any time outstanding; and (i) other Investments in an aggregate amount not in excess of $100,000;

provided, however, that, with the exception of demand deposits referred to in
Section 10.3(b) and loans and advances referred to in Section 10.3(h), such Investments will be considered Investments permitted by this Section 10.3 only if all actions have been taken to the satisfaction of the Agent to provide to the Agent, for the benefit of the Banks and the Agent, a first priority perfected security interest in all of such Investments free of all encumbrances other than Permitted Encumbrances.

      10.4. DISTRIBUTIONS. TransTechnology will not make, or permit any of its Subsidiaries to make, any Distributions except that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom:

             (a) TransTechnology may make Distributions on or prior to September 1, 1995 in an aggregate amount not to exceed $375,000 with respect to the fiscal quarter ended June 30, 1995; and

             (b) TransTechnology may make Distributions with respect to each fiscal quarter commencing on or after July 1, 1995 within ninety (90) days following the end of such fiscal quarter, provided that:

                    (i) the aggregate amount of all Distributions declared and/or paid pursuant to this Section 10.4(b) with respect to each of the periods of one, two and three consecutive fiscal quarters commencing on July 1, 1995, and thereafter for each of the periods of four consecutive fiscal quarters most recently ended, shall not exceed twenty-five percent (25%) of Consolidated Net Income for such period, provided however, that for purposes of this section only, with respect to the fiscal quarter ended December 31, 1994, Consolidated Net Income shall include an additional amount of $1,080,000, and with respect to the fiscal quarter ended March 31, 1995 it shall include an additional amount of $2,275,000, in each case reflecting charges for discontinued operations; and

                    (ii) the aggregate amount of all Distributions declared and/or paid pursuant to this Section 10.4(b) with respect to each of the periods of one, two and three consecutive fiscal quarters commencing on July 1, 1995, and thereafter for each of the periods of four consecutive fiscal quarters most recently ended, may not exceed $1,500,000, unless the ratio of Senior Funded Indebtedness to Consolidated EBITDA, calculated on the same basis as Ratio 1 in the definition of "Applicable Margin", is less than 2:00:1 as of the end of such period, in which case the only applicable limit on the amount of such Distributions shall be as set forth in sub-clause (a) above:

      10.5. MERGER, CONSOLIDATION AND DISPOSITION OF ASSETS.

            10.5.1. MERGERS AND ACQUISITIONS. The Borrowers will not, and will not permit any of their Subsidiaries to, become a party to any merger or consolidation, or agree to or effect any asset acquisition or stock acquisition, other than:

                    (a) the acquisition of assets (other than assets which
             constitutes all or a substantial part of a business or division) in the ordinary course of business consistent with the past practices of the TransTechnology Group;

                    (b) the Approved Acquisition, subject to fulfillment of the conditions set forth in the definition thereof and in Section
             4A.1.4;

                    (c) the merger or consolidation of one or more of the
             Subsidiaries of TransTechnology with and into TransTechnology; or

                    (d) the merger or consolidation of two or more Subsidiaries of TransTechnology, including without limitation the German Merger and the English Asset Transfer.

             10.5.2. DISPOSITION OF ASSETS. The Borrower will not, and will not permit any of their Subsidiaries to, become a party to or agree to or effect any disposition of assets, other than:

                     (a) the disposition of assets (other than assets which
             constitutes all or a substantial part of a business or division) in the ordinary course of business, consistent with the past practices of the TransTechnology Group;

                     (b) the disposition of the assets listed in Schedule
             10.5.2, provided that (i) such disposition is for consideration equal to or greater than the fair market value of such assets, as determined by the management of the selling member of the TransTechnology Group in its reasonable discretion and (ii) the proceeds of any such disposition shall be paid to the Agent for the account of the Lenders, to be applied against the Loans in accordance with Section 4C.4; and

                     (c) the disposition of the assets identified on the most
             recent balance sheet of TransTechnology and its Subsidiaries as belonging to or employed in operations identified in such balance sheet as discontinued operations of the TransTechnology Group provided that the proceeds of any such disposition shall be paid to the Agent for the account of the Lenders, to be applied against the Term Loans in accordance with Section 4C.4.

      10.6. SALE AND LEASEBACK. The Borrowers will not, and will not permit any of their Subsidiaries to, enter into any arrangement, directly or indirectly, whereby any Borrower or Subsidiary of a Borrower shall sell or transfer any property owned by it in order then or thereafter to lease such property or lease other property that any member of the TransTechnology Group intends to use for substantially the same purpose as the property being sold or transferred.

      10.7. COMPLIANCE WITH ENVIRONMENTAL LAWS. The Borrowers will not, and will not permit any of their Subsidiaries to, (i) construct or install on any of the Real Estate any underground tank or other underground storage receptacle for

Hazardous Substances (ii) conduct any activity at any Real Estate or use any Real Estate in any manner so as to cause any material release (i.e. releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping) of Hazardous Substances on, upon or into the Real Estate, or (iii) otherwise conduct any activity at any Real
Estate or use any Real Estate in any manner that would be in material violation of any Environmental Law or bring such Real Estate in material violation of any Environmental Law.

      10.8. SUBORDINATED DEBT. TransTechnology will not, and will not permit any of its Subsidiaries to, amend, supplement or otherwise modify the terms of any Subordinated Debt or prepay, redeem or repurchase any Subordinated Debt.

      10.9. EMPLOYEE BENEFIT PLANS. Neither TransTechnology nor any ERISA Affiliate will

             (a) engage in any "prohibited transaction" within the meaning of
      Section 406 of ERISA or Section 4975 of the Code which could result in a material liability for TransTechnology or any of its Subsidiaries; or

             (b) permit any Guaranteed Pension Plan to incur an "accumulated funding deficiency", as such term is defined in Section 302 of ERISA, whether or not such deficiency is or may be waived; or

             (c) fail to contribute to any Guaranteed Pension Plan to an extent which, or terminate any Guaranteed Pension Plan in a manner which, could result in the imposition of a lien or encumbrance on the assets of TransTechnology or any of its Subsidiaries pursuant to Section 302(f) or

Section 4068 of ERISA; or

             (d) permit or take any action which would result in the aggregate benefit liabilities (with the meaning of Section 4001 of ERISA) of all Guaranteed Pension Plans exceeding the value of the aggregate assets of such Plans, disregarding for this purpose the benefit liabilities and assets of any such Plan with assets in excess of benefit liabilities.

      10.10. Bank Accounts. TransTechnology will not, and will not permit any of its Subsidiaries to, (i) establish any bank accounts other than those listed on Schedule 8.20 without the Agent's prior written consent, (ii) violate directly or indirectly any bank agency or lock box agreement in favor of the Agent for the benefit of the Lenders and the Agent with respect to such account, or (iii) deposit into any of the payroll accounts listed on Schedule
8.20 any amounts in excess of amounts necessary to pay current payroll obligations from such accounts.

      10.11. Operating Leases. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume, guarantee or remain liable for, contingently or otherwise, any Rental Obligations with respect to Operating Leases in excess of an aggregate amount of $4,500,000 scheduled to become due and payable in any fiscal year.

                   11. FINANCIAL COVENANTS OF THE BORROWERS.

        The Borrowers jointly and severally covenant and agree that, so long as any Loan, Unpaid Reimbursement Obligation, Letter of Credit or Note is outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letters of Credit:

        11.1. CONSOLIDATED EBITDA TO CONSOLIDATED TOTAL INTEREST EXPENSE. TransTechnology will not permit the ratio of Consolidated EBITDA to Consolidated Total Interest Expense for any fiscal period described in the table set forth below to be less than the ratio set forth opposite such period in such table:


        Period                                              Ratio
        ------                                              -----
        For the period commencing on the Closing            2.50: 1
        Date and ending on September 30, 1995

        For the period of two consecutive fiscal            2.75: 1
        quarters ending on December 31, 1995

        For the period of three consecutive fiscal          3.00: 1
        quarters ending on March 31, 1996

        For the Reference Period ending on June             3.25: 1
        30, 1996

        For the Reference Period ending on                  3.50: 1
        September 30, 1996

        For the Reference Period ending on                  3.75: 1
        December 31, 1996

        For each Reference Period ending at the             4.00: 1
        end of each fiscal quarter after January 1,
        1997


      11.2. FIXED CHARGE COVERAGE. TransTechnology will not, during any fiscal period described in the table set forth below, permit the ratio of (i) the difference of (A) Consolidated EBITDA for such period, minus (B) Capital Expenditures made during such period to the extent permitted by Section 11.6, to
(ii) the sum of (Y) Consolidated Total Interest Expense for such period, plus
(Z) any scheduled repayments of principal on any Indebtedness of TransTechnology or any of its Subsidiaries paid or which becomes due and payable during such period, to be less than the ratio set forth opposite such period in such table:

                                    -87-

           Period                                            Ratio
           ------                                            -----
        For the period commencing on the Closing             1.30: 1
        Date and ending on September 30, 1995

        For the period of two consecutive fiscal             1.30: 1
        quarters ending on December 31, 1995

        For the period of three consecutive fiscal           1.30: 1
        quarters ending on March 31, 1996

        For each Reference Period ending on or               1.50: 1
        after June 30, 1996


        11.3. LEVERAGE. TransTechnology will not permit the ratio of Senior Funded Indebtedness to Consolidated EBITDA, calculated on the same basis as Ratio 1 in the definition of "Applicable Margin," for any Reference Period ending during any period described in the table set forth below to exceed the ratio set forth opposite such period in such table:


        Period                                            Ratio
        ------                                            -----
        From the Closing Date through March               4.00: 1
        30, 1996

        From March 31, 1996 through                       3.50: 1
        September 30, 1996

        From October 1, 1996 through March                3.00: 1
        30, 1997

        From March 31, 1997 through March                 2.50: 1
        30, 1998

        From March 31, 1998 and thereafter                2.00: 1



       11.4. MINIMUM NET WORTH. TransTechnology will not permit Consolidated Net Worth at any time during any period described in the table set forth below to be less than the amount set forth opposite such period in such table:


         Period                                   Amount
         ------                                   ------
         From the Closing Date through            $60,000,000
         March 30, 1996

         From March 31, 1996 through              $65,000,000
         March 30, 1997

         From March 31, 1997 and                  $70,000,000, as such
         thereafter                               amount may be increased at
                                                  the end of each fiscal
                                                  quarter (commencing with
                                                  the first fiscal quarter of
                                                  fiscal year 1998), for the
                                                  fiscal quarter thereafter, by
                                                  the addition of seventy-five
                                                  percent (75%) of
                                                  Consolidated Net Income
                                                  earned after March 31,
                                                  1997.



       11.5. CURRENT RATIO. TransTechnology will not permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than
2.25 to 1 at any time.

       11.6. CAPITAL EXPENDITURES. TransTechnology will not make, or permit any Subsidiary of TransTechnology to make, Capital Expenditures (a) in the period from the Closing Date through March 31, 1996, that exceed $6,500,000 in the aggregate, or (b) in any fiscal year beginning on or after April 1, 1996, that exceed $7,000,000 in the aggregate for such fiscal year, provided that, if during any fiscal year the amount of Capital Expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in any subsequent fiscal year, and provided further that the aggregate amount of (i) the unutilized portion from any one fiscal year, plus (ii) any unutilized portion previously carried forward and which remains unutilized, which may be carried forward from one fiscal year to the subsequent fiscal year shall not exceed $2,000,000. For the purposes of this Section 11.6, Capital Expenditures shall not include any amounts in respect of leases in effect on the Closing Date and classified at such time as Operating Leases which, subsequent to the Closing Date, shall have been reclassified as Capitalized Leases.

                            12. CLOSING CONDITIONS.

       The obligations of the Banks and the Fronting Bank, as the case may be, to make the initial Revolving Credit Loans, International Facility Loans and Tranches of Term Loan A, of the Term B Lenders to make the Term B Loan, and of the Issuing Bank to issue any initial Letters of Credit shall be subject to the satisfaction of the following conditions precedent on or prior to the Closing
Date:

       12.1. LOAN DOCUMENTS, ETC.

             12.1.1. LOAN DOCUMENTS. Each of the Loan Documents (other than the Anderton Assumption Agreement and the Interest Rate Protection Documents) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Agent shall have received a fully executed copy of each such document.

             12.1.2. ACQUISITION DOCUMENTS. Each of the Acquisition Documents (other than the Merger Documents) shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to each of the Lenders. The Agent shall have received a fully executed copy of each such document.

       12.2. CERTIFIED COPIES OF CHARTER DOCUMENTS. Each of the Lenders shall have received from TransTechnology and each of its Subsidiaries a copy, certified by a duly authorized officer of such Person to be true and complete on the Closing Date, of each of (i) its charter or other incorporation documents as in effect on such date of certification, and (ii) its by-laws as in effect on such date.

       12.3. CORPORATE ACTION. All corporate action necessary for the valid execution, delivery and performance by TransTechnology and each of its Subsidiaries of this Credit Agreement and the other Loan Documents to which it is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Lenders shall have been provided to each of the Lenders.

       12.4. INCUMBENCY CERTIFICATE. Each of the Lenders shall have received from TransTechnology and each of its Subsidiaries an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of TransTechnology or such Subsidiary, and giving the name and bearing a specimen signature of each individual who shall be authorized: (i) to sign, in the name and on behalf of each of TransTechnology of such Subsidiary, each of the Loan Documents and Acquisition Documents to which TransTechnology and such Subsidiary is or is to become a party; (ii) in the case of the Borrowers, to make Loan Requests and Conversion Requests and to apply for Letters of Credit; and (iii) to give notices and to take other action on its behalf of the Borrowers under the Loan Documents.

       12.5. VALIDITY OF LIENS. The Security Documents shall be effective to create in favor of the Agent a legal, valid and enforceable first (except for Permitted Liens entitled to priority under applicable law) security interest in and lien upon the Collateral. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of the Agent to protect and preserve such security interests shall have been duly effected. The Agent shall have received evidence thereof in form and substance satisfactory to the Agent.

       12.6. PERFECTION CERTIFICATES AND UCC SEARCH RESULTS. The Agent shall have received from each of TransTechnology and its Subsidiaries a completed and fully executed Perfection Certificate and the results of UCC searches or searches of any other relevant register of charges or commercial register with respect to the Collateral, indicating no liens other than Permitted Liens and otherwise in form and substance satisfactory to the Agent.

       12.7. SURVEYS. The Agent shall have received a Survey of each Mortgaged Property as to which a survey has been conducted on or prior to the date hereof.

       12.8. TITLE INSURANCE. The Agent shall have received a Title Policy covering each Mortgaged Property located in the United States (or commitments to issue such policies, with all conditions to issuance of the Title Policy deleted by an authorized agent of the Title Insurance Company) together with proof of payment of all fees and premiums for such policies, from the Title Insurance Company and in amounts satisfactory to the Agent, insuring the interest of the Agent and each of the Lenders as mortgagee under the Mortgages.

       12.9. LANDLORD CONSENTS. TransTechnology and its Subsidiaries shall have delivered to the Agent all consents required for the Agent to receive, as part of the Security Documents, a collateral assignment of each material leasehold of personal property, together in each case with such estoppel certificates as the Agent may request.

       12.10. CERTIFICATES OF INSURANCE. The Agent shall have received (i) a certificate of insurance from an independent insurance broker dated as of the Closing Date, identifying insurers, types of insurance, insurance limits, and policy terms, and otherwise describing the insurance obtained in accordance with the provisions of the Security Agreements and (ii) certified copies of all policies evidencing such insurance (or certificates therefore signed by the insurer or an agent authorized to bind the insurer).

       12.11. BANK AGENCY AGREEMENTS. The Agent shall have received an agreement, in form and substance satisfactory to the Agent, from each bank at which TransTechnology or any of its Subsidiaries maintains depository accounts (including bank agency or lock box agreements) concerning the Agent's interest for the benefit of the Lenders and the Agent in such accounts.

       12.12. BORROWING BASE REPORT. The Agent shall have received from TransTechnology an initial Borrowing Base Report dated as of the Closing Date and regarding balances on May 28, 1995.

       12.13. ACCOUNTS RECEIVABLE AGING REPORT. The Agent shall have received from TransTechnology the most recent Accounts Receivable aging report of TransTechnology and its Subsidiaries dated as of a date which shall be no more than fifteen (15) days prior to the Closing Date and TransTechnology shall have notified the Agent in writing on the Closing Date of any material deviation from the Accounts Receivable values reflected in such Accounts Receivable aging report and shall have provided the Agent with such supplementary documentation as the Agent may reasonably request.

       12.14. HAZARDOUS WASTE ASSESSMENTS. The Agent shall have received hazardous waste site assessments from environmental engineers or other documentation in form and substance satisfactory to the Agent, covering all Mortgaged Property and all other real property in respect of which TransTechnology or any of its Subsidiaries may have material liability, whether contingent or otherwise, for dumping or disposal of Hazardous Substances.

       12.15. SOLVENCY CERTIFICATE. Each of the Lenders shall have received an officer's certificate of TransTechnology dated as of the Closing Date as to the solvency of TransTechnology and its Subsidiaries following the consummation of the transactions contemplated herein and in form and substance satisfactory to the Lenders.

       12.16. OPINION OF COUNSEL. Each of the Lenders and the Agent shall have received a favorable legal opinion addressed to the Lenders and the Agent, dated as of the Closing Date, in form and substance satisfactory to the Lenders and the Agent, from:

              (a) Pfaltz & Woller, P.A., counsel to TransTechnology and its Subsidiaries in the United States;

              (b) Jones, Day, Reavis & Pogue, counsel to TransTechnology and its Subsidiaries in the Federal Republic of Germany;

              (c) Eversheds, solicitors to Limited; and

              (d) if requested by the Agent such other local counsel to TransTechnology in any Jurisdiction where any Collateral (including but not the limited to Mortgaged Property, is located.

       12.17. PAYMENT OF FEES. TransTechnology shall have paid to the Agent the closing fee and Agent's fee pursuant to Sections 6.1 and 6.2.

       12.18. PAYOFF LETTER.

       The Agent shall have received a payoff letter from NCFC, indicating the amount of the loan obligations of TransTechnology and certain of its Subsidiaries to NCFC to be discharged on the Closing Date and an acknowledgment by NCFC that upon receipt of such funds it will forthwith execute and deliver to the Agent for filing all termination statements and take such other actions as may be necessary to discharge all mortgages, deeds of trust and security interests granted by TransTechnology or any of its Subsidiaries in favor of NCFC.

       12.19.  OUTSTANDING LETTERS OF CREDIT.

       Arrangements satisfactory to the Lenders and the Agent shall be in place with respect to certain letters of credit issued for the account of TransTechnology or certain Subsidiaries of TransTechnology by NCFC.

       12.20. DISBURSEMENT INSTRUCTIONS. The Agent shall have received disbursement instructions from TransTechnology, indicating (a) that the proceeds of the First US Tranche of Term Loan A and the Term Loan B are to be paid to NCFC, in repayment of the aggregate loan obligations of TransTechnology and its Subsidiaries to NCFC outstanding on the Closing Date, and (b) that a portion of the proceeds of the initial Revolving Credit Loans to TransTechnology and all of the proceeds of the German Tranche and the UK Tranche of Term Loan A shall be made available to TransTechnology, GmbH and Limited, respectively, for payment by GmbH to SKF GmbH to fund the SO Acquisition, and (c) that a portion of the proceeds of the initial Revolving Credit Loans shall be made available to TransTechnology to fund the acquisition by WTI pursuant to the Asset Purchase Agreement.

       12.21.  COLLATERAL NOTES.

       In addition to its Term Notes and the Revolving Credit Notes, TransTechnology agrees that with respect to any or all of the Mortgaged Property located in Florida, TransTechnology shall have executed and delivered or caused to be executed and delivered to the Agent such collateral notes (the "Collateral Notes") as the Agent and TransTechnology may agree upon, it being understood, however, that (a) the aggregate of all payments or recoveries on such Collateral Notes shall not exceed the amount of the Obligations (exclusive of the Collateral Notes), and (b) any payments or recoveries on such Collateral Notes shall be credited to the unpaid amount of the Obligations in such order of application as the Majority Lenders may determine. All Collateral Notes shall be payable to the order of the Agent, on demand.

                       13. CONDITIONS TO ALL BORROWINGS.

       The obligations of the Lenders to make any Loan, including Revolving Credit Loans and the Term Loans, and of the Issuing Bank to issue, extend or renew any Letter of Credit, in each case whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

       13.1. REPRESENTATIONS TRUE; NO EVENT OF DEFAULT. Each of the representations and warranties of any of TransTechnology and its Subsidiaries contained in this Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan or the issuance, extension or renewal of such Letter of Credit, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Credit Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse, and to the extent that such individual representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing. Upon the request of the Agent, TransTechnology shall have delivered to the Agent a certificate of TransTechnology signed by an authorized officer of TransTechnology to such effect.

       13.2. NO LEGAL IMPEDIMENT. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of any Lender would make it illegal for such Lender to make such Loan pursuant to the provisions of this Credit Agreement, or to participate in the issuance, extension or renewal of such Letter of Credit or in the reasonable opinion of the Issuing Bank would make it illegal for the Issuing Bank to issue, extend or renew such Letter of Credit.

       13.3. GOVERNMENTAL REGULATION. Each Lender shall have received such statements in substance and form reasonably satisfactory to such Lender as such Lender shall require for the purpose of compliance with any applicable regulations of the Comptroller of the Currency or the Board of Governors of the Federal Reserve System or any other applicable regulatory or supervisory body.

       13.4. PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Credit Agreement, the other Loan Documents, the Acquisition Documents and all other documents incident thereto shall be satisfactory in substance and in form to the Lenders and to the Agent and the Agent's Special Counsel, and the Lenders, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

       13.5. BORROWING BASE REPORT. The Agent shall have received the most recent Borrowing Base Report required to be delivered to the Agent in accordance with Section 9.4(f) and, if requested by the Agent, a Borrowing Base Report dated within five (5) days of the Drawdown Date of such Loan or of the date of issuance, extension or renewal of such Letter of Credit.

                   14. EVENTS OF DEFAULT; ACCELERATION; ETC.

       14.1. EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

               (a) any of the Borrowers shall fail to pay any principal of the Loans or any Reimbursement Obligation when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) any of the Borrowers or their Subsidiaries shall fail to pay any interest on the Loans, the commitment fee, any Letter of Credit Fee, the Agent's fee, the fronting fee, or other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (c) any of the Borrowers or their Subsidiaries shall fail to comply with any of its covenants contained in Section 9, 10 or 11 or any of the covenants contained in any of the Mortgages or in the Debenture;

            (d) any of the Borrowers or their Subsidiaries shall fail to perform any term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified elsewhere in this Section
       14.1 or those which by their terms expressly exclude any grace period for any non- compliance therewith) for fifteen (15) days after written notice of such failure has been given to TransTechnology by the Agent;

            (e) any representation or warranty of or any of the Borrowers or their Subsidiaries in this Credit Agreement or any of the other Loan Documents or in any other document or instrument delivered pursuant to or in connection with this Credit Agreement shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;


            (f) any of the Borrowers or their Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or in respect of any Capitalized Leases, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or in respect of any Capitalized Leases for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof;

            (g) any of the Borrowers or their Subsidiaries shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of such Borrower or Subsidiary or of any substantial part of the assets of such Borrower or Subsidiary or shall commence any case or other proceeding relating to any of the Borrowers or their Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against or any of the Borrowers or their Subsidiaries and any of the

       Borrowers or their Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition or application shall not have been dismissed within forty-five (45) days following the filing thereof;

            (h) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating any of the Borrowers or their Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any of the Borrowers or their Subsidiaries in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (i) there shall remain in force, undischarged, unsatisfied and unstayed, for more than thirty (30) days, whether or not consecutive, any final judgment against any of the Borrowers or their Subsidiaries that, with other outstanding final judgments, undischarged, against the Borrowers and their Subsidiaries exceeds in the aggregate $250,000;

            (j) if any of the Loan Documents shall be cancelled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Lenders, or any action at law, suit or in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of any of the Borrowers or their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (k) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Majority Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of TransTechnology or any of its Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $250,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (l) any of the Borrowers or their Subsidiaries shall be enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting any material part of its business and such order has a material adverse effect on the business or financial condition of such Borrower or Subsidiary;

            (m) there shall occur any material damage to, or loss, theft or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty, which in any such case causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of any of the Borrowers or their Subsidiaries if such event or circumstance is not covered by business interruption insurance and would have a material adverse effect on the business or financial condition of such Borrower or Subsidiary;

            (n) there shall occur the loss, suspension or revocation of, or failure to renew, any license or permit now held or hereafter acquired by any of the Borrowers or their Subsidiaries if such loss, suspension, revocation or failure to renew would have a material adverse effect on the business or financial condition of such Borrower or Subsidiary;

            (o) Any of the Borrowers or their Subsidiaries shall be indicted for a state or federal crime, or any civil or criminal action shall otherwise have been brought against any of the Borrowers or their Subsidiaries, a punishment for which in any such case could include the forfeiture of any assets of such Borrower or Subsidiary included in the Borrowing Base or any assets of such Borrower or Subsidiary not included in the Borrowing Base but having a fair market value in excess of $250,000;

            (p) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 25% or more of the outstanding shares of common stock of TransTechnology; or, during any period of twelve consecutive calendar months, individuals who were directors of TransTechnology on the first day of such period shall cease to constitute a majority of the board of directors of TransTechnology; or

            (q) the German Merger shall not be effective, as contemplated by the Merger Documents (or any variation thereof approved by the Agent), by December 31, 1995 or such later date as may have been agreed in writing by the Agent.

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Lenders shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Loans, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by each of the Borrowers; provided that in the event of any Event of Default specified in Section 14.1(g) or 14.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Lender.

      14.2. TERMINATION OF REVOLVING CREDIT COMMITMENTS. If any one or more of the Events of Default specified in Section 14.1(g), Section 14.1(h) or Section 14.1(j) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Lenders shall be relieved of all further obligations to make Loans to any of the Borrowers and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. If any other Event of Default shall have occurred and be continuing, or if on any Drawdown Date or other date for issuing, extending or renewing any Letter of Credit the conditions precedent to the making of the Loans to be made on such Drawdown Date or (as the case may be) to issuing, extending or renewing such Letter of Credit on such other date are not satisfied the Agent may and, upon the request of the Majority Lenders, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Lenders shall be relieved of all further obligations to make Loans and the Issuing Bank shall be relieved of all further obligations to issue, extend or renew Letters of Credit. No termination of the credit hereunder shall relieve any of the Borrowers or their Subsidiaries of any of the Obligations.

      14.3. REMEDIES. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Agent or the Majority Lenders shall have accelerated the maturity of the Loans pursuant to Section 14.1, each Lender, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Lenders but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Credit Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Lender are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Lender. No remedy herein conferred upon any Lender or the Agent or the holder of any Note or purchaser of any Letter of Credit Participation is intended to be exclusive of any other remedy herein or in any of the other Loan Documents and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity or by statute or any other provision of law.

      14.4. DISTRIBUTION OF COLLATERAL PROCEEDS. In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Lender, as the case may be, receives any monies in connection with the enforcement of any the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Majority Lenders may determine; provided, however, that distributions in respect of such obligations shall be made (i) pari passu among Obligations with respect to the Agent's fee payable pursuant to Section
      6.2 and all other Obligations and (ii) Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses, shall be made among the Lenders pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable;

            (c) Third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Lenders and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to Section 9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and

            (d) Fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                  15. SETOFF.

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits or other sums credited by or due from any of the Lenders to any of the Borrowers and any securities or other property of the Borrowers in the possession of such Lender may be applied to or set off by such Lender against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrowers to such Lender. Each of the Lenders agrees with each other Lender that (i) if an amount to be set off is to be applied to Indebtedness of a Borrower to such Lender, other than Indebtedness evidenced by the Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Lender or constituting Reimbursement Obligations owed to such Lender, and
(ii) if such Lender shall receive from any of the Borrowers, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Lender by proceedings against any of the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Lender any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it or Reimbursement Obligations owed it, its proportionate payment as contemplated by this Credit Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                 16. THE AGENT.

      16.1. AUTHORIZATION.

            (a) The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

            (b) The relationship between the Agent and each of the Lenders is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Lenders. Nothing contained in this Credit Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Lenders.

            (c) As an independent contractor empowered by the Lenders to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Lenders, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Lenders and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Lenders and the Agent.

      16.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Credit Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers.

      16.3. NO LIABILITY. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

      16.4. NO REPRESENTATIONS. The Agent shall not be responsible for the execution or validity or enforceability of this Credit Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Borrowers or any of its Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by any of the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement.

      16.5. PAYMENTS.

            16.5.1. PAYMENTS TO AGENT. A payment by any of the Borrowers to the Agent hereunder or any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees promptly to distribute to each Lender such Lender's pro rata share of payments received by the Agent for the account of the Lenders except as otherwise expressly provided herein or in any of the other Loan Documents.

            16.5.2. DISTRIBUTION BY AGENT. If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            16.5.3. DELINQUENT LENDERS. Notwithstanding anything to the contrary contained in this Credit Agreement or any of the other Loan Documents, any Lender that fails (i) to make available to the Agent its pro rata share of any Loan or to purchase any Letter of Credit Participation, (ii) to make payment on the due date therefor of any amount due to the Fronting Bank under Section 6.12.2, or (iii) to comply with the provisions of Section 15 with respect to making dispositions and arrangements with the other Lenders, where such Lender's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Lenders, in each case as, when and to the full extent required by the provisions of this Credit Agreement, shall be deemed delinquent (a "Delinquent Lender") and shall be deemed a Delinquent Lender until such time as such delinquency is satisfied. A Delinquent Lender shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Lenders for application to, and reduction of, their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. The Delinquent Lender hereby authorizes the Agent to distribute such payments to the nondelinquent Lenders in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Lender shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Lenders, the Lenders' respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      16.6. HOLDERS OF NOTES. The Agent may deem and treat the payee of any Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      16.7. INDEMNITY. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by Section 17), and liabilities of every nature and character arising out of or related to this Credit Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

      16.8. AGENT AS LENDER. In its individual capacity, FNBB shall have the same obligations and the same rights, powers and privileges in respect to its Revolving Credit Commitment, Term A Commitment, Term B Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

      16.9. RESIGNATION OF AGENT. The Agent may resign at any time by giving sixty (60) days prior written notice thereof to the Lenders and TransTechnology. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to TransTechnology. If no successor Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Credit Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                                 17. EXPENSES.

      The Borrowers jointly and severally agree to pay (i) the reasonable costs of producing and reproducing this Credit Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (ii) any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders (other than taxes based upon the Agent's or any Lender's net income) on or with respect to the transactions contemplated by this Credit Agreement (the Borrowers hereby agreeing to indemnify the Agent and each Lender with respect thereto), (iii) the reasonable fees, expenses and disbursements of the Agent's Special Counsel or any local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (iv) the fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, including all title insurance premiums, asset and/or collateral examiners' and commercial finance examiners' fees and surveyor, engineering and appraisal charges, (v) any fees, costs, expenses and bank charges, including bank charges for returned checks, incurred by the Agent in establishing, maintaining or handling agency accounts, lock box accounts and other accounts for the collection of any of the Collateral; (vi) all reasonable out-of-pocket expenses (including without limitation reasonable attorneys' fees and costs, which attorneys may be employees of any Lender or the Agent, and reasonable consulting, accounting, appraisal, investment banking and similar professional fees and charges) incurred by any Lender or the Agent in connection with (A) the enforcement of or preservation of rights under any of the Loan Documents against any of the Borrowers or their Subsidiaries or the administration thereof after the occurrence of a Default or Event of Default and (B) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to any Lender's or the Agent's relationship with any of the Borrowers or their Subsidiaries and (vii) all reasonable fees, expenses and disbursements of any Lender or the Agent incurred in connection with UCC searches, searches of registers of charges and commercial or companies registers, UCC filings, mortgage recordings or other filings on recordings of security documents evidencing the Agent's lien on the Collateral. The covenants of this Section 17 shall survive payment or satisfaction of all other Obligations.

                             18. INDEMNIFICATION.

      The Borrowers jointly and severally agree to indemnify and hold harmless the Agent and the Lenders from and against any and all claims, actions and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of this Credit Agreement or any of the other Loan Documents or the transactions contemplated hereby including, without limitation, (i) any actual or proposed use by any of the Borrowers or their Subsidiaries of the proceeds of any of the Loans or Letters of Credit, (ii) the reversal or withdrawal of any provisional credits granted by the Agent or any Lender upon the transfer of funds from bank agency or lock box accounts or in connection with the provisional honoring of checks or other items, (iii) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of any of the Borrowers or their Subsidiaries comprised in the Collateral, (iv) any of the Borrowers or their Subsidiaries entering into or performing this Credit Agreement or any of the other Loan Documents or (v) with respect to the Borrowers and their Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release or threatened release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury or damage to property), in each case including, without limitation, the reasonable fees and disbursements of counsel and allocated costs of internal counsel incurred in connection with any such investigation, litigation or other proceeding. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select their own counsel and, in addition to the foregoing indemnity, the Borrowers jointly and severally agree to pay promptly the reasonable fees and expenses of such counsel. If, and to the extent that the obligations of the Borrowers under this Section 18 are unenforceable for any reason, the Borrowers hereby jointly and severally agree to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this Section 18 shall survive payment or satisfaction in full of all other Obligations.

                        19. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of any of the Borrowers or their Subsidiaries pursuant hereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by any of the Lenders of any of the Loans and the issuance, extension or renewal of any Letters of Credit, as herein contemplated, and shall continue in full force and effect so long as any Letter of Credit or any amount due under this Credit Agreement or the Notes or any of the other Loan Documents remains outstanding or any Lender has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit, and for such further time as may be otherwise expressly specified in this Credit Agreement. All statements contained in any certificate or other paper delivered to any Lender or the Agent at any time by or on behalf of TransTechnology or any of its Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by TransTechnology or such Subsidiary hereunder.

                       20. ASSIGNMENT AND PARTICIPATION.

      20.1. CONDITIONS TO ASSIGNMENT.

            20.1.1. CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations as a Bank under this Credit Agreement (including all or a portion of its Revolving Credit Commitment Percentage and Revolving Credit Commitment and the same portion of the Revolving Credit Loans at the time owing to it, the same portion of its Term A Commitment Percentage, Term A Commitment and the Term A Loans at the time owing to it, the Term A Notes and Revolving Credit Notes held by it and the same portion of its participating interest in the risk relating to any Letters of Credit or Fronted Loans); provided that (i) the Agent shall have given its prior written consent to such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations as a Bank under this Credit Agreement, (iii) each assignment shall be in an amount that is a whole multiple of $5,000,000,
      (iv) each Bank which is a Bank on the date hereof shall retain, free of any such assignment, an amount of its Revolving Credit Commitment plus Term A Commitment of not less than $10,000,000, and (v) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F-1 hereto (an "Assignment and Acceptance"), together with any Term A Notes and Revolving Credit Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in any such Assignment and Acceptance, which effective date shall be at least five
      (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

            20.1.2. CONDITIONS TO ASSIGNMENT BY TERM B LENDERS. Except as provided herein, each Term B Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations as a Term B Lender under this Credit Agreement (including all or a portion of the Term B Loans at the time owing to it and the same portion of the Term B Notes held by it); provided that (i) the Agent shall have given its prior written consent to such assignment, (ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Term B Lender's rights and obligations as a Term B Lender under this Credit Agreement, (iii) each such assignment shall be in an amount that is a whole multiple of $5,000,000 and (iv) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, substantially in the form of Exhibit F-2 hereto (also being referred to herein as an "Assignment and Acceptance"), together with any Term B Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in any such Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Term B Lender hereunder, and (ii) the assigning Term B Lender shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in Section 20.3, be released from its obligations under this Credit Agreement.

      20.2. CERTAIN REPRESENTATIONS AND WARRANTIES: LIMITATIONS; COVENANTS. By executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

              (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Lender makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or the attachment, perfection or priority of any security interest or mortgage,

              (b) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of TransTechnology and its Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by any of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

              (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in Section 8.4 and Section 9.4 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

              (d) such assignee will, independently and without reliance upon the assigning Lender, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement;

              (e) such assignee represents and warrants that it is an Eligible Assignee;

              (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

              (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Credit Agreement are required to be performed by it as a Bank or Term B Lender, as the case may be;

              (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

             (i) if such assignment is pursuant to Section 20.1.1. such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro rata share of Letter of Credit Fees in respect of outstanding Letters of Credit.

      20.3. REGISTER. The Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register or similar list (the "Register") for the recordation of (a) the names and addresses of the Banks and the Term B Lenders, (b) Revolving Credit Commitment Percentages and Term Loan A Percentages of, and principal amounts of the Revolving Credit Loans and the Tranches of Term Loan A owing to, and Letter of Credit Participations and participations in the risk related to the Fronted Loans purchased by, the Banks from time to time, and (c) the principal amount of Term Loan B owing to each of the Term B Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Bank or Term B Lender, as the case may be hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $2,500.

      20.4. NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (i) record the information contained therein in the Register, and (ii) give prompt notice thereof to TransTechnology and the Lenders (other than the assigning Lender). Within five (5) Business Days after receipt of such notice, TransTechnology, at its own expense, shall execute and deliver to the Agent and/or (in the case of any Note of GmbH or Limited), procure the execution and delivery to the Agent of, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank or Term B Lender, as the case may be, has retained some portion of its obligations hereunder, a new Note or Notes to the order of the assigning Bank or Term B Lender in an amount equal to the amount retained by it hereunder as a Bank or Term B Lender. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Upon the request of the recipient of new Notes or the Agent, within five
(5) days of issuance of such new Notes pursuant to this Section 20.4, TransTechnology shall deliver an opinion of counsel, which may be the general counsel of TransTechnology addressed to the recipients of the new Notes and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the recipients of the new Notes, the Agent and the Agent's Special Counsel. The surrendered Notes shall be cancelled and returned to TransTechnology.

      20.5. PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of such Lender's rights and obligations under this Credit Agreement and the other Loan Documents; provided that (i) each such participation shall be in an amount of not less than $5,000,000, (ii) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder to the Borrowers and (iii) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of any of the Commitments of such Lender as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

      20.6. DISCLOSURE. The Borrowers agree that in addition to disclosures made in accordance with standard and customary banking practices any Lender may disclose information obtained by such Lender pursuant to this Credit Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or potential assignees or participants shall agree (i) to treat in confidence such information unless such information otherwise becomes public knowledge, (ii) not to disclose such information to a third party, except as required by law or legal process and
(iii) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

      20.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH TRANSTECHNOLOGY.

      If any assignee Lender is an Affiliate of TransTechnology, then any such assignee Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section
14.1 or Section 14.2, and the determination of the Majority Lenders, or, as the case may be, the Majority Banks or Majority Term B Lenders, shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to such assignee Lender's interest in any of the Loans. If any Lender sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is TransTechnology or an Affiliate of TransTechnology, then such transferor Lender shall promptly notify the Agent of the sale of such participation. A transferor Lender shall have no right to vote as a Lender hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to Section 14.1 or Section 14.2 to the extent that such participation is beneficially owned by TransTechnology or any Affiliate of TransTechnology, and the determination of the Majority Lenders, or, as the case may be, the Majority Banks or Majority Term B Lenders, shall for all purposes of this Credit Agreement and the other Loan Documents be made without regard to the interest of such transferor Lender in the Loans to the extent of such participation.

      20.8. MISCELLANEOUS ASSIGNMENT PROVISIONS. Any assigning Lender shall retain its rights to be indemnified pursuant to Section 17 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Lender is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to TransTechnology and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. If the Reference Bank transfers all of its interest, rights and obligations under this Credit Agreement, the Agent shall, in consultation with TransTechnology and with the consent of TransTechnology and the Majority Lenders, appoint another Bank to act as the Reference Bank hereunder, and in the absence of such consent shall act as Reference Bank. Anything contained in this Section 20 to the contrary notwithstanding, any Lender may at any time pledge all or any portion of its interest and rights under this Credit Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.

      20.9. ASSIGNMENT BY THE BORROWERS. None of the Borrowers shall assign or transfer any of its rights or obligations under any of the Loan Documents, including pursuant to the English Asset Transfer and the Anderton Assumption Agreement, without the prior written consent of each of the Lenders.

                                21. NOTICES ETC.

      Except as otherwise expressly provided in this Credit Agreement, all notices and other communications made or required to be given pursuant to this Credit Agreement or the Notes or any Letter of Credit Applications shall be in writing and shall be delivered in hand, mailed by United States registered or certified first class mail or, if either the Person giving the notice or the Person being notified is outside the United States, by registered or recorded-delivery air mail, in each case postage prepaid, sent by overnight courier, or sent by telegraph, telecopy, facsimile or telex and confirmed by delivery via courier or postal service, addressed as follows:

              (a) if to any of the Borrowers, at TransTechnology Corporation, 700 Liberty Avenue, Union, New Jersey 07083-8198, U.S.A., Attention:
      Valentina Doss, Vice President, General Counsel and Secretary, or at such other address for notice as TransTechnology shall last have furnished in writing to the Person giving the notice;

              (b) if to the Agent, at 100 Federal Street, Boston, Massachusetts 02110, USA, Attention: Maura C. Wadlinger, Assistant Vice President, or such other address for notice as the Agent shall last have furnished in writing to the Person giving the notice;

             (c) if to any Bank, at such Bank's address set forth on Schedule 1 hereto, or such other address for notice as such Bank shall have last furnished in writing to the Person giving the notice; and

             (d) if to any Term B Lender, at such Term B Lender's address set forth on Schedule 2 hereto, or such other address for notice as such Term B Lender shall have last furnished in writing to the Person giving the notice;

      Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or facsimile to a responsible officer of the party to which it is directed, at the time of the receipt thereof by such officer or the sending of such facsimile,
(ii) if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof, and (iii) if sent by registered or recorded-delivery air mail, on the fifth Business Day following the mailing thereof.

                               22. GOVERNING LAW.

      THIS CREDIT AGREEMENT AND, EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF
THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED
IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID COMMONWEALTH OF MASSACHUSETTS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE BORROWERS AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS CREDIT AGREEMENT
OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND EACH OF THE BORROWERS CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON IT BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 21. IN ADDITION, ANY SUIT OR OTHER REMEDY UNDER SECURITY DOCUMENT MAY BE BROUGHT IN THE JURISDICTION IN WHICH THE RESPECTIVE
COLLATERAL OR MORTGAGED PROPERTY THEREUNDER IS LOCATED. EACH OF GMBH AND
LIMITED HEREBY EXPRESSLY APPOINTS TRANSTECHNOLOGY AT THE ADDRESS SPECIFIED IN
SECTION 21 AS ITS AGENT FOR SERVICE OF PROCESS. EACH OF THE BORROWERS HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                                 23. HEADINGS.

      The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                               24. COUNTERPARTS.

      This Credit Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Credit Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                           25. ENTIRE AGREEMENT ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Credit Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

                           26. WAIVER OF JURY TRIAL.

      Each of the Borrowers hereby waives its right to a jury trial with respect to any action or claim arising out of any dispute in connection with this Credit Agreement, the Notes or any of the other Loan Documents, any rights or obligations hereunder or thereunder or the performance of which rights and obligations. Except as prohibited by law, each of the Borrowers hereby waives any right it may have to claim or recover in any litigation referred to in the preceding sentence any special, exemplary, punitive or consequential damages or any damages other than, or in addition to, actual damages. Each of the Borrowers (i) certifies that no representative, agent or attorney of any Lender or the Agent has represented, expressly or otherwise, that such Lender or the Agent would not, in the event of litigation, seek to enforce the foregoing waivers and (ii) acknowledges that each of the Agent and the Lenders has been induced to enter into this Credit Agreement, the other Loan Documents to which it is a party by, among other things, the waivers and certifications contained herein.

                    27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      27.1. VOTING PROCEDURES.

      (a) Except as set forth in clauses (b)-(g) below, any term, covenant, agreement or condition of this Agreement or any of the Loan Documents may be amended or waived and any departure therefrom may be consented to by the Majority Lenders if, but only if, such amendment, waiver or consent is in writing signed by the Majority Lenders and, in the case of an amendment (other than an amendment described in Section 27.2), by the Borrowers and, in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. Anything herein to the contrary notwithstanding, the Majority Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default and shall have the right to enter into an agreement with the Borrowers providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without waiving any Default or Event of Default. The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

      (b) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Banks, no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Banks to make Revolving Credit Loans or the First US Tranche and Second US Tranche of Term Loan A or extend the originally scheduled time or times of payment of the principal of any such Loan or alter the time or times of payment of interest on any such Loan or the amount of the principal thereof or the rate of interest thereon or the amount of any revolving credit or Term Loan A commitment fee payable hereunder or permit any subordination of the principal or interest on any such Loan, or amend the definition of "Borrowing Base" so as to increase availability thereunder. Without the prior written consent of the Majority Banks, no amendment, consent or waiver shall alter the apportionment of any repayments or prepayment of any Loans to which the Banks are entitled.

      (c) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Banks and the Fronting Bank, no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Fronting Bank to make International Facility Loans or the German Tranche and UK Tranche of Term Loan A or extend the originally scheduled time or times of payment of the principal of any such Loan or alter the time or times of payment of interest on any such Loan or the amount of the principal thereof or the rate of interest thereon or the amount of the fronting fee referred to in
Section 6.13.1 or permit any subordination of the principal or interest on any such Loan or alter the apportionment of any repayments or prepayment of any such Loans to which the Fronting Bank is entitled.

      (d) Except as otherwise set forth in this Agreement, without the prior unanimous written consent of the Term B Lenders, no amendment, consent or waiver shall affect the amount or extend the time of the obligation of the Term B Lenders to make Term Loan B or extend the originally scheduled time or times of payment of the principal of Term Loan B or alter the time or times of payment of interest on such Loan or the amount of the principal thereof or the rate of interest thereon or permit any subordination of the principal or interest on such Loan or alter the apportionment of any repayments or prepayment of any such Loans to which the Term B Lenders (as a class) are entitled. Without the prior written consent of the Majority Term B Lenders, no amendment, consent or waiver shall alter the apportionment of any repayments or prepayment of any Loans to which the Term B Lenders are entitled.

      (e) Except as otherwise set forth in this Agreement, (i) without the prior written consent of the Issuing Bank, no amendment, consent or waiver shall affect the rights or duties of the Issuing Bank, including without limitation the amount of any Letter of Credit Fees payable hereunder, (ii) without the prior written consent of the Fronting Bank, no amendment, consent or waiver shall affect the rights or duties of the Fronting Bank, including without limitation the amount of any fronting fees payable hereunder and (iii) without the prior written consent of the Agent, no amendment, consent or waiver shall affect the right or duties of the Agent, including without limitation the amount of any Agent's fees payable hereunder or the provisions of Section 16.

      (f) No material Collateral shall be released by the Agent, other than as specifically permitted by this Agreement or in the other Loan Documents, without the prior unanimous written consent of the Lenders.

      (g) The definition of Majority Banks may not be amended without the written consent of all of the Banks; the definition of Majority Term B Lenders may not be amended without the written consent of all of the Term B Lenders; and the definition of Majority Lenders may not be amended without the written consent of all of the Lenders.

      27.2. BORROWERS' CONSENT NOT REQUIRED FOR CERTAIN AMENDMENTS. Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of the Borrowers shall be necessary or required in connection with any amendment to Section 6.12.2 or
Section 16 and any amendment to such provisions shall be effected solely by and among the Agent, the Fronting Bank and the Banks (with respect to any amendment to Section 6.12.2) or the Agent and the Lenders (with respect to any amendment of Section 16), provided that no such amendment shall impose any obligation on the Borrowers.

      27.3. COURSE OF DEALING. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrowers shall entitle any of the Borrowers to other or further notice or demand in similar or other circumstances.

                               28. SEVERABILITY.

      The provisions of this Credit Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Credit Agreement in any jurisdiction.

      IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as a sealed instrument as of the date first set forth above.

                                    TRANSTECHNOLOGY CORPORATION



                                    By:/s/ CHANDLER J. MOISEN
                                       --------------------------------------
                                       Chandler J. Moisen
                                       Senior Vice President



                                    TRANSTECHNOLOGY SEEGER-ORBIS
                                    GmbH (in the process of changing its name from Kimo Buroservice GmbH)



                                    By:/s/ CHANDLER J. MOISEN
                                       --------------------------------------
                                       Name:  Chandler J. Moisen
                                       Title: Attorney-in-fact



                                    TTUK ACQUISITION CO. LIMITED


                                    By:/s/ CHANDLER J. MOISEN
                                       --------------------------------------
                                       Name:  Chandler J. Moisen
                                       Title: Attorney



                                    By:/s/ VALENTINA DOSS
                                       --------------------------------------
                                       Name:  Valentina Doss
                                       Title: Attorney



                                    THE FIRST NATIONAL BANK OF
                                    BOSTON, individually and as Agent,
                                    Issuing Bank and Fronting Bank


                                    By:/s/ J. PETER MITCHELL
                                       --------------------------------------
                                       J. Peter Mitchell
                                       Director